SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

INTEL CORPORATION
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, If Other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

INTEL CORPORATION
2200 Mission College Blvd.
Santa Clara, CA 95054-1549
(408) 765-8080

March 27, 2007

Dear Stockholder:

We will hold our 2007 Annual Stockholders’ Meeting at 8:30 a.m. Pacific Time on May 16, 2007 at the Santa Clara Convention Center, 5001 Great America Parkway, Santa Clara, California 95054, and we look forward to your attendance either in person or by proxy. We are pleased to offer a live Webcast of the annual meeting at www.intc.com.

If you received your annual meeting materials by mail, the notice of annual meeting, proxy statement, and proxy card from our Board of Directors are enclosed. If you received your annual meeting materials via e-mail, the e-mail contains voting instructions and links to the annual report and the proxy statement on the Internet, which are both available at www.intel.com/intel/annualreports.

We encourage you to conserve natural resources and reduce printing and processing costs by signing up for electronic delivery of our stockholder communications. For more information, see “Electronic Delivery of Our Stockholder Communications” in the proxy statement.

At this year’s annual meeting, the agenda includes the annual election of directors; ratification of the selection of our independent registered public accounting firm; amendment and extension of the 2006 Equity Incentive Plan; approval of the 2007 Executive Officer Incentive Plan; and consideration of one stockholder proposal, if properly presented at the annual meeting. The Board of Directors recommends that you vote FOR election of the director nominees, FOR ratification of the selection of our independent registered public accounting firm, FOR amendment and extension of the 2006 Equity Incentive Plan, FOR approval of the 2007 Executive Officer Incentive Plan, and AGAINST the stockholder proposal. Please refer to the proxy statement for detailed information on each of the proposals and the annual meeting. Your Intel stockholder vote is important, and we strongly urge you to cast your vote.

If you have any questions concerning the annual meeting or the proposals, please contact our Investor Relations department at (408) 765-1480. For questions regarding your stock ownership, you may contact our transfer agent, Computershare Investor Services, LLC, by e-mail through their Web site at www.computershare.com/contactus or by phone at (800) 298-0146 (within the U.S. and Canada) or (312) 360-5123 (outside the U.S. and Canada). For questions related to voting, you may contact D. F. King & Co., Inc., our proxy solicitors, at (800) 859-8509 (within the U.S. and Canada) or (212) 269-5550 (outside the U.S. and Canada).

Sincerely yours,

Craig R. Barrett
Chairman of the Board

INTEL CORPORATION

Notice of Annual Stockholders’ Meeting
May 16, 2007
8:30 a.m. Pacific Time

Dear Stockholder:

We invite you to attend our 2007 Annual Stockholders’ Meeting. The meeting will be held at 8:30 a.m. Pacific Time on May 16, 2007 at the Santa Clara Convention Center, 5001 Great America Parkway, Santa Clara, California 95054. Doors will open at 8:00 a.m. We are pleased to offer a live Webcast of the annual meeting at www.intc.com. For further details, see “Attending the Annual Meeting” in the proxy statement.

We are holding the annual meeting for the following purposes:

1.	To elect 11 directors to hold office until the next annual stockholders’ meeting or until their respective successors have been elected or appointed.

2.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the current year.

3.	To amend and extend the 2006 Equity Incentive Plan.

4.	To approve the 2007 Executive Officer Incentive Plan.

5.	To act on one stockholder proposal, if properly presented at the annual meeting.

6.	To transact other business that may properly come before the annual meeting or any adjournment or postponement of the meeting.

The proxy statement fully describes these items. We have not received notice of other matters that may be properly presented at the annual meeting.

Only stockholders of record at the close of business on March 19, 2007 will be entitled to vote at the annual meeting and any postponements or adjournments of the meeting. For 10 days before the annual meeting, a list of stockholders entitled to vote will be available for inspection at our principal executive offices at 2200 Mission College Blvd., Santa Clara, California 95054-1549. If you would like to view the stockholder list, please call our Investor Relations department at (408) 765-1480 to schedule an appointment.

Please vote as soon as possible to ensure that your vote is recorded promptly even if you plan to attend the annual meeting. You have three options for submitting your vote before the annual meeting: via the Internet, by phone, or by mail. For further details, see “Submitting and Revoking Your Proxy” in the proxy statement. If you have Internet access, we encourage you to record your vote on the Internet. It is convenient, and it saves your company significant printing and processing costs.

By Order of the Board of Directors

Cary I. Klafter
Corporate Secretary

Santa Clara, California
March 27, 2007

ELECTRONIC DELIVERY OF OUR STOCKHOLDER COMMUNICATIONS

If you received your annual meeting materials by mail, we strongly encourage you to conserve natural resources and reduce your company’s printing and processing costs by signing up to receive your stockholder communications via e-mail. With electronic delivery, we will notify you via e-mail as soon as the annual report and the proxy statement are available on the Internet, and you can submit your vote easily online. Electronic delivery can help reduce the number of bulky documents in your personal files and eliminate duplicate mailings. To sign up for electronic delivery:

•	If you are a registered holder (you hold your Intel shares in your own name through our transfer agent, Computershare Investor Services, LLC), visit www.computershare.com/us/sc/intel to enroll.

•	If you are a beneficial holder (your shares are held by a brokerage firm, a bank, or a trustee), visit www.icsdelivery.com/intel to enroll.

Your electronic delivery enrollment will be effective until you cancel it. If you have questions about electronic delivery, please call our Investor Relations department at (408) 765-1480.

ATTENDING THE ANNUAL MEETING

We offer two options for participating in our 2007 annual meeting: viewing a live Webcast at www.intc.com or attending in person. We will hold the annual meeting at 8:30 a.m. Pacific Time on Wednesday, May 16, 2007 at the Santa Clara Convention Center, 5001 Great America Parkway, Santa Clara, California 95054. When you arrive at the Convention Center, signs will direct you to the appropriate meeting rooms. Please note that the doors to the meeting rooms will not open until 8:00 a.m. Due to security measures, all bags will be subject to search, and all persons who attend the meeting will be subject to a metal detector and/or a hand wand search. We will be unable to admit anyone who does not comply with these security procedures. We will not permit the use of cameras (including cell phones with photographic capabilities) and other recording devices in the meeting hall. If you choose to view the Webcast, go to www.intc.com shortly before the meeting time, and follow the instructions for downloading the Webcast. During the Webcast, you will be able to submit questions by following the instructions on the Web site. If you miss the annual meeting, you can view a replay of the Webcast at www.intc.com until June 15, 2007. You do not need to attend the annual meeting to vote if you submit your proxy in advance of the annual meeting.

CONTACTING THE CORPORATE SECRETARY

You may contact our Corporate Secretary to communicate with the Board, nominate or suggest a director candidate, make a stockholder proposal, request householding or additional annual meeting materials, or revoke a prior proxy instruction. You may contact the Corporate Secretary via e-mail at corporate.secretary@intel.com, by fax to (408) 653-8050, or by mail to Cary Klafter, Intel Corporation, M/S SC4-203, 2200 Mission College Blvd., Santa Clara, California 95054-1549.

INTEL CORPORATION
2200 Mission College Blvd.
Santa Clara, CA 95054-1549

PROXY STATEMENT

Our Board of Directors solicits your proxy for the 2007 Annual Stockholders’ Meeting to be held at 8:30 a.m. Pacific Time on Wednesday, May 16, 2007 at the Santa Clara Convention Center, 5001 Great America Parkway, Santa Clara, California 95054, and at any postponement or adjournment of the meeting, for the purposes set forth in “Notice of Annual Stockholders’ Meeting.”

Record Date and Share Ownership. Only stockholders of record at the close of business on March 19, 2007 will be entitled to vote at the annual meeting. The majority of the shares of common stock outstanding on the record date must be present in person or by proxy to have a quorum. We had 5,781,680,939 outstanding shares of common stock as of February 23, 2007. We made copies of this proxy statement available to stockholders beginning on March 27, 2007.

Submitting and Revoking Your Proxy. If you complete and submit your proxy, the persons named as proxies will follow your instructions. If you submit a proxy card but do not fill out the voting instructions on the proxy card, the persons named as proxies will vote your shares as follows:

•	FOR the election of the director nominees set forth in “Proposal 1: Election of Directors.”

•	FOR ratification of the selection of the independent registered public accounting firm set forth in “Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm.”

•	FOR amendment and extension of the 2006 Equity Incentive Plan set forth in “Proposal 3: Approval of Amendment and Extension of the 2006 Equity Incentive Plan.”

•	FOR approval of the 2007 Executive Officer Incentive Plan set forth in “Proposal 4: Approval of the 2007 Executive Officer Incentive Plan.”

•	AGAINST the stockholder proposal, if properly presented at the annual meeting.

In addition, if other matters are properly presented for voting at the annual meeting, the persons named as proxies will vote on such matters in accordance with their best judgment. We have not received notice of other matters that may be properly presented for voting at the annual meeting.

Your stockholder vote is important. Banks and brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on the proposal to amend and extend the 2006 Equity Incentive Plan, thus reducing the number of votes cast. Please vote as soon as possible to ensure that your vote is recorded promptly, even if you plan to attend the annual meeting in person. You have three options for submitting your vote before the annual meeting: via the Internet, by phone, or by mail. If you have Internet access, we encourage you to record your vote on the Internet. It is convenient, it saves your company significant printing and processing costs, and your vote is recorded immediately. If you hold your shares in your name as a registered holder and not through a bank or brokerage firm, you may submit your vote in person. The vote you cast in person will supersede any previous votes that you submitted, whether by Internet, phone, or mail. At this year’s annual meeting, the polls will close at 9:30 a.m. Pacific Time; any further votes will not be accepted after that time. We will announce preliminary results at the annual meeting and publish the final results on our Web site at www.intc.com shortly after the meeting and in our quarterly report on Form 10-Q for the second quarter of fiscal 2007. If you have any questions about submitting your vote, call our Investor Relations department at (408) 765-1480.

If you are a registered holder, you may revoke your proxy at any time before the close of the polls at 9:30 a.m. Pacific Time on May 16, 2007 by submitting a later-dated vote in person at the annual meeting, via the Internet, by telephone, or by mail, or by delivering instructions to our Corporate Secretary before the annual meeting. If you hold shares through a bank or brokerage firm, you must contact that firm to revoke any prior voting instructions.

If you participate in the Intel Stock Fund through our 401(k) savings plan for current and former employees, your proxy will serve as a voting instruction for Fidelity Management Trust Company, the plan’s trustee. If Fidelity does not receive voting instructions for shares in your plan account, Fidelity will vote those shares in the same proportion as other plan participants’ shares for which it has received voting instructions. You must submit your voting instructions for your Intel Stock Fund shares to Fidelity by May 11, 2007 to allow Fidelity time to receive your voting instructions and vote on behalf of the plan.

Votes Required to Adopt Proposals. Each share of our common stock outstanding on the record date is entitled to one vote on each of the 11 director nominees and one vote on each other matter. Directors receiving the majority of votes cast will be elected (the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). Ratification of the selection of our independent registered public accounting firm, amendment and extension of the 2006 Equity Incentive Plan, approval of the 2007 Executive Officer Incentive Plan, and adoption of the stockholder proposal each require the affirmative vote of the majority of the shares of common stock present or represented by proxy with respect to such proposal.

Shares not present at the meeting and shares voting “abstain” have no effect on the election of directors. For the proposals ratifying the selection of our independent registered public accounting firm, amending and extending the 2006 Equity Incentive Plan, approving the 2007 Executive Officer Incentive Plan, and acting on the stockholder proposal, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Broker non-votes on a proposal (shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients) are not counted or deemed present or represented for determining whether stockholders have approved that proposal. Please note that banks and brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on the proposal to amend and extend the 2006 Equity Incentive Plan.

PROPOSAL 1: ELECTION OF DIRECTORS

Our nominees for the election of directors at the annual meeting include nine independent directors, as defined in the applicable rules for companies traded on The NASDAQ Global Select Market* (NASDAQ), and two members of our senior management. Stockholders elect all directors annually. At the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors has selected the nominees to serve as directors for the one-year term beginning at the annual meeting on May 16, 2007 or until their successors, if any, are elected or appointed.

Unless proxy cards are otherwise marked, the persons named as proxies will vote all proxies received FOR the election of each nominee named in this section. If any director nominee is unable or unwilling to serve as a nominee at the time of the annual meeting, the persons named as proxies may vote for a substitute nominee chosen by the present Board to fill the vacancy or for the balance of the nominees, leaving a vacancy. Alternatively, the Board may reduce the size of the Board. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

Director Changes in 2006. In November 2006, E. John P. Browne retired from the Board. Also in November 2006, the Board elected Susan L. Decker to the Board. In August 2006, Gordon E. Moore retired from his positions as Chairman Emeritus and Director Emeritus.

Majority Vote Standard for Election of Directors. Intel’s Bylaws require that each director be elected by the majority of votes cast with respect to such director in uncontested elections (the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors would be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. Whether an election is contested or not is determined as of a date that is 14 days in advance of when we file our definitive proxy statement with the U.S. Securities and Exchange Commission (SEC); this year’s election was determined to be an uncontested election, and the majority vote standard will apply. If a nominee who is serving as a director is not elected at the annual meeting, Delaware law provides that the director would continue to serve on the Board as a “holdover director.” However, under our Bylaws and Corporate Governance Guidelines, each director annually submits an advance, contingent, irrevocable resignation that the Board may accept if the director fails to be elected through a majority vote. In that situation, the Corporate Governance and Nominating Committee would make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action. The Board will act on the Corporate Governance and Nominating Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. If a nominee who was not already serving as a director fails to receive a majority of votes cast at the annual meeting, Delaware law provides that the nominee does not serve on the Board as a “holdover director.” In 2007, all director nominees are currently serving on the Board.

The Board recommends that you vote “FOR” the election of each of the following nominees.

Craig R. Barrett (age 67) has been Chairman of the Board since 2005 and a director of Intel since 1992. Dr. Barrett joined Intel in 1974. In 1984, he became Vice President, and then in 1985 General Manager of the Components Technology and Manufacturing Group. Dr. Barrett became a Senior Vice President in 1987 and General Manager of the Microcomputer Components Group in 1989. He was an Executive Vice President from 1990 to 1997, Chief Operating Officer from 1993 to 1997, President from 1997 to 2002, and Chief Executive Officer from 1998 to 2005.

Ambassador Charlene Barshefsky (age 56) has been a director of Intel since 2004 and Senior International Partner at the law firm of Wilmer Cutler Pickering Hale and Dorr LLP since 2001. Formerly the United States Trade Representative, Ambassador Barshefsky was the chief trade negotiator and principal trade policy maker for the United States from 1997 to 2001 and a member of the President’s cabinet. Ambassador Barshefsky is a director of the American Express Company, The Estée Lauder Companies Inc., and Starwood Hotels & Resorts Worldwide, Inc.

Susan L. Decker (age 44) has been a director of Intel since November 2006. Since 2000, she has been Executive Vice President, Finance and Administration, and Chief Financial Officer of Yahoo! Inc. Ms. Decker is a director of Costco Wholesale Corporation.

D. James Guzy (age 71) has been a director of Intel since 1969. Since 1996, he has been Chairman of SRC Computers, Inc., a private computer software and hardware development corporation. Mr. Guzy is also Chairman of the Board of PLX Technology, Inc. and a director of Cirrus Logic Inc. He also holds directorships within the AllianceBernstein and Davis Funds complexes.

Reed E. Hundt (age 59) has been a director of Intel since 2001. Since 1998, Mr. Hundt has been a principal of Charles Ross Partners, LLC, a private investor and advisory service. Also since 1998, he has served as an independent adviser on information industries to McKinsey & Company, Inc., a management consulting firm, and since 2000, to The Blackstone Group, a private equity firm. From 1993 to 1997, Mr. Hundt was Chairman of the Federal Communications Commission.

Paul S. Otellini (age 56) has been a director and President of Intel since 2002 and Chief Executive Officer since May 18, 2005. Mr. Otellini joined Intel in 1974. In 1990, he became General Manager of the Microprocessor Products Group. He was elected a corporate officer in 1991, a Senior Vice President in 1993, and Executive Vice President in 1996. From 1994 to 1998, Mr. Otellini served as General Manager of the Sales and Marketing Group; from 1998 to 2002, he served as General Manager of the Intel Architecture Group; and from 2002 to 2005, he served as Chief Operating Officer. Mr. Otellini is a director of Google, Inc.

James D. Plummer (age 62) has been a director of Intel since 2005. He has been a Professor of Electrical Engineering at Stanford University since 1978 and Dean of the School of Engineering since 1999. Dr. Plummer is a member of the National Academy of Engineering. His research and teaching at Stanford focus on nanoscale silicon devices and technology. Dr. Plummer is also a director of International Rectifier Corporation, a semiconductor manufacturer, and Leadis Technology, Inc., a semiconductor company.

David S. Pottruck (age 58) has been a director of Intel since 1998. Since 2005, Mr. Pottruck has been Chairman and Chief Executive Officer of Red Eagle Ventures, Inc., a San Francisco private equity firm. Mr. Pottruck is also Chairman of Eos Airlines and serves as a Senior Fellow in the Wharton School of Business Center for Leadership and Change Management. In 2004, Mr. Pottruck resigned from The Charles Schwab Corporation, a financial services provider, after a 20-year career, having served as President, Chief Executive Officer, and a member of the board of directors.

Jane E. Shaw (age 68) has been a director of Intel since 1993. In 2005, after seven years with the company, Dr. Shaw retired as Chairman and Chief Executive Officer of Aerogen, Inc., a company developing drug-device combination aerosol products for patients with respiratory disorders. She was President and Chief Operating Officer of ALZA Corporation, a pharmaceutical company, from 1987 to 1994. Dr. Shaw is a director of McKesson Corporation.

John L. Thornton (age 53) has been a director of Intel since 2003. He is Professor and Director of Global Leadership at Tsinghua University in Beijing. Mr. Thornton retired in 2003 as President and Co-Chief Operating Officer, and as a member of the board of directors, of the Goldman Sachs Group, Inc. after a 22-year career. Mr. Thornton is a director of China Netcom Communications Group Corporation, the Ford Motor Company, and News Corporation.

David B. Yoffie (age 52) has been a director of Intel since 1989. Dr. Yoffie has been the Max and Doris Starr Professor of International Business Administration at the Harvard Business School since 1993 and has been on the Harvard University faculty since 1981. He is also a director of The Charles Schwab Corporation.

CORPORATE GOVERNANCE

Board Responsibilities and Structure. The Board oversees, counsels, and directs management in the long-term interests of the company and our stockholders. The Board’s responsibilities include:

•	selecting and regularly evaluating the performance of the CEO and other senior executives;

•	planning for succession with respect to the position of CEO and monitoring management’s succession planning for other senior executives;

•	reviewing and approving our major financial objectives and strategic and operating plans, business risks, and actions;

•	overseeing the conduct of our business to evaluate whether the business is being properly managed; and

•	overseeing the processes for maintaining our integrity with regard to our financial statements and other public disclosures, and compliance with law and ethics.

The Board believes that the positions of Chairman of the Board and CEO should be held by separate persons to aid in the Board’s oversight of management. In addition, the Board has an independent director designated as the Lead Independent Director. The Lead Independent Director’s authority and responsibilities are established in a written charter adopted by the Board. They include:

•	presiding at all meetings of the Board when the Chairman is not present;

•	serving as a liaison between the Chairman and the independent directors;

•	approving the information, agenda, and meeting schedules sent to the Board;

•	calling meetings of the independent directors; and

•	being available for consultation and communication with stockholders.

The Board and its committees meet throughout the year on a set schedule, and hold special meetings and act by written consent from time to time as appropriate. Board agendas include regularly scheduled sessions for the independent directors to meet without management present, and the Board’s Lead Independent Director leads those sessions. Board members have access to all of our employees outside of Board meetings, and the Board has a program that encourages each director to visit different Intel sites and events worldwide on a regular basis and meet with local management at those sites and events.

Board Committees and Charters. The Board delegates various responsibilities and authority to different Board committees. Committees regularly report on their activities and actions to the full Board. The Board currently has, and appoints the members of, standing Audit, Compensation, Corporate Governance and Nominating, Executive, and Finance Committees. In addition, the Finance Committee has the authority to appoint the members of the Retirement Plans Investment Policy Committee, and there is a Board member serving on that committee. The Board of Directors determined each member of the Audit, Compensation, Corporate Governance and Nominating, and Finance Committees to be an independent director in accordance with NASDAQ standards. Each of the Board committees has a written charter approved by the Board, and each committee conducts an annual evaluation of the committee’s performance. We post copies of each charter and the charter describing the position of Lead Independent Director on our Web site at www.intc.com under the “Corporate Governance & Responsibility” section. Each committee can engage outside experts, advisers, and counsel to assist the committee in its work. The following table identifies the current committee members.

			Corporate			Retirement Plans
			Governance			Investment
Name	Audit	Compensation	and Nominating	Executive	Finance	Policy
Craig R. Barrett				✓
Charlene Barshefsky			✓
Susan L. Decker
D. James Guzy	✓				Chair
Reed E. Hundt		Chair	✓
Paul S. Otellini				✓
James D. Plummer	✓				✓
David S. Pottruck	✓	✓			✓	Chair
Jane E. Shaw	Chair				✓
John L. Thornton		✓	✓
David B. Yoffie		✓	Chair	Chair
Number of Committee Meetings in 2006	8	4	4	1	1	5

Audit Committee. The Audit Committee assists the Board in its general oversight of our financial reporting, internal controls, and audit functions, and is responsible for the appointment, retention, compensation, and oversight of the work of our independent registered public accounting firm. The Board has determined that Dr. Shaw and Mr. Pottruck both meet the SEC’s qualifications to be an “audit committee financial expert,” including meeting the relevant definition of an “independent director.” The Board determined that each Audit Committee member has sufficient knowledge in reading and understanding the company’s financial statements to serve on the Audit Committee. The responsibilities and activities of the Audit Committee are described in detail in “Report of the Audit Committee” and the Audit Committee’s charter.

Compensation Committee. The Compensation Committee has authority for reviewing and determining salaries, performance-based incentives, and other matters related to the compensation of our executive officers, and administering our stock option plans, including reviewing and granting stock options to our executive officers. The Compensation Committee also reviews and determines various other compensation policies and matters, including making recommendations to the Board with respect to employee compensation and benefit plans generally, making recommendations to the Board on stockholder proposals related to compensation matters, and administering the employee stock purchase plan. While the Compensation Committee is responsible for executive compensation, the Corporate Governance and Nominating Committee recommends the compensation for non-employee directors. The Compensation Committee can delegate to any member of the Board the authority to grant equity awards to employees who are not executive officers. The Compensation Committee can also designate one or more of its members to perform duties on its behalf, subject to reporting to or ratification by the Compensation Committee.

Intel’s Corporate Secretary, the Compensation and Benefits Group in Intel’s Human Resources department, and several other internal groups support the Compensation Committee in its work. Since 2005, the Compensation Committee has engaged the services of Professor Brian Hall of the Harvard Business School to advise the committee with respect to executive compensation philosophy, cash incentive design, the amount of cash and equity compensation awarded, and committee process. During 2006, Professor Hall’s work with the Compensation Committee related to the following:

•	the philosophy and structure of a new cash incentive plan for executive officers (see “Proposal 4: Approval of the 2007 Executive Officer Incentive Plan”);

•	revisions to the committee’s annual cycle of work and agendas;

•	revisions to the lists of peer group and other companies used for benchmarking purposes;

•	revisions to the content and format of data prepared for the use of the committee; and

•	other matters.

The Compensation Committee will continue to engage Professor Hall in 2007 to advise it with regard to executive compensation programs, data presentations, and related matters. Professor Hall was selected by the Compensation Committee and has not performed work for Intel other than pursuant to his engagement by the committee. For more information on the responsibilities and activities of the Compensation Committee, including the committee’s processes for determining executive compensation, see “Compensation Discussion and Analysis,” “Report of the Compensation Committee,” “Executive Compensation,” and the Compensation Committee’s charter.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee reviews and reports to the Board on a periodic basis with regard to matters of corporate governance and corporate social responsibility, such as environmental, workplace, and stakeholder issues. The committee also reviews and assesses the effectiveness of the Board’s Corporate Governance Guidelines, makes recommendations to the Board regarding proposed revisions to these Guidelines, and makes recommendations to the Board regarding the size and composition of the Board. In addition, the committee makes recommendations to the Board regarding the agendas for our annual meetings, reviews stockholder proposals, makes recommendations to the Board for action on such proposals, and reviews and makes recommendations concerning compensation for the non-employee directors. The Corporate Governance and Nominating Committee’s charter describes the responsibilities and activities of the committee in detail.

The Corporate Governance and Nominating Committee is responsible for reviewing with the Board, from time to time, the appropriate skills and characteristics required of Board members in the context of the current makeup of the Board. This assessment includes issues of diversity in numerous factors such as age; understanding of and experience in manufacturing, technology, finance, and marketing; and international experience and culture. The committee reviews these factors, and others considered useful by the committee, in the context of an assessment of the perceived needs of the Board at a particular point in time. As a result, the priorities and emphasis of the committee and of the Board may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective Board members. The committee establishes procedures for the nomination process, recommends candidates for election to the Board, and nominates officers for election by the Board.

Consideration of new Board candidates typically involves a series of internal discussions, review of information concerning candidates, and interviews with selected candidates. Board members or employees typically suggest candidates for nomination to the Board. In 2006, we did not employ a search firm or pay fees to other third parties in connection with seeking or evaluating Board candidates. Board members other than the CEO initially suggested Ms. Decker as a Board candidate. The committee considers candidates proposed by stockholders and evaluates them using the same criteria as for other candidates. A stockholder seeking to recommend a prospective nominee for the committee’s consideration should submit the candidate’s name and qualifications to our Corporate Secretary.

Executive Committee. The Executive Committee may exercise the authority of the Board between Board meetings, except to the extent that the Board has delegated authority to another committee or to other persons, and except as limited by applicable law.

Finance Committee. The Finance Committee reviews and recommends matters related to our capital structure, including the issuance of debt and equity securities; banking arrangements, including investment of corporate cash; and management of the corporate debt structure. In addition, the Finance Committee reviews and approves finance and other cash management transactions whose authorization is not otherwise approved by the Board or delegated to our management.

Retirement Plans Investment Policy Committee. The Retirement Plans Investment Policy Committee is responsible for adopting and amending investment policies for our U.S. employee retirement plans. The Finance Committee appoints the members of this committee, including company officers.

Attendance at Board, Committee, and Annual Stockholders’ Meetings. The Board held seven meetings in 2006. We expect each director to attend every meeting of the Board and the committees on which he or she serves and attend the annual meeting. In 2006, each director attended the 2006 Annual Stockholders’ Meeting, with the exception of Mr. Pottruck. All directors with the exception of Mr. Browne attended at least 75% of the meetings of the Board and the committees on which they served in 2006.

Director Independence. Each of the non-employee directors qualifies as “independent” in accordance with the published listing requirements of NASDAQ: Ambassador Barshefsky, Ms. Decker, Mr. Guzy, Mr. Hundt, Dr. Plummer, Mr. Pottruck, Dr. Shaw, Mr. Thornton, and Dr. Yoffie. Dr. Barrett and Mr. Otellini do not qualify as independent because they are Intel employees. The NASDAQ rules have both objective tests and a subjective test for determining who is an “independent director.” The objective tests state, for example, that a director is not considered independent if he or she is an employee of the company or is a partner in or executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year. The subjective test states that an independent director must be a person who lacks a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

None of the non-employee directors were disqualified from “independent” status under the objective tests. In assessing independence under the subjective test, the Board took into account the standards in the objective tests, and reviewed and discussed additional information provided by the directors and the company with regard to each director’s business and personal activities as they may relate to Intel and Intel’s management. Based on all of the foregoing, as required by NASDAQ rules, the Board made a subjective determination as to each independent director that no relationships exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has not established categorical standards or guidelines to make these subjective determinations, but considers all relevant facts and circumstances.

In addition to the board-level standards for director independence, the directors who serve on the Audit Committee each satisfy standards established by the SEC providing that to qualify as “independent” for the purposes of membership on that Committee, members of audit committees may not accept directly or indirectly any consulting, advisory, or other compensatory fee from Intel other than their director compensation.

Transactions Considered in Independence Determinations. In making its independence determinations, the Board considered transactions occurring since the beginning of 2004 between Intel and entities associated with the independent directors or members of their immediate family. All identified transactions that appear to relate to Intel and a person or entity with a known connection to a director are presented to the Board for consideration. In making its subjective determination that each non-employee director is independent, the Board considered the transactions in the context of the NASDAQ objective standards, the special standards established by the SEC for members of audit committees, and the SEC and Internal Revenue Service (IRS) standards for compensation committee members. In each case, the Board determined that, because of the nature of the director’s relationship with the entity and/or the amount involved, the relationship did not impair the director’s independence. The Board’s independence determinations included reviewing the following transactions.

Ambassador Barshefsky is a partner at the law firm of Wilmer Cutler Pickering Hale and Dorr LLP. Intel paid this firm less than $500,000 in each of 2006, 2005, and 2004 for professional services. Ambassador Barshefsky does not provide any legal services to Intel, and she does not receive any compensation related to our payments to this firm. Ambassador Barshefsky’s husband is an officer of Honda Motor Co., Ltd. Intel and the Intel Foundation participated in a loan to Honda Finance Corp. in 2006 by purchasing a short-term debt instrument as a cash-management transaction.

Ms. Decker is employed and until 2004, Mr. Pottruck was employed, as an executive officer of a company with which Intel does business. Mr. Hundt and Dr. Plummer have been employed as outside advisers to companies with which Intel does business, but in such capacity did not provide advice or services to Intel. Family members of Ambassador Barshefsky, Ms. Decker, and Mr. Thornton are directors or employees of companies with which Intel does business. The amount that Intel paid in each fiscal year to each of these companies for goods and services represented less than 1% of the company’s annual revenue, and the amount received in each fiscal year by Intel for goods and services from each company represented less than 1% of Intel’s annual revenue.

Ms. Decker, Mr. Hundt, Dr. Plummer, Mr. Pottruck, Dr. Shaw, Mr. Thornton, Dr. Yoffie, or one of their immediate family members have each served as a trustee, director, employee, or advisory board member for one or more colleges and universities. Intel has a variety of dealings with these institutions, including:

•	sponsored research and technology licenses;

•	charitable contributions (matching and discretionary);

•	fellowships and scholarships;

•	facility, engineering, and equipment fees; and

•	payments for training, event hosting, and organizational participation or membership dues.

Payments to each of these institutions (including discretionary contributions by Intel and the Intel Foundation) constituted less than the greater of $200,000 or 1% of that institution’s 2006 annual revenue.

Each of our non-employee directors is, or was during the previous three fiscal years, a non-management director of another company that did business with Intel at some time during those years. These business relationships were, variously, as a supplier or purchaser of goods or services, licensing or research arrangements, or financing arrangements in which Intel or the Intel Foundation participated as a creditor.

Corporate Business Principles and Principles for Responsible Business. It is our policy that all employees must avoid any activity that is or has the appearance of being hostile, adverse, or competitive with Intel, or that interferes with the proper performance of their duties, responsibilities, or loyalty to Intel. Our Corporate Business Principles contain these policies and cover our directors (with respect to their Intel-related activities), executive officers, and other employees. Each director and executive officer is instructed to inform our Board when confronted with any situation that may be perceived as a conflict of interest, even if the person does not believe that the situation would violate our Corporate Business Principles. If in a particular circumstance the Board concludes that there is or may be a perceived conflict of interest, the Board will instruct our Legal department to work with our relevant business units to determine if there is a conflict of interest and how the conflict should be resolved. Any waivers to these conflict rules with regard to a director or an executive officer require the prior approval of the Board or the Audit Committee. Our Corporate Business Principles is our code-of-ethics document. Our Principles for Responsible Business succinctly express our commitment to ethical and legal practices on a worldwide basis. We have posted our Corporate Business Principles and our Principles for Responsible Business on our Web site at www.intc.com under the “Corporate Governance & Responsibility” section.

Communications from Stockholders to the Board. The Board recommends that stockholders initiate any communication with the Board in writing and send it to the attention of our Corporate Secretary. This process will assist the Board in reviewing and responding to stockholder communications in an appropriate manner. The Board has instructed our Corporate Secretary to review such correspondence and, in his discretion, not to forward items if he deems them to be of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration.

Corporate Governance Guidelines. The Board has adopted a set of Corporate Governance Guidelines. The Corporate Governance and Nominating Committee is responsible for overseeing the Guidelines and annually reviews them and makes recommendations to the Board concerning corporate governance matters. The Board may amend, waive, suspend, or repeal any of the Guidelines at any time, with or without public notice, as it determines necessary or appropriate in the exercise of the Board’s judgment or fiduciary duties. We have posted the Guidelines on our Web site at www.intc.com under the “Corporate Governance & Responsibility” section. Among other matters, the Guidelines include the following items concerning the Board:

•	The Board believes that there should be a substantial majority of independent directors on the Board.

•	All directors stand for reelection every year.

•	Independent directors may not stand for reelection after age 72, and management directors, other than former CEOs, may not stand for reelection after age 65. The CEO may continue as CEO no later than the annual meeting at which the person is age 60; however, a former CEO may be employed by the company in another capacity beyond that time, including until age 72 as a director or Chairman of the Board. Other corporate officers may continue as such no later than age 65.

•	Directors are required to offer their resignation upon a significant change of principal employer or position and are required to submit advance, contingent, irrevocable resignations annually that the Board may accept if the nominee fails to receive a majority vote.

•	Directors are limited to service on four public company boards, including Intel’s but excluding not-for-profit and mutual fund boards. If the director serves as an active CEO of a public company, the director is limited to service on three public company boards, including Intel’s.

•	Board compensation should be a mix of cash and equity-based compensation. Management directors will not be paid for Board membership in addition to their regular employee compensation. Independent directors may not receive consulting, advisory, or other compensatory fees from Intel in addition to their Board compensation. To the extent practicable, independent directors who are affiliated with our service providers will undertake to ensure that their compensation from such providers excludes amounts connected to payments by Intel.

•	Board members must comply with the requirements of our Corporate Business Principles, which are applicable to each director in connection with his or her activities related to Intel. This obligation includes adherence to our policies with respect to conflicts of interest, confidentiality, and protection of our assets; ethical conduct in business dealings; and respect for and compliance with applicable law. We will report to the Board any waiver of the requirements of the Corporate Business Principles with respect to any individual director or executive officer, and such waiver is subject to the Board’s approval.

•	We expect the annual cycle of agenda items for Board meetings to change on a periodic basis to reflect Board requests and changing business and legal issues. The Board will have regularly scheduled presentations from Finance, Sales and Marketing, and our major business units and operations. The Board’s annual agenda will include, among other items, our long-term strategic plan, capital projects, budget matters, and management succession.

•	The CEO reports at least annually to the Board on succession planning and management development.

•	At least annually, the Board evaluates the performance of the CEO and other senior management personnel.

•	The Chairman of the Board manages a process whereby the Board and its members are subject to annual evaluation and self-assessment.

•	The Board works with management to schedule orientation programs and continuing education programs for directors. The orientation programs are designed to familiarize new directors with our businesses, strategies, and challenges, and to assist directors in developing and maintaining the skills necessary or appropriate for the performance of their responsibilities. Continuing education programs for directors may include a mix of in-house and third-party presentations and programs.

•	The Board will obtain stockholder approval before adopting any poison pill. If the Board later repeals this policy and adopts a poison pill without prior stockholder approval, the Board will submit the poison pill to an advisory vote by the company’s stockholders within 12 months from the date the Board adopts the pill. If the company’s stockholders fail to approve the poison pill, the Board may elect to terminate, retain, or modify the poison pill in the exercise of its fiduciary responsibilities.

•	The Board has adopted a policy committing not to issue shares of preferred stock to prevent an unsolicited merger or acquisition.

DIRECTOR COMPENSATION

The general policy of the Board is that compensation for independent directors should be a mix of cash and equity-based compensation. Intel does not pay management directors for Board service in addition to their regular employee compensation. The Corporate Governance and Nominating Committee, which consists solely of independent directors, has the primary responsibility for reviewing and considering any revisions to director compensation. The Board reviews the committee’s recommendations and determines the amount of director compensation.

Intel’s Legal department, its Corporate Secretary, and the Compensation and Benefits Group in Intel’s Human Resources department support the committee in setting director compensation and creating director compensation programs. In addition, the committee can engage the services of outside advisers, experts, and others to assist the committee. During 2006, the committee did not use an outside adviser to aid in setting director compensation.

To assist the committee in its annual review of director compensation, Intel’s Compensation and Benefits Group provides director compensation data compiled from the annual reports and proxy statements of companies that the Board uses as its “peer group” for determining director compensation. The director peer group consists of companies within the Fortune 100 and technology companies generally considered comparable to Intel. The director peer group consists of the following companies:

American International Group Inc. Bank of America Corporation Chevron Corporation Cisco Systems Inc. Dell Inc. Hewlett-Packard Company International Business Machines Corporation	Johnson & Johnson JP Morgan Chase & Co. Microsoft Corporation Motorola, Inc. Proctor and Gamble Texas Instruments Incorporated Wal-mart Stores, Inc.

The Board followed the recommendation of the committee and determined non-employee director compensation as follows, effective July 2006:

•	maintain the annual cash retainer of $75,000;

•	maintain the Audit Committee chair annual fee of $20,000;

•	maintain all other committee chair annual fees of $10,000;

•	maintain the non-chair Audit Committee member annual fee of $10,000;

•	replace the Lead Independent Director annual cash retainer of $30,000 with a restricted stock unit (RSU) grant with a market value of approximately $30,000; and

•	replace the annual stock option grants to non-employee directors with annual RSU grants with a market value of approximately $145,000.

The following table details the total compensation earned by Intel’s non-employee directors in 2006.

Director Summary Compensation

				Change in Pension Value
	Fees Earned			and Non-Qualified
	or Paid	Option	Stock	Deferred Compensation	All Other
	in Cash	Awards	Awards	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)
Charlene Barshefsky	75,000	62,400	20,100	—	6,800	164,300
E. John P. Browne	69,300	62,400	138,800	25,200	6,900	302,600
Susan L. Decker	9,400	—	—	—	—	9,400
D. James Guzy	95,000	62,400	138,800	—	—	296,200
Reed E. Hundt	85,000	62,400	31,100	—	6,800	185,300
James D. Plummer	85,000	49,300	20,100	—	6,900	161,300
David S. Pottruck	91,300	62,400	138,800	—	6,900	299,400
Jane E. Shaw	95,000	62,400	138,800	21,100	6,900	324,200
John L. Thornton	80,000	62,400	20,100	—	—	162,500
David B. Yoffie	110,000	62,400	167,400	15,300	6,800	361,900
Total	795,000	548,400	814,200	61,600	48,000	2,267,200

Fees Earned or Paid in Cash. Directors receive cash fees in quarterly installments. Annual retainers are prorated so that adjustments can be made during the year. Unpaid portions of cash retainers are forfeited upon termination, retirement, disability, or death. The following table provides a breakdown of fees earned or paid in cash.

		Committee Chair/Lead	Audit Committee
	Annual Retainers	Director Fees	Member Fees	Total
Name	($)	($)	($)	($)
Charlene Barshefsky	75,000	—	—	75,000
E. John P. Browne	65,600	—	3,700	69,300
Susan L. Decker	9,400	—	—	9,400
D. James Guzy	75,000	10,000	10,000	95,000
Reed E. Hundt	75,000	10,000	—	85,000
James D. Plummer	75,000	—	10,000	85,000
David S. Pottruck	75,000	10,000	6,300	91,300
Jane E. Shaw	75,000	20,000	—	95,000
John L. Thornton	75,000	5,000	—	80,000
David B. Yoffie	75,000	35,000	—	110,000

Equity Compensation. In accordance with Intel’s 2006 Equity Incentive Plan, equity grants to non-employee directors may not exceed 30,000 shares per director per year. The current practice is to grant each non-employee director RSUs each July with a market value of the underlying shares on the grant date of approximately $145,000. On July 21, 2006, Intel granted each independent director 8,470 RSUs, as the market price of Intel’s common stock was $17.12 on that date. Dr. Yoffie was awarded an additional 1,750 RSUs for his service as Lead Independent Director. For the purpose of granting RSUs, market value is the number of RSUs multiplied by the price of Intel’s common stock on the date of grant. Directors’ RSUs vest in equal annual installments over a three-year period from the date of grant. Vesting of all shares is accelerated upon retirement from the Board if a director is 72 years of age or has at least seven years of service on Intel’s Board. Directors do not receive dividends on unvested RSUs.

The following table provides information on the outstanding equity awards at fiscal year-end for non-employee directors. Market value is determined by multiplying the number of shares by the closing price of Intel common stock on NASDAQ on the last trading day of the fiscal year ($20.25 on December 29, 2006). Mr. Browne’s options expired on February 13, 2007, which was 90 days following his retirement from the Board on November 15, 2006.

Outstanding Equity Awards for Directors at Fiscal Year-End 2006

	Option Awards			Stock Awards
	Number of			Number of	Market Value of
	Securities			Shares or	Shares or
	Underlying	Option		Units of Stock	Units of Stock
	Unexercised	Exercise	Option	That Have	That Have
	Options	Price	Expiration	Not Vested	Not Vested
Name	(#) Exercisable	($)	Date	(#)	($)
Charlene Barshefsky	15,000	27.53	5/19/11	8,470	171,500
	19,000	27.15	7/20/12
	5,000	32.06	1/21/14
Total	39,000			8,470	171,500
E. John P. Browne	15,000	29.39	2/13/07	8,470	171,500
	15,000	61.45	2/13/07
	15,000	27.53	2/13/07
	15,000	29.41	2/13/07
	15,000	29.19	2/13/07
	19,000	27.15	2/13/07
	15,000	18.73	2/13/07
Total	109,000			8,470	171,500
D. James Guzy	20,000	20.45	5/21/07	8,470	171,500
	20,000	19.48	5/20/08
	15,000	29.39	5/19/09
	15,000	61.45	5/17/10
	15,000	27.53	5/19/11
	15,000	29.41	5/23/11
	15,000	29.19	5/22/12
	19,000	27.15	7/20/12
	15,000	18.73	5/21/13
Total	149,000			8,470	171,500
Reed E. Hundt	15,000	27.53	5/19/11	8,470	171,500
	35,000	28.76	5/24/11
	15,000	29.19	5/22/12
	19,000	27.15	7/20/12
	15,000	18.73	5/21/13
Total	99,000			8,470	171,500
James D. Plummer	15,000	27.15	7/20/12	8,470	171,500
Total	15,000			8,470	171,500
David S. Pottruck	20,000	33.58	1/26/09	8,470	171,500
	15,000	29.39	5/19/09
	15,000	61.45	5/17/10
	15,000	27.53	5/19/11
	15,000	29.41	5/23/11
	15,000	29.19	5/22/12
	19,000	27.15	7/20/12
	15,000	18.73	5/21/13
Total	129,000			8,470	171,500

	Option Awards			Stock Awards
	Number of			Number of	Market Value of
	Securities			Shares or	Shares or
	Underlying	Option		Units of Stock	Units of Stock
	Unexercised	Exercise	Option	That Have	That Have
	Options	Price	Expiration	Not Vested	Not Vested
Name	(#) Exercisable	($)	Date	(#)	($)
Jane E. Shaw	20,000	20.45	5/21/07	8,470	171,500
	20,000	19.48	5/20/08
	15,000	29.39	5/19/09
	15,000	61.45	5/17/10
	15,000	27.53	5/19/11
	15,000	29.41	5/23/11
	15,000	29.19	5/22/12
	19,000	27.15	7/20/12
	15,000	18.73	5/21/13
Total	149,000			8,470	171,500
John L. Thornton	15,000	27.53	5/19/11	8,470	171,500
	19,000	27.15	7/20/12
	12,500	24.58	7/23/13
Total	46,500			8,470	171,500
David B. Yoffie	20,000	20.45	5/21/07	10,220	207,000
	20,000	19.48	5/20/08
	15,000	29.39	5/19/09
	15,000	61.45	5/17/10
	15,000	27.53	5/19/11
	15,000	29.41	5/23/11
	15,000	29.19	5/22/12
	19,000	27.15	7/20/12
	15,000	18.73	5/21/13
Total	149,000			10,220	207,000

The amounts included in the “Option Awards” and “Stock Awards” columns in the Director Summary Compensation table reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 30, 2006 in accordance with Statement of Financial Accounting Standards (SFAS) No. 123 (revised 2004), “Share-Based Payment” (SFAS No. 123(R)), excluding forfeitures. The “Stock Awards” column includes amounts from awards granted in 2006 and the “Option Awards” column includes amounts from awards granted in 2006 and 2005. The following table includes the assumptions used in the calculation of these amounts as well as the compensation expense on a grant-by-grant basis. The grant date fair value of the RSUs awarded in 2006 is also included. The grant date fair value is generally the amount the company would expense in its financial statements over the award’s service period, excluding forfeitures. Because Mr. Browne, Mr. Guzy, Mr. Pottruck, Dr. Shaw, and Dr. Yoffie are retirement-eligible under the 2006 Equity Incentive Plan, their 2006 RSU awards would accelerate in full upon their retirement from the Board (Mr. Browne’s award did accelerate upon his retirement). As a result, we recognized all of the compensation expense associated with their 2006 RSU grants immediately.

		Assumptions
				Risk-Free			Grant Date Fair
			Expected	Interest	Dividend	2006	Value of Stock
	Grant	Volatility	Life	Rate	Yield	Expense	Awards Granted
Name	Date	(%)	(Years)	(%)	(%)	($)	in 2006 ($)
Charlene Barshefsky	7/20/05	23	4.0	4.0	1.2	62,400
	7/21/06	—	—	5.2	2.3	20,100	138,800
E. John P. Browne	7/20/05	23	4.0	4.0	1.2	62,400
	7/21/06	—	—	5.2	2.3	138,800	138,800
D. James Guzy	7/20/05	23	4.0	4.0	1.2	62,400
	7/21/06	—	—	5.2	2.3	138,800	138,800
Reed E. Hundt	7/20/05	23	4.0	4.0	1.2	62,400
	7/21/06	—	—	5.2	2.3	31,100	138,800
James D. Plummer	7/20/05	23	4.0	4.0	1.2	49,300
	7/21/06	—	—	5.2	2.3	20,100	138,800
David S. Pottruck	7/20/05	23	4.0	4.0	1.2	62,400
	7/21/06	—	—	5.2	2.3	138,800	138,800
Jane E. Shaw	7/20/05	23	4.0	4.0	1.2	62,400
	7/21/06	—	—	5.2	2.3	138,800	138,800
John L. Thornton	7/20/05	23	4.0	4.0	1.2	62,400
	7/21/06	—	—	5.2	2.3	20,100	138,800
David B. Yoffie	7/20/05	23	4.0	4.0	1.2	62,400
	7/21/06	—	—	5.2	2.3	167,400	167,400

Retirement. Intel has a deferred compensation plan that allows non-employee directors to defer up to 100% of their cash compensation and receive an investment return on the deferred funds as if the funds were invested in Intel common stock. Plan participants must elect irrevocably to receive the deferred funds either in a lump sum or in equal annual installments over five or 10 years, and to begin receiving distributions either at retirement or at a future date not less than 24 months from the election date. This deferred compensation is Intel’s unsecured obligation. Ambassador Barshefsky participated in the deferred compensation plan with respect to her cash payments for 2006, electing to receive 3,881 phantom shares of Intel common stock in lieu of cash.

In 1998, the Board ended its retirement program for independent directors. Non-employee directors serving at that time were vested with the number of years served. They will receive an annual benefit equal to the annual retainer fee in effect at the time of payment, to be paid beginning upon the director’s departure from the Board. The payments will continue for the lesser of the number of years served as a non-employee director or the life of the director. The amounts in the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” column in the Director Summary Compensation table represent the actuarial increase in pension value accrued under this program. Assumptions used in determining these increases include a discount rate of 5.5%, a retirement age of 65 or current age if older, RP2000 Mortality Table projected to 2006, and an annual benefit amount of $75,000.

Travel Expenses. Intel does not pay meeting fees. Intel reimburses the directors for their travel and related expenses in connection with attending Board meetings and Board-related activities, such as Intel site visits and sponsored events, as well as continuing education programs.

Equipment. Intel gives each director a notebook computer for his or her personal use, and offers each director the use of other equipment employing Intel technology, such as consumer electronics devices using Intel® Viivtm technology. The director receives a “tax gross-up” payment at the maximum federal and California state income tax rates if the provision of this equipment is considered taxable income. The amounts in the “All Other Compensation” column in the Director Summary Compensation table represent the fair market value (including tax gross-up payments) of the notebook computers given to the directors.

Charitable Matching. Directors’ charitable contributions to schools and universities that meet the guidelines of Intel’s employee charitable matching gift program are eligible for matching funds of up to $10,000 per director per year, which is the same limit for employees generally.

Director Stock Ownership Guidelines. The Board has established stock ownership guidelines for the non-employee directors. Within five years of joining the Board, the director must attain and hold at least 15,000 shares of Intel common stock. After each succeeding five years of Board service, non-employee directors must own an additional 5,000 shares (for example, 20,000 shares after 10 years of service). Unexercised stock options and unvested RSUs do not count toward this requirement.

RSU Election and Deferral. In July 2006, the Board approved two non-employee director programs: the RSU in Lieu of Cash Election and the RSU Deferral Election. Under the RSU in Lieu of Cash Election program, directors will be allowed to elect annually to receive all of their cash compensation in the form of RSUs. This election must be 100% or 0% and must be made in the tax year prior to receiving compensation. The RSUs elected in lieu of cash will be granted on the same grant date as the annual RSU grant to directors, and will vest in equal annual installments over three years. Under the RSU Deferral Election program, directors can elect to defer their RSUs until termination of service. This election also must be 100% or 0% and will apply to all RSUs granted during the year. Deferred RSUs will count toward Intel’s stock ownership guidelines once they have vested. Directors do not receive dividends on deferred RSUs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the information that we know regarding ownership of our common stock on February 23, 2007 by each of our directors and listed officers and all of our directors and executive officers as a group. To our knowledge, none of our stockholders owns more than 5% of our common stock. Except as otherwise indicated and subject to applicable community property laws, each owner has sole voting and investment power with respect to the securities listed.

	Number of
	Shares of
	Common Stock
	Beneficially
	Owned at		Percent
Stockholder	February 23, 2007		of Class
D. James Guzy, Director	10,386,352	(1)	**
Craig R. Barrett, Director and Chairman of the Board	7,258,410	(2)	**
Paul S. Otellini, Director, President, and Chief Executive Officer	3,929,552	(3)	**
Andy D. Bryant, Executive Vice President and Chief Financial and Enterprise Services Officer	1,957,735	(4)	**
Sean M. Maloney, Executive Vice President, General Manager, Sales and Marketing Group, and Chief Sales and Marketing Officer	1,833,569	(5)	**
Robert J. Baker, Senior Vice President and General Manager, Technology and Manufacturing Group	1,669,687	(6)	**
Jane E. Shaw, Director	314,640	(7)	**
David B. Yoffie, Director	280,400	(8)	**
David S. Pottruck, Director	151,350	(9)	**
Reed E. Hundt, Director	108,500	(10)	**
John L. Thornton, Director	46,500	(11)	**
Charlene Barshefsky, Director	45,400	(12)	**
James D. Plummer, Director	18,000	(13)	**
Susan L. Decker, Director	—	(14)	**
All directors and executive officers as a group (20 individuals)	32,217,148	(15)	**

**	Less than 1%.

(1)	Includes outstanding options to purchase 149,000 shares, which were exercisable as of February 23, 2007, or which become exercisable within 60 days from such date.

(2)	Includes outstanding options to purchase 4,000,196 shares, which were exercisable as of February 23, 2007, or which become exercisable within 60 days from such date, and 640 RSUs which vest within 60 days from February 23, 2007. Also includes 100,000 shares owned by a private charitable foundation for which Dr. Barrett shares voting authority.

(3)	Includes outstanding options to purchase 3,210,586 shares, which were exercisable as of February 23, 2007, or which become exercisable within 60 days from such date, and 11,250 RSUs which vest within 60 days from February 23, 2007. Also includes 1,338 shares held by Mr. Otellini’s spouse and Mr. Otellini disclaims beneficial ownership of these shares.

(4)	Includes outstanding options to purchase 1,761,556 shares, which were exercisable as of February 23, 2007, or which become exercisable within 60 days from such date, and 3,750 RSUs which vest within 60 days from February 23, 2007. Also includes 1,600 shares held by Mr. Bryant’s son and 1,000 shares held by Mr. Bryant’s daughter, and Mr. Bryant disclaims beneficial ownership of these shares.

(5)	Includes outstanding options to purchase 1,694,737 shares, which were exercisable as of February 23, 2007, or which become exercisable within 60 days from such date, and 3,750 RSUs which vest within 60 days from February 23, 2007.

(6)	Includes outstanding options to purchase 845,139 shares, which were exercisable as of February 23, 2007, or which become exercisable within 60 days from such date, and 3,000 RSUs which vest within 60 days from February 23, 2007.

(7)	Includes outstanding options to purchase 149,000 shares, which were exercisable as of February 23, 2007, or which become exercisable within 60 days from such date. Also includes 165,640 shares held by a family trust for which Dr. Shaw shares voting and disposition authority.

(8)	Includes outstanding options to purchase 129,000 shares, which were exercisable as of February 23, 2007, or which become exercisable within 60 days from such date.

(9)	Includes outstanding options to purchase 129,000 shares, which were exercisable as of February 23, 2007, or which become exercisable within 60 days from such date. Includes 800 shares held by Mr. Pottruck’s daughter. Includes a total of 13,400 shares held in two separate annuity trusts for the benefit of Mr. Pottruck’s brother for which Mr. Pottruck shares voting and disposition authority.

(10)	Includes outstanding options to purchase 99,000 shares, which were exercisable as of February 23, 2007, or which become exercisable within 60 days from such date.

(11)	Includes outstanding options to purchase 46,500 shares, which were exercisable as of February 23, 2007, or which become exercisable within 60 days from such date.

(12)	Includes outstanding options to purchase 39,000 shares, which were exercisable as of February 23, 2007, or which become exercisable within 60 days from such date.

(13)	Includes outstanding options to purchase 15,000 shares, which were exercisable as of February 23, 2007, or which become exercisable within 60 days from such date.

(14)	Ms. Decker joined the Board in November 2006.

(15)	Includes outstanding options to purchase 15,793,436 shares, which were exercisable as of February 23, 2007, or which become exercisable within 60 days from such date, and 38,265 RSUs which vest within 60 days from February 23, 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board’s Audit Committee is responsible for review, approval, or ratification of “related-person transactions” between Intel or its subsidiaries and related persons. Under SEC rules, a related person is a director, officer, nominee for director, or 5% stockholder of the company since the beginning of the last fiscal year and their immediate family members. The company has adopted written policies and procedures that apply to any transaction or series of transactions in which the company or a subsidiary is a participant, the amount involved exceeds $120,000, and a related person has a direct or indirect material interest. The Audit Committee has determined that, barring additional facts or circumstances, a related person does not have a direct or indirect material interest in the following categories of transactions:

•	any transaction with another company for which a related person’s only relationship is as an employee (other than an executive officer), director, or beneficial owner of less than 10% of that company’s shares, if the amount involved does not exceed the greater of $1 million, or 2% of that company’s total annual revenue;

•	any charitable contribution, grant, or endowment by Intel or the Intel Foundation to a charitable organization, foundation, or university for which a related person’s only relationship is as an employee (other than an executive officer) or a director, if the amount involved does not exceed the lesser of $1 million, or 2% of the charitable organization’s total annual receipts, or any matching contribution, grant, or endowment by the Intel Foundation;

•	compensation to executive officers determined by the Compensation Committee;

•	compensation to directors determined by the Board;

•	transactions in which all security holders receive proportional benefits; and

•	banking-related services involving a bank depository of funds, transfer agent, registrar, trustee under a trust indenture, or similar service.

Transactions involving related persons that are not included in one of the above categories are reviewed by the company’s disclosure committee. The disclosure committee determines whether a related person could have a significant interest in such a transaction, and any such transaction is forwarded to the Audit Committee for review. The Audit Committee determines whether the related person has a material interest in a transaction and may approve, ratify, rescind, or take other action with respect to the transaction in its discretion.

In 2006, there was one related-person transaction under the relevant standards: Intel employed the brother-in-law of Robert J. Baker, an executive officer, as an industrial engineer. Mr. Baker’s brother-in-law received total compensation of $130,000 for 2006, calculated in the same manner as in the Summary Compensation table. The Audit Committee reviewed and ratified this transaction.

COMPENSATION DISCUSSION AND ANALYSIS

Our compensation programs are designed to support our business goals and promote both short-term and long-term growth. This section of the proxy statement explains how our compensation programs are designed and operate in practice with respect to our listed officers. Our listed officers are the CEO, CFO, and three most highly compensated executive officers in a particular year. The “Executive Compensation” section presents compensation earned by the listed officers in 2006, 2005, and 2004.

The Compensation Committee of the Board of Directors determines the compensation for Intel’s executive officers. Intel’s executive officers have the broadest job responsibilities and policy-making authority in the company. The Committee reviews and determines all components of executive officers’ compensation, including making individual compensation decisions and reviewing and revising the executive officer compensation plans, programs, and guidelines as appropriate. The Committee also consults with management regarding non-executive employee compensation programs.

Intel’s Compensation Philosophy

The core element of Intel’s overall compensation philosophy is the alignment of pay and performance. Total compensation varies with individual performance and Intel’s performance in achieving financial and non-financial objectives. Intel’s equity plans are designed to ensure that executive compensation is aligned with the long-term interests of Intel’s stockholders. The Committee and Intel’s management believe that compensation should help to recruit, retain, and motivate the employees that the company will depend on for current and future success. The Committee and Intel’s management also believe that the proportion of “at risk” compensation (variable cash compensation and equity) should rise as an employee’s level of responsibility increases. This philosophy is reflected in the following key design priorities that govern compensation decisions:

•	pay for performance

•	employee recruitment, retention, and motivation

•	cost management

•	egalitarian treatment of employees

•	alignment with stockholders’ interests

•	continued focus on corporate governance

Each element of compensation reflects one or more of these design priorities. Intel employees, including executive officers, are employed at will, without employment agreements, severance payment arrangements (except as required by local law), or payment arrangements that would be triggered by a “change in control” of Intel. Retirement plan programs are broad-based; Intel does not provide special retirement plans or benefits solely for executive officers.

Total compensation for the majority of Intel’s employees located in the United States, including executive officers, consists of the following components:

•	base salary

•	annual and semiannual incentive cash payments

•	equity grants

•	employee stock purchase plan

•	retirement benefits

•	health and welfare benefits

The Committee and management continue to believe that a similar method of compensating all employees with cash, equity, and retirement and other benefits supports a culture of fairness, collaboration, and egalitarianism.

Determining Executive Compensation

A substantial amount of the Committee’s annual cycle of work relates to the determination of compensation for Intel’s executive officers. The Committee’s goal is that total cash compensation for executive officers should be at the 65th percentile when company financial performance equals the average of the peer group companies. Because of the high proportion of cash compensation that is at risk, total cash compensation can be higher when company financial performance exceeds that of the peer group companies, and lower when financial performance is lower than that of the peer group companies. The Committee’s goal for equity compensation is that the combination of annual equity awards and long-term retention grants will approximate the market average over time.

To assist the Committee in its review of executive compensation, Intel’s Compensation and Benefits Group provides compensation data compiled from executive compensation surveys, as well as data gathered from annual reports and proxy statements from companies that the Committee selects as a “peer group” for executive compensation analysis purposes (the peer group is also sometimes referred to as the “market”). Professor Hall, the Committee’s independent adviser, reviews this data with the Committee. The peer group consists of technology companies generally considered comparable to Intel as well as non-technology companies within the Fortune 100. The Committee’s intent generally is to choose peer group members that have one or more attributes significantly similar to Intel’s, including semiconductor or computer design, manufacturing and integration, and large enterprises with global operations. The peer group includes the following companies:

Advanced Micro Devices, Inc.
Apple Inc.
Applied Materials, Inc.
Bank of America Corporation
Chevron Corporation
Cisco Systems, Inc.
Citigroup Inc.
The Coca-Cola Company
Dell Inc.
EMC Corporation
Exxon Mobil Corporation
Ford Motor Company	General Electric Company
General Motors Company
Hewlett-Packard Company
Honeywell International Inc.
International Business Machines
  Corporation
Johnson & Johnson
Lockheed Martin Corporation
Microsoft Corporation
Motorola, Inc.
National Semiconductor
Corporation	Nortel Networks Corporation
PepsiCo, Inc.
Pfizer Inc.
Qualcomm Incorporated
Safeway Inc.
Sony Corporation
Sun Microsystems, Inc.
Target Corporation
Texas Instruments Incorporated
Time Warner Inc.
United Parcel Service, Inc.
The Walt Disney Company

The Committee’s process for determining compensation also includes a review of Intel’s executive compensation programs and practices, and an analysis, for each Intel executive officer, of all elements of compensation. The Committee compares these compensation components separately and in total to compensation at the peer group companies. The Committee also compares the compensation of executive officers with the compensation of other Intel employees for internal pay equity purposes. In the first quarter of each year, the Committee establishes base salaries, sets the incentive baseline amounts under the Executive Officer Incentive Plan, and grants equity awards to executive officers. Following the end of each year, the Committee determines the annual incentive cash payments to be made under the plan.

Before the Committee makes decisions on base salary, incentive baseline amounts under the Executive Officer Incentive Plan, and equity awards for the year, the CEO documents each executive officer’s performance during the year, detailing accomplishments, areas of strength, and areas for development. The CEO bases this evaluation on his knowledge of each executive officer’s performance, an individual self-assessment, and feedback provided by each executive officer’s peers and direct reports. The executive officers are then rated based on their performance during the year. The CEO also reviews the compensation data gathered from the compensation surveys and makes a recommendation to the Committee on each executive officer’s compensation, except for the Chairman and CEO. Executive officers do not propose or seek approval for their own compensation.

The Chairman of the Board and the CEO’s annual performance reviews are developed by the independent directors acting as a committee of the whole chaired by the Lead Independent Director. For the CEO’s review, formal feedback is received from the independent directors, the Chairman of the Board, and the CEO’s direct reports. The Chairman and the CEO also submit self-assessments. The independent directors meet in executive session to prepare the reviews, which are completed and presented to the Chairman and the CEO before the Committee determines their base salary, incentive baseline amounts under the Executive Officer Incentive Plan, and equity awards.

In determining base salary, incentive baseline amounts under the Executive Officer Incentive Plan, and equity awards for executive officers, the Committee reviews company and individual performance information and peer group executive compensation data. The Committee also reviews the value of each element of compensation that each of Intel’s executive officers could potentially receive in each of the next 10 years, under scenarios of continuing employment with Intel or upon termination or retirement. For this review, total remuneration includes all aspects of the executive officer’s total cash compensation from continuing employment, the future value of equity awards under varying stock price assumptions (and including, as applicable, the impact of accelerated vesting upon retirement), the value of any deferred compensation and profit sharing retirement benefits, and the value of health care benefits.

Elements of Compensation

Base Salary

The Committee establishes executive officers’ base salaries at levels that it believes are below the 25th percentile of the peer group companies for comparable positions. The Committee strives to have the majority of the executive officers’ pay at risk, as reflected by the fact that only 6% of the listed officers’ total compensation (“total compensation” as reported in the Summary Compensation table is used throughout this proxy statement) was provided in the form of base salary in 2006 (5% in 2005 and 5% in 2004). As a percentage of total cash compensation (the sum of the “Salary,” “Bonus,” “Non-Equity Incentive Plan Compensation,” and “All Other Compensation” columns of the Summary Compensation table), base salary constituted 24% of the listed officers’ cash compensation in 2006 (17% in 2005 and 24% in 2004). When the Committee determines the executive officers’ base salaries during the first quarter of the year, the Committee takes into account each officer’s role and level of responsibility at the company. In general, executive officers with the highest level and amount of responsibility have the lowest percentage of their compensation fixed as base salary and the highest percentage of their compensation at risk. In January 2006, the Committee increased base salaries for the listed officers other than Dr. Barrett based on the Committee’s review of the officers’ current performance and expected future contributions, and in recognition that the listed officers’ salaries were below the 25th percentile of the peer group. The Committee reduced Dr. Barrett’s base salary following his transition from CEO to Chairman, as the expectation of the Committee is that the CEO should be the highest paid employee in the company.

Performance-Based Compensation

Intel’s pay-for-performance programs include cash incentive payments that reward strong financial performance and equity awards that reward strong stock price performance. The incentive cash and equity compensation of executive officers is intended to increase if Intel’s financial performance and return to stockholders increase and, conversely, to decrease if performance and return decrease. Annual and semiannual incentive cash payments are determined primarily by Intel’s financial results, and are not linked directly to Intel’s stock price performance. We believe that Intel’s executive officers, including listed officers, have more compensation risk than most of the executive officers at the peer group companies because performance-based compensation constitutes a higher proportion of their total compensation.

During 2006, 17% of the listed officers’ total compensation was provided in the form of annual and semiannual incentive cash payments (22% in 2005 and 15% in 2004) and 74% in the form of equity compensation (the sum of the “Stock Awards” and “Option Awards” columns of the Summary Compensation table) (59% in 2005 and 78% in 2004). Therefore, in 2006, 91% of the listed officers’ total compensation was delivered through performance-based compensation (81% in 2005 and 93% in 2004), in alignment with Intel’s compensation philosophy. In 2006, Intel paid some of its listed officers higher than market cash compensation based on their individual performance in addition to Intel’s overall performance. Intel paid other listed officers lower than market total cash compensation based on their being relatively new to their positions or because of individual performance.

Key financial components of Intel’s cash incentive programs include revenue, operating income, and net income. In 2006, revenue declined 8.9%, operating income declined 53.3%, and net income declined 41.8% compared to 2005. Primarily because of those results, total cash compensation to listed officers overall declined 30% and was below the median in our peer group.

Annual Incentive Cash Payments. Annual incentive cash payments are made under the Executive Officer Incentive Plan. This plan is the primary cash incentive program covering executive officers. Each executive officer has an “incentive baseline amount,” and that amount is multiplied at year-end using a formula. The result of that computation is the maximum amount that the officer might receive as his or her annual incentive cash payment for the year. The amount cannot be increased beyond the maximum limits calculated each year under the formula and cannot in any event exceed $5 million for any individual, even if the formula calculation results in a higher number. The Committee has broad discretion to reduce (but not increase) the size of the annual incentive cash payments below the amounts set by the formula, and it did so for the 2006 payments. The plan formula is designed so that the annual incentive cash payments are expected to be higher than the incentive baseline amounts due to the intended multiplier effect of the formula. It is also expected that the multiplier and the payments under the plan will vary year by year, because the financial performance of the company will vary year by year.

The plan formula for determining the maximum annual incentive cash payment for each executive officer is as follows:

•	The Committee determines the incentive baseline amount annually. At the beginning of 2006, the Committee set individual incentive baseline amounts ranging from $460,000 to $800,000 for each of Intel’s listed officers. The incentive baseline amount for an individual is often increased on an annual basis, but the variability in payment year by year is typically more affected, either up or down, by the variability in the multiplier year by year.

•	Plan EPS is the greater of Intel’s operating income or Intel’s net income, in each case divided by Intel’s weighted average common shares outstanding, assuming dilution. The Committee may adjust the calculation of operating income or net income for Plan EPS purposes based on criteria described in the plan and selected by the Committee in its discretion. The Committee makes these adjustments during the first quarter of the year.

•	The Committee considered Intel’s past financial performance, Intel’s internal estimates of current-year financial performance, and the competitiveness of the executive officers’ base salaries and incentive baseline amounts compared to those of the peer groups when it set the performance factor as 2.91 for the 2006 performance period.

Following the end of fiscal year 2006, the Committee determined the maximum annual incentive cash payments that could be paid in accordance with the plan’s formula. The 2006 financial results yielded a Plan EPS of $1.20, as adjusted operating income per share of $1.20(1) exceeded the adjusted net income per share of $1.03(2). Multiplying the performance factor of 2.91 by the Plan EPS of $1.20 resulted in a multiplier of 3.49 under the Executive Officer Incentive Plan. Multiplying an individual’s incentive baseline amount by 3.49 would yield the maximum amount that could be paid to that individual under the Executive Officer Incentive Plan for 2006.

The Committee has broad discretion to reduce the size of the annual incentive cash payments below these maximum amounts; the Committee’s practice has been to reduce the annual incentive cash payments for purposes of egalitarianism and, when appropriate, to reflect individual performance assessments. In addition to the Executive Officer Incentive Plan, Intel has a broad-based annual incentive cash plan for employees generally. The broad-based plan also has a formula that results in a multiplier for calculating payments under that plan, and that multiplier is typically smaller than the multiplier under the Executive Officer Incentive Plan for the same year. The Committee often uses its negative discretion and calculates bonuses based on the multiplier calculated under this broad-based incentive cash plan in lieu of the higher Executive Officer Incentive Plan multiplier. In five of the past six years, the Committee has used its discretion

(1)	Adjusted operating income per share is not defined under U.S. generally accepted accounting principles (GAAP) and is not a deemed alternative to measure performance under GAAP. As explained above, the Plan EPS is based on either operating income or net income, both of which can be adjusted by the Committee at its discretion. We have presented Plan EPS based on adjusted operating income per share solely to indicate the inputs to the plan’s formula for 2006. Plan EPS based on adjusted operating income adjusts GAAP net income per share, to add the per-share impact of share-based compensation of $1,375 million and income tax expense of $2,024 million, and to subtract the per-share impact of gains on equity securities of $214 million and interest and other, net of $1,202 million.
(2)	Adjusted net income per share is not defined under GAAP and is not a deemed alternative to measure performance under GAAP. As explained above, the Plan EPS is based on either operating income or net income, both of which can be adjusted by the Committee at its discretion. We have presented Plan EPS based on adjusted net income per share solely to indicate the inputs to the plan’s formula for 2006. Plan EPS based on adjusted net income adds to GAAP net income per share the per-share impact of share-based compensation of $987 million (including tax impacts).

to set the annual incentive cash payments lower than the amounts derived from the Executive Officer Incentive Plan formula for all participants.

In the past few years, the multipliers used by the Committee for Executive Officer Incentive Plan purposes ranged from 1.66 to 4.59, and were intended to reflect the changes in reported financial results and progress to corporate goals for those periods; these multipliers were typically the ones that had been set for the broad-based plan for those years and were lower than the multipliers calculated with the formula in the Executive Officer Incentive Plan. For the 2006 payments to all executive officers (excluding the CEO and Chairman), the Committee elected to use the broad-based plan multiplier of 2.33 as a basis for its exercise of negative discretion. The Committee had similarly exercised negative discretion in 2005, and had used the 2005 broad-based plan multiplier of 3.76 as a basis for determining 2005 payments under the Executive Officer Incentive Plan. The decrease in the broad-based multiplier between 2005 and 2006 was based on declines in Intel’s revenue, operating income, net income, and performance to operational goals. For 2006, the Committee also determined to reduce the multiplier for the CEO and Chairman an additional 10% to 2.10. The Compensation Committee determined to reduce the multiplier for the Chairman and CEO in light of the totality of Intel’s performance in 2006. In addition, as described below, the Committee used its negative discretion to apply another lower multiplier to a portion of the incentive baseline amounts for Mr. Baker, Mr. Bryant, and Mr. Maloney.

The following graph shows how the amount of the average annual incentive cash payment to listed officers varied with changes to Intel’s diluted EPS as reported under GAAP.

(1)	Represents the average annual incentive cash payment for the listed officers.
(2)	Diluted EPS is net income divided by Intel’s weighted average common shares outstanding, assuming dilution.

Because the Committee used its negative discretion to employ the multiplier determined under the broad-based plan in 2006 and prior years, the following discussion highlights how the broad-based plan multiplier was determined and how the broad-based plan multiplier differed from that of the Executive Officer Incentive Plan. Significant differences between the Executive Officer Incentive Plan and the broad-based plan formulas are that the broad-based plan includes a variable that reflects the scoring of operational goals and the broad-based plan uses only net income, while the Executive Officer Incentive Plan uses the greater of net income or operating income. In 2006, the broad-based plan multiplier formula was:

In this formula, BSA (which stands for “business segment achievement”) relates to a set of operational goals with weightings that total 100 points; each goal can be scored between 0 and 1.25, with the total expressed as a percentage between 0% and 125%. The operational goals are prepared each year as part of the annual planning process for the company. The scoring for each goal sets a score of 1.0 (100%) for achievement at a level reflected in the company’s confidential internal annual business plan of financial goals (such as revenue, cost, expenses, and volume) and non-financial goals (such as product milestones and customer goals). Scores greater or less than 1.0 reflect results positively or negatively at variance with particular goals. While the use of BSA is intended to establish a rigorous process for tracking and evaluating performance, the company’s assessment of performance against particular goals often involves some degree of subjective evaluation of non-quantitative measures. The operational goals are intended to be a practical and realistic estimate of the coming year based on the data, projections, and analyses used by the company in its planning processes. However, the goals (as with the annual business plan from which they are derived) are predictions of the future, and their realization is dependent upon a large number of variables subject to wide ranges of possible outcomes. The variables that ultimately determine these outcomes may be quite different when comparing goal to goal. The BSA scores for the year, representing Intel’s achievement of the year’s operational goals, are calculated by senior management and are reviewed and approved by the Committee.

Portions of the incentive baseline amounts for Mr. Baker, Mr. Bryant, and Mr. Maloney under the Executive Officer Incentive Plan (Transition Portions) had been awarded with the intent to further motivate and reward these persons in 2006 as the company transitioned to a new CEO and undertook a number of changes to its product lines, business units, and operations. The Committee expected at the time of award that the Transition Portions would be multiplied by the lower of the Executive Officer Incentive Plan multiplier and a multiplier (ranging from 0.4 to 1.4) determined based on the BSA score described above (which for 2006 equaled 0.8).

Senior management set the Growth Factor at 2.151 at the beginning of the year. Intel’s 2006 financial results yielded an EPS of $1.03 for purposes of the broad-based plan (calculated in the same manner as adjusted net income per share under the Executive Officer Incentive Plan). In 2006, we organized our operational goals into three principal categories: Architecture/Platforms, Manufacturing/Technology, and Worldwide Growth.

Architecture/Platforms goals included:

•	delivering key products within server, mobile, and desktop market segments;

•	launching new platforms and obtaining market acceptance;

•	improving and developing power efficiency, multi-core microprocessors, and next-generation products and platforms; and

•	achieving flash memory milestones.

Manufacturing/Technology goals included:

•	achieving cost savings;

•	meeting customer demand and inventory goals;

•	achieving process technology milestones; and

•	improving operating profit and margin.

Worldwide Growth goals included:

•	meeting metrics for microprocessor market segment share, average selling prices, and volume;

•	increasing brand value;

•	growing the sales channel; and

•	executing on WiMAX strategy.

Intel achieved a score of 88% for its operational goals in 2006, down from a score of 108% in 2005. In 2006, the company performed above its expectations on the Manufacturing/Technology goals and below its expectations on Architecture/Platforms and Worldwide Growth. The BSA score of 88% led to a BSA multiplier of 0.8, which was the multiplier applied to the Transition Portions of the incentive baseline amount for Mr. Bryant, Mr. Maloney, and Mr. Baker.

The following table shows the 2006 annual incentive baseline amounts for the listed officers, the 3.49 plan multiplier for 2006, the resulting maximum individual amounts payable under the Executive Officer Incentive Plan for 2006, and the amounts actually paid through the exercise of negative discretion by the Committee.

		Executive	Maximum	Actual
		Officer	Annual	Annual
	Incentive	Incentive	Incentive	Incentive
	Baseline	Plan	Cash	Cash
	Amount	Formula	Payment	Payment
Name	($)(1)	Multiplier	($)	($)(2)
Craig R. Barrett	500,000	3.49	1,745,000	1,050,000
Paul S. Otellini	800,000	3.49	2,792,000	1,680,000
Andy D. Bryant	710,000	3.49	2,477,900	1,118,800
Sean M. Maloney	645,000	3.49	2,251,100	967,400
Robert J. Baker	460,000	3.49	1,605,400	727,600

(1)	Includes the Transition Portions of $350,000, $350,000, and $225,000 for Mr. Bryant, Mr. Maloney, and Mr. Baker, respectively.

(2)	Reflects the Committee’s exercise of negative discretion to make payments below the 3.49 multiplier derived from the Executive Officer Incentive Plan formula.

Proposed Changes to the Annual Incentive Cash Payment Plan in 2007. Intel has terminated the prior Executive Officer Incentive Plan and is now seeking stockholder approval for the 2007 Executive Officer Incentive Plan at the annual meeting (see “Proposal 4: Approval of the 2007 Executive Officer Incentive Plan” for more information). If the 2007 plan is approved by stockholders, the formula used to calculate annual incentive cash payments will change, and the formula will include operational goals similar in nature to the current broad-based plan and other factors not currently in the Executive Officer Incentive Plan formula. Under the 2007 plan, the executive officer’s incentive baseline amount will continue to be adjusted by a multiplier. However, instead of Plan EPS and a performance factor, the new multiplier will consist of an absolute financial component, a relative financial component, an operational component, and an individual component. The proposal describes each of these components. The new multiplier under the 2007 plan would typically range between 2 and 4, with a target multiplier of 3. The intent of the program remains unchanged: an annual cash-based, pay-for-performance incentive program designed to motivate and reward our executive officers for their contributions to Intel’s performance and to link incentive payments to our financial and operational performance. We believe that the new formula is an improvement over the formula in the current plan. To link incentive payments more directly to financial and operational performance, the company has adopted a parallel plan for determining annual incentive cash payments for employees generally, except that the individual component is not included in the broad-based plan.

Semiannual Incentive Cash Payments. Intel’s executive officers participate in a companywide, semiannual cash incentive plan that calculates payouts based on Intel’s corporate profitability to link compensation to financial performance. The payout is computed using two formulas, with the payout based on the formula delivering the higher value. Payouts are communicated as a number of extra days of pay, with executive officers receiving the same number of extra days as other employees. Under this plan, executive officers and other eligible employees each receive 0.55 day of pay (calculated based on eligible earnings for the six-month period, including one-half of incentive baseline amounts) for every two percentage points of corporate pretax margin (pretax profit as a percentage of revenue), or a payment expressed as days of pay based on 4% of net income divided by the current value of a worldwide day of pay (essentially, Intel’s daily payroll cost).

We make these payments in the first and third quarters of each year based on corporate performance for the preceding two quarters. We pay an additional day of pay for each six-month period if Intel achieves customer satisfaction goals. Intel achieved these goals in 2006. Plan payments earned in 2006 totaled 15.1 days of pay per employee, down from 17.8 days in 2005. In 2006, 2005, and 2004, semiannual incentive cash payments represented 5% or less of listed officers’ total incentive cash payments. In 2007, we will increase the days of pay to 0.65 and days of pay based on net income to 4.5% to offset the impact of including share-based compensation expense in the semiannual incentive cash formula. We will pay an additional two days of pay annually if Intel achieves annual customer satisfaction goals.

Equity Incentive Plans. The Committee believes that equity awards should constitute the majority of the executive officers’ total compensation. In alignment with this belief, in 2006 the Committee allocated 74% of the total compensation of the listed officers (as reported in the Summary Compensation table) in the form of equity awards (59% in 2005 and 78% in 2004). We based the values reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation table on the SFAS No. 123(R) compensation expense related to awards granted in 2006 and prior years, excluding forfeitures. We calculated compensation expense at the time of grant and recognized it over the service period, which is usually the vesting period. The amounts the listed officers eventually realize from these equity awards may be higher or lower than the compensation expense recognized for purposes of SFAS No. 123(R). The views of the Committee and management regarding equity awards are based on the principle that equity compensation should seek to align employees’ actions with stockholders’ interests. The Committee and management believe that equity compensation can help the company recruit, retain, and motivate the employees needed for the present and future success of the company.

Executive officers and other employees realize long-term incentive compensation through equity grants. To reward, retain, and motivate employees in 2006, the Committee and Intel used stock options and RSUs as long-term incentive vehicles. Due to Intel’s strong belief in the egalitarian treatment of employees, the company continues to grant equity awards to the broad-based employee population. In 2006, the majority of Intel’s employees received RSUs instead of stock option grants, and the remaining eligible employees, including executive officers, received equity grants that were a mix of RSUs and stock options. As an employee’s level of responsibility increases, the percentage of stock options is a greater portion of the equity grant, equating to more at-risk compensation for higher level executive officers. Stock options provide actual economic value to the holder if the price of Intel stock has increased from the grant date at the time the option is exercised. In contrast, RSUs convert to shares when they vest, so they will have a gross value at that time equal to the then-current market value. While stock options motivate executive officers by providing more potential upside, RSUs assist the company in retaining executive officers because RSUs have value even if the stock price declines or stays flat. The use of RSUs also assists in maintaining the Board’s long-term goal that equity grants not result in an average annual dilution rate that exceeds 2%.

Equity grants are a key element of Intel’s market-competitive total compensation package. We make most equity grants on an annual basis in connection with the annual performance review and compensation adjustment cycle. In general, options and RSUs vest in 25% annual increments beginning one year from the date of grant. For all employees including executive officers, Intel uses pre-established quarterly dates for the formal granting of equity awards during the year. With limited exceptions, these dates typically occur shortly after publication of Intel’s quarterly earnings releases. Mr. Otellini, constituting a Grant Subcommittee, has been granted the authority by the Committee to review and grant, as the act of the Committee and of the Board, equity awards of up to 75,000 shares to eligible employees who are not corporate officers. The Committee is responsible for determining equity awards to executive officers.

For Intel’s executive officers, the Committee uses a combination of annual equity grants (as described above) targeted to be below market average in value, and long-term retention equity grants, which in combination with the annual grants are intended to approximate the market average over a period of time. An executive officer is eligible for consideration to receive a long-term retention grant every four years. We award these long-term retention grants in 25% annual increments over a four-year period. Long-term retention grants have a five-year cliff-vesting schedule, meaning that 100% of the grant vests on the fifth anniversary of the date that the grants are awarded. As an example, if the Committee granted an officer an option to purchase 100,000 shares of Intel stock as a long-term retention grant at the beginning of 2006, the Committee would then make this award as four separate option grants in 2006, 2007, 2008, and 2009, with each grant providing an option to purchase 25,000 shares. These options would vest in 2011, 2012, 2013, and 2014. Beginning in 2006, these long-term retention equity grants were a mix of RSUs (approximately 20% of total equity award value) and stock options (approximately 80% of total) based on their grant date fair values as calculated under SFAS No. 123(R).

The Committee determines the amount of annual equity grants and long-term retention grants based on factors such as relative job scope, expected future contributions to the growth and development of the company, the value of past awards, the Committee’s evaluation of 10-year potential total remuneration scenarios, and the competitiveness of grants relative to the peer group companies. During 2006, none of the listed officers received a long-term retention grant. Therefore, in 2006, the equity grants to each of the listed officers were below market average.

Employee Stock Purchase Plan

Intel also has a tax-qualified employee stock purchase plan, generally available to all employees including executive officers, that allows participants to acquire Intel stock at a discount price. This plan has a six-month look-back and allows participants to buy Intel stock at a 15% discount to the market price with up to 10% of their salary and incentives (subject to IRS limits), with the objective of allowing employees to profit when the value of Intel stock increases over time. Under applicable tax law, no plan participant may purchase more than $25,000 in market value (based on the market value of Intel stock on the last trading day before the beginning of the enrollment period for each subscription period) of Intel stock in any calendar year.

Retirement Plans

Intel provides limited post-employment compensation arrangements to our listed officers, consisting of an employee-funded 401(k) savings plan, a discretionary company-funded profit sharing retirement plan, and a company-funded pension plan, each of which is tax-qualified and available to substantially all U.S. employees, and a non-tax-qualified supplemental deferred compensation plan for highly compensated employees. For employees outside the U.S., Intel offers similar retirement benefits consistent with local market practices. A plan is tax-qualified if it satisfies the requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended (the tax code). Under a tax-qualified plan, Intel is eligible for a tax deduction for its contributions for the year to which the contribution relates, while the benefits are taxable to the participant for the year in which they are ultimately received. Under a plan that is not tax-qualified, Intel is not eligible for a tax deduction until the year in which the benefits are paid to the participant.

The Committee allows for the participation of the executive officers in these plans, and the terms governing the retirement benefits under these plans for the executive officers are the same as those available for other eligible employees in the U.S. The plans differ, but each plan other than the pension plan results in individual participant balances that reflect a combination of:

•	a differing annual amount contributed by the company or deferred by the employee (as a portion of his or her eligible cash compensation);

•	the contributions and deferred amounts being invested at the direction of either the company or the employee (the same investment choices are available to all participants); and

•	the continuing reinvestment of returns until the accounts are distributed.

Employees, including Intel’s executive officers, may have different account balances due to a combination of factors, including the number of years that the employee has participated in the plan, the amount of money contributed or compensation deferred from year to year, and the investments chosen by the participant with regard to plans providing for participant-directed investments. These plans do not involve any guaranteed minimum or above-market returns, as returns depend on actual investment results; however, the pension plan does provide a minimum benefit amount. When determining annual compensation for executive officers, the Committee reviews the individuals’ retirement plan balances and payout projections over a 10-year period.

The profit sharing retirement plan is a defined contribution plan designed to accumulate retirement funds for Intel’s employees, including executive officers, and to allow Intel to make contributions or allocations to those funds. The profit sharing retirement plan features a discretionary cash contribution determined annually by the Committee for executive officers, and by the CEO for other employees. These contribution percentages have historically been the same for executive officers and other employees. For 2006, Intel’s discretionary contributions (including allocable forfeitures) to the profit sharing retirement plan for all eligible U.S. employees, including executive officers, equaled 7% of eligible salary (which included annual and semiannual incentive cash payments as applicable) up to the tax code limit of $15,400. Intel invests all of its contributions to the profit sharing retirement plan in a diversified portfolio.

Participants in the non-qualified deferred compensation plan can elect to defer their base salary and their annual incentive cash payment without regard to the tax code limitations applicable to the tax-qualified plans. The deferred compensation plan is intended to promote retention by providing employees with an opportunity to save in a tax-efficient manner. Because the listed officers do not receive above-market rates of return under the deferred compensation plan, earnings under the plan are not included in the Summary Compensation table but are included in the Non-Qualified Deferred Compensation table. The notional investment options available under the non-qualified plan are the same investment options that are available in the 401(k) savings plan. The non-qualified deferred compensation plan also has a profit sharing component. This component credits an amount equal to the portion of Intel’s contribution under the profit sharing retirement plan above tax code limitations.

The pension plan is a defined benefit plan with two components. The first component is designed to provide participants with retirement income as determined by a pension formula based on final average pay, Social Security covered compensation, and length of service upon separation not to exceed 35 years. It provides pension benefits only if a participant’s profit sharing retirement plan account balance does not afford a minimum level of retirement income, in which case the floor offset makes up the difference. Because the profit sharing retirement plan balance for each of Intel’s executive officers is above this minimum, none of those individuals would receive any payments from this component of the pension plan if they retired today. The second component is a tax-qualified arrangement that provides pension benefits that offset amounts that would otherwise be paid under the non-qualified deferred compensation plan described above. Each participant’s tax-qualified amount in this arrangement was established based on a number of elements, including the participant’s non-qualified deferred compensation plan balance as of December 31, 2003, IRS pension rules that take into consideration age and other factors, and limits set by Intel for equitable administration.

Other Compensation Policies

Personal Benefits. The Committee supports the goal of Intel’s management to maintain an egalitarian culture in its facilities and operations. Intel’s executive officers are not entitled to operate under different standards than other employees. Intel does not provide its executive officers with reserved parking spaces or separate dining or other facilities, nor does Intel have programs for providing personal benefit perquisites to executive officers, such as permanent lodging or defraying the cost of personal entertainment or family travel. Intel’s office buildings provide cubicles for all employees, including executive officers. Employees’ access to business equipment, transportation, temporary accommodation, or other support services is allocated based on appropriate business purposes and not as a form of informal compensation. The company provides air and other travel for Intel’s executive officers for business purposes only. Intel’s company-owned aircraft hold approximately 40 passengers and are used in regularly scheduled shuttle routes between Intel’s major U.S. facility locations, and Intel’s use of noncommercial aircraft on a time-share or rental basis is limited to appropriate business-only travel. Intel’s health care, insurance, and other welfare and employee benefit programs are essentially the same for all eligible employees, including executive officers, although the details of the programs may vary by country. Intel shares the cost of health and welfare benefits with its employees, a cost that is dependent on the level of benefits coverage that each employee elects. Intel’s employee loan programs are not available to Intel’s executive officers. Intel has no outstanding loans of any kind to any of its executive officers.

Stock Ownership Guidelines. Because the Committee believes in linking the interests of management and stockholders, the Board has set stock ownership guidelines for Intel’s executive officers. The ownership guidelines specify a number of shares that Intel’s executive officers must accumulate and hold within five years of the later of the effective date of the guidelines or the date of appointment or promotion as an officer. The specific share requirements range from 35,000 to 250,000, with the higher guidelines applicable to executive officers having the highest levels of responsibility. Stock options and unvested RSUs do not count toward satisfying these ownership guidelines. Each of our listed officers satisfied these ownership guidelines in 2006.

Intel Policies Regarding Claw-Backs. In January 2007, the Board of Directors adopted standards for seeking the return (claw-back) from executive officers of cash incentive payments and stock sale proceeds to the extent that they had been inflated due to financial results that later had to be restated. We have added these standards as provisions in the 2007 Executive Officer Incentive Plan and 2006 Equity Incentive Plan as proposed. Under the 2007 Executive Officer Incentive Plan, if Intel’s financial statements are the subject of a restatement due to error or misconduct, the Board will seek reimbursement of excess annual incentive cash payments to executive officers for the relevant performance periods, whether or not the executive officers engaged in any misconduct. Excess incentive cash compensation means the positive difference, if any, between the payment made to the executive officer and the payment that would have been made to the executive officer had the multiplier been calculated based on the company’s financial statements as restated. Under the 2006 Equity Incentive Plan, if an executive officer engaged in an act of embezzlement, fraud, or breach of fiduciary duty that contributed to the obligation for Intel to restate its financial statements, the officer will be required to repay proceeds from the sale of shares issued upon exercise of a stock option or stock appreciation right (SAR), or vesting of restricted stock or RSU, occurring during the 12-month period following the first public issuance or filing with the SEC of the financial statements required to be restated, in an amount determined appropriate by the Committee to reflect the effect of the restatement on Intel’s financial statements. These remedies would be in addition to any actions imposed by law enforcement agencies, regulators, or other authorities.

Tax Deductibility. Section 162(m) of the tax code places a limit of $1 million on the amount of compensation that Intel may deduct in any one year with respect to its CEO and each of the next four most highly compensated executive officers. Certain performance-based compensation approved by stockholders is not subject to this deduction limit. Intel’s Executive Officer Incentive Plan and 2006 Equity Incentive Plan have each been structured with the intention that cash payments and stock options awarded under these plans be qualified performance-based compensation not subject to Section 162(m) of the tax code. Proposal 4 in this proxy statement is proposing that stockholders approve the 2007 Executive Officer Incentive Plan; however, due to the plan’s design, it is not expected to meet other qualifications for tax deductibility under Section 162(m) of the tax code. To maintain flexibility in compensating Intel’s executive officers in a manner designed to promote varying corporate goals, it is not a policy of the Committee that all executive compensation must be tax-deductible.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee, which is composed solely of independent members of the Board of Directors, assists the Board in fulfilling its responsibilities with regard to compensation matters, and is responsible under its Committee charter for determining the compensation of Intel’s executive officers. In previous proxy statements, the Committee submitted reports that sought to describe in detail the philosophy and execution of executive compensation at Intel. In accordance with SEC rules that are now effective for this and future proxy statements, a new “Compensation Discussion and Analysis” section includes this information. In addition, the “Executive Compensation” section includes more information concerning the compensation of our listed officers than has been published previously; and Proposals 3 and 4 in this proxy statement include additional information about our proposed amendments to the 2006 Equity Incentive Plan and our proposed 2007 Executive Officer Incentive Plan. In this regard, the Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with management, including our Chief Executive Officer, Paul S. Otellini, and our Chief Financial Officer, Andy D. Bryant. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in Intel’s 2006 Annual Report on Form 10-K and in this proxy statement.

Compensation Committee
Reed E. Hundt, Chairman
David S. Pottruck
John L. Thornton
David B. Yoffie

EXECUTIVE COMPENSATION

The following table lists the annual compensation for our CEO, CFO, and our three other most highly compensated executive officers in 2006 (referred to as listed officers) for the fiscal years 2006, 2005, and 2004.

Summary Compensation

							Change in
							Pension
							Value and
						Non-Equity	Non-Qualified
						Incentive	Deferred	All
				Stock	Option	Plan	Compensation	Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Craig R. Barrett	2006	463,000	—	47,700	6,410,200	1,110,400	36,000	222,200	8,289,500
Chairman of the Board	2005	610,000	—	—	6,308,100	2,727,800	1,898,000	196,500	11,740,400
	2004	610,000	1,000	—	8,004,200	1,842,700	—	170,700	10,628,600
Paul S. Otellini	2006	700,000	—	352,000	6,699,000	1,772,700	46,000	236,700	9,806,400
President	2005	608,300	—	—	7,600,800	2,683,400	1,171,000	158,500	12,222,000
Chief Executive Officer	2004	450,000	1,000	—	6,521,400	1,358,700	—	106,400	8,437,500
Andy D. Bryant	2006	355,000	—	117,300	4,888,000	1,178,500	49,000	148,200	6,736,000
Executive Vice President	2005	330,000	—	—	4,963,700	1,765,000	1,235,000	100,300	8,394,000
Chief Financial and	2004	305,000	1,000	—	4,938,500	912,500	—	84,600	6,241,600
Enterprise Services Officer
Sean M. Maloney	2006	290,000	—	87,100	4,678,400	1,019,000	7,000	127,200	6,208,700
Executive Vice President	2005	270,000	—	—	4,823,400	1,530,700	210,000	79,600	6,913,700
General Manager, Sales	2004	250,000	1,000	—	5,029,200	715,000	—	63,600	6,058,800
and Marketing Group Chief Sales and Marketing Officer
Robert J. Baker	2006	265,000	—	93,900	2,111,900	769,300	32,000	93,100	3,365,200
Senior Vice President	2005	245,000	—	—	2,140,400	1,066,800	899,000	56,400	4,407,600
General Manager,	2004	225,000	1,000	—	2,745,900	452,300	—	49,200	3,473,400
Technology and Manufacturing Group
Total	2006	2,073,000	—	698,000	24,787,500	5,849,900	170,000	827,400	34,405,800
	2005	2,063,300	—	—	25,836,400	9,773,700	5,413,000	591,300	43,677,700
	2004	1,840,000	5,000	—	27,239,200	5,281,200	—	474,500	34,839,900

Total Compensation. Total compensation as reported in the Summary Compensation table decreased 21% from 2005 to 2006 for listed officers, primarily because of the decline in incentive cash compensation and the decrease in reported pension plan benefits. Intel CEO Paul S. Otellini received total compensation of $9.8 million in 2006, or 0.2% of the company’s 2006 GAAP net income of $5.0 billion. Intel’s listed officers received total compensation of $34.4 million in 2006, or 0.7% of net income. The Compensation Committee increased base salaries in 2006 during the annual compensation review process for all listed officers other than Dr. Barrett. In 2006, listed officers began receiving a portion of their equity compensation in the form of RSUs. Equity-based compensation expense for listed officers decreased slightly (1.4%) in 2006. The Committee paid significantly less non-equity incentive plan compensation to the listed officers in 2006 compared to 2005, decreasing it by 40% to the group as a whole, because of Intel’s financial performance and the grading of the company’s performance against operational goals for 2006.

While the change in reported pension values decreased sharply, the reason for the decline was that the total value of the tax-qualified pension plan arrangement was reported in 2005 because this was the year the arrangement was established, and only the change in the value of this arrangement from the prior year was reported in 2006. Only employees who participated in Intel’s non-qualified deferred compensation plan in 2005 were eligible to participate in the tax-qualified pension plan arrangement. Upon termination of service, participants are eligible for a distribution of the value of this arrangement and a distribution of their deferred compensation account reduced by the value of the arrangement at the time. In other words, the value of the tax-qualified pension plan arrangement at termination will reduce the amounts payable under the participant’s non-tax-qualified deferred compensation account. Total pension plan arrangement and deferred compensation distributions to participants will be approximately equal to the balance of their deferred compensation accounts.

Salary. Each of the listed officers other than Dr. Barrett received a salary increase in 2006. Mr. Otellini received an increase of 15%, Mr. Bryant an increase of 8%, Mr. Maloney an increase of 7%, and Mr. Baker an increase of 8%. These salary increases were based on the Committee’s review of the listed officers’ current performance and expected future contributions, and in recognition that the listed officers’ salaries were below the 25th percentile of the peer group. Dr. Barrett’s base salary was lowered 24% following his transition from CEO to Chairman.

Bonus. In 2004, the Committee approved a special year-end bonus for all employees that varied by geography, in recognition of employees’ commitment and dedication that resulted in improved operational and financial results. Intel awarded each of its executive officers a $1,000 bonus under this special program, the same amount that Intel awarded to its other employees in the relevant geographic location.

Equity Awards. Although there are a number of ways that the value of an equity award may be expressed, under SEC rules the values reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation table represent the dollar amount, without any reduction for risk of forfeiture, recognized for financial reporting purposes related to grants of options and RSUs to each of the listed officers. We calculated these amounts in accordance with the provisions of SFAS No. 123(R) for 2006 and SFAS No. 123 for 2005 and 2004.

We calculate compensation expense related to stock options using the Black-Scholes option-pricing model. We calculate compensation expense related to an RSU by taking the market price of Intel common stock on the date of grant and reducing it by the present value of dividends expected to be paid on Intel common stock before the RSU vests. We amortize compensation expense over the service period and do not adjust the expense based on actual experience. The compensation expense in the “Stock Awards” column relates to RSUs and includes amounts for grants made in 2006 (the first year that RSUs were granted), while amounts in the “Option Awards” column include awards granted over the past 10 years.

To illustrate how compensation expense is recognized, assume that an employee received an option to purchase 100,000 shares of stock at the beginning of 2006 with a grant date fair value of $500,000 calculated using the Black-Scholes pricing model. This option vests over four years in 25% annual installments. Under SFAS No. 123(R), the company would recognize compensation expense of approximately $125,000 in each of 2006, 2007, 2008, and 2009 (the service period). However, under the 2006 Equity Incentive Plan, the vesting of stock options and RSUs accelerates based on the employee’s age and years of service. For employees over 60 years of age, upon retirement the employee would receive an additional year of vesting for every five years of service to Intel. Alternatively, if an employee’s age and years of service equal 75 or above, the employee would receive an additional year of vesting (Rule of 75). This acceleration shortens the service period and increases the amount of compensation expense reported in a given year. In the above example, if the employee were Rule of 75 eligible, the employee would be entitled to an additional year of vesting upon retirement. The service period would be three years and the company would recognize compensation expense of approximately $166,666 in each of 2006, 2007, and 2008. The amount of this compensation expense is not affected by changes in the price of our common stock.

For the grant date fair value of equity awards granted to the listed officers in 2006, see the Grants of Plan-Based Awards table. For the number of outstanding equity awards held by the listed officers at fiscal year-end, see the Outstanding Equity Awards table. For the proceeds actually received by the listed officers upon exercise of stock options granted in prior years, see the Option Exercises table.

The following table includes the assumptions used to calculate the compensation expense reported for 2006, 2005, and 2004 on a grant-date by grant-date basis.

		Assumptions
			Expected	Risk-Free	Dividend	2006	2005	2004
	Grant	Volatility	Life	Interest Rate	Yield	Expense	Expense	Expense
Name	Date	(%)	(Years)	(%)	(%)	($)	($)	($)
Craig R. Barrett	1/20/98	36	6.5	5.3	0.2	—	126,300	1,482,800
	4/13/99	38	6.5	5.2	0.2	—	—	191,300
	4/25/00	42	6.5	6.2	0.1	—	437,400	1,263,500
	4/10/01	47	6.0	4.9	0.3	139,000	497,000	486,400
	10/31/01	47	6.0	4.9	0.3	449,000	458,900	449,000
	4/9/02	49	6.0	3.7	0.3	1,700,300	1,737,700	1,700,300
	1/22/03	50	8.9	3.7	0.4	1,073,800	1,097,400	1,073,800
	4/22/03	55	4.0	2.0	0.4	697,000	712,300	696,900
	4/15/04	51	4.0	3.0	0.6	963,900	984,200	660,200
	4/21/05	27	4.8	3.9	1.4	372,600	256,900	—
	4/21/06	27	4.8	5.0	2.0	1,062,300	—	—
Total						6,457,900	6,308,100	8,004,200
Paul S. Otellini	11/12/97	36	6.5	6.6	0.1	—	802,200	892,900
	4/13/99	38	6.5	5.2	0.2	—	—	95,600
	4/25/00	42	6.5	6.2	0.1	—	262,400	758,100
	4/10/01	47	6.0	4.9	0.3	75,000	268,400	262,700
	10/31/01	47	6.0	4.9	0.3	449,000	458,900	449,000
	4/9/02	49	6.0	3.7	0.3	1,836,700	2,806,700	2,255,500
	1/22/03	50	8.9	3.7	0.4	644,300	658,500	644,300
	4/22/03	55	4.0	2.0	0.4	597,400	610,500	597,400
	4/15/04	51	4.0	3.0	0.6	826,200	843,600	565,900
	2/2/05	26	7.8	4.1	1.4	415,700	375,700	—
	4/21/05	27	4.8	3.9	1.4	745,300	513,900	—
	4/21/06	27	4.8	5.0	2.0	1,461,400	—	—
Total						7,051,000	7,600,800	6,521,400
Andy D. Bryant	4/13/99	38	6.5	5.2	0.2	—	—	79,700
	4/25/00	42	6.5	6.2	0.1	—	196,800	568,600
	4/10/01	47	6.0	4.9	0.3	75,000	268,400	262,600
	10/31/01	47	6.0	4.9	0.3	242,400	247,800	242,500
	3/26/02	49	6.0	3.7	0.3	757,000	773,600	757,000
	4/9/02	49	6.0	3.7	0.3	1,176,200	1,202,100	1,176,200
	11/25/02	49	7.0	3.7	0.3	1,006,100	1,100,000	1,076,400
	4/22/03	55	4.0	2.0	0.4	398,300	407,000	398,300
	4/15/04	51	4.0	3.0	0.6	550,800	562,400	377,200
	4/21/05	27	4.8	3.9	1.4	298,100	205,600	—
	4/21/06	27	4.8	5.0	2.0	501,400	—	—
Total						5,005,300	4,963,700	4,938,500

		Assumptions
			Expected	Risk-Free	Dividend	2006	2005	2004
	Grant	Volatility	Life	Interest Rate	Yield	Expense	Expense	Expense
Name	Date	(%)	(Years)	(%)	(%)	($)	($)	($)
Sean M. Maloney	9/18/96	36	6.5	6.5	0.2	—	—	275,600
	4/13/99	38	6.5	5.2	0.2	—	—	78,800
	4/25/00	42	6.5	6.2	0.1	—	173,500	501,300
	4/10/01	47	6.0	4.9	0.3	73,400	262,400	256,700
	10/31/01	47	6.0	4.9	0.3	242,500	247,800	242,500
	3/26/02	49	6.0	3.7	0.3	672,900	687,700	672,900
	4/9/02	49	6.0	3.7	0.3	1,176,200	1,202,100	1,176,200
	11/25/02	49	7.0	3.7	0.3	981,200	1,074,900	1,049,700
	4/22/03	55	4.0	2.0	0.4	398,300	407,000	398,300
	4/15/04	51	4.0	3.0	0.6	550,800	562,400	377,200
	4/21/05	27	4.8	3.9	1.4	298,100	205,600	—
	4/21/06	27	4.8	5.0	2.0	372,100	—	—
Total						4,765,500	4,823,400	5,029,200
Robert J. Baker	9/18/96	36	6.5	6.5	0.2	—	—	418,600
	4/13/99	38	6.5	5.2	0.2	—	—	29,200
	4/25/00	42	6.5	6.2	0.1	—	118,100	341,200
	4/10/01	47	6.0	4.9	0.3	50,000	178,900	175,100
	10/31/01	47	6.0	4.9	0.3	161,600	165,200	161,600
	3/26/02	49	6.0	3.7	0.3	336,500	343,900	336,500
	4/9/02	49	6.0	3.7	0.3	—	79,300	268,600
	11/25/02	49	7.0	3.7	0.3	381,200	413,900	404,300
	4/22/03	55	4.0	2.0	0.4	422,200	431,400	422,200
	4/15/04	51	4.0	3.0	0.6	275,400	281,200	188,600
	4/21/05	27	4.8	3.9	1.4	186,300	128,500	—
	4/21/06	27	4.8	5.0	2.0	392,600	—	—
Total						2,205,800	2,140,400	2,745,900

Non-Equity Incentive Plan Compensation. The amounts in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation table include annual incentive cash payments made under the Executive Officer Incentive Plan and semiannual incentive cash payments. The allocation of payments is as follows:

			Semiannual
		Annual Incentive	Incentive Cash	Total Incentive
		Cash Payments	Payments	Cash Payments
Name	Year	($)	($)	($)
Craig R. Barrett	2006	1,050,000	60,400	1,110,400
	2005	2,632,000	95,800	2,727,800
	2004	1,756,800	85,900	1,842,700
Paul S. Otellini	2006	1,680,000	92,700	1,772,700
	2005	2,585,000	98,400	2,683,400
	2004	1,296,000	62,700	1,358,700
Andy D. Bryant	2006	1,118,800	59,700	1,178,500
	2005	1,698,400	66,600	1,765,000
	2004	870,000	42,500	912,500
Sean M. Maloney	2006	967,300	51,700	1,019,000
	2005	1,472,800	57,900	1,530,700
	2004	680,000	35,000	715,000
Robert J. Baker	2006	727,600	41,700	769,300
	2005	1,022,000	44,800	1,066,800
	2004	426,000	26,300	452,300

Change in Pension Value and Non-Qualified Deferred Compensation Earnings. In 2005, the amounts reported in this column of the Summary Compensation table were the present value of the employee’s entire accrued benefit under the pension plan, as we established the tax-qualified pension plan arrangement in December 2005. There was no tax-qualified pension plan arrangement in 2004. The effect of this change to the benefit formula was to reduce the employee’s distribution amount from the non-qualified deferred compensation plan by the lump sum value of his or her tax-qualified pension plan arrangement at the time of distribution. In 2006, these amounts represented the actuarial increase in the pension plan arrangement. Since the age-65 annuity benefit under the tax-qualified pension plan arrangement is frozen, the benefit amount did not increase during 2006 with the listed officers’ additional year of service. Thus, these increases in present value were due primarily to the different assumptions used to calculate present value and the growth in the liability because the participants are now one year closer to retirement. We have not included deferred compensation earnings in the Summary Compensation table since we do not provide above-market or preferential earnings on deferred compensation.

All Other Compensation. Amounts listed in this column of the Summary Compensation table are composed of tax-qualified discretionary company contributions to the profit sharing retirement plan of $15,400 in 2006, $16,800 in 2005, and $16,400 in 2004, and discretionary company contributions credited under the profit sharing component of the non-qualified deferred compensation plan. These amounts are to be paid to the listed officers only upon retirement, termination, disability, death, or after reaching the age of 70 1/2 for an active employee.

Grants of Plan-Based Awards in Fiscal Year 2006

The following table presents information on equity awards granted under the 2006 Equity Incentive Plan and awards granted under our annual and semiannual incentive cash plans in 2006.

						All
						Other	All Other
				Estimated Possible		Stock	Option			Grant
				Payouts Under		Awards:	Awards:	Exercise		Date Fair
				Non-Equity Incentive		Number	Number of	or Base	Market	Value of
				Plan Awards		of Shares	Securities	Price of	Price on	Stock and
						of Stock	Underlying	Option	Grant	Option
		Grant	Approval	Target	Maximum	or Units	Options	Awards	Date	Awards
Name	Plan Name	Date	Date	($)	($)	(#)	(#)	($/Sh)(1)	($/Sh)(1)	($)(2)
Craig R. Barrett	2006 EIP	4/21/06	4/14/06				200,000	19.51	19.06	1,014,600
	2006 EIP	4/21/06	4/14/06			2,562				47,700
	Annual(3)			2,632,000	5,000,000
	Semiannual(4)			95,800
Paul S. Otellini	2006 EIP	4/21/06	4/14/06				520,000	19.51	19.06	2,638,000
	2006 EIP	4/21/06	4/14/06			45,000				837,000
	Annual			2,585,000	5,000,000
	Semiannual			98,400
Andy D. Bryant	2006 EIP	4/21/06	4/14/06				180,000	19.51	19.06	913,200
	2006 EIP	4/21/06	4/14/06			15,000				279,000
	Annual			1,698,400	5,000,000
	Semiannual			66,600
Sean M. Maloney	2006 EIP	4/21/06	4/14/06				180,000	19.51	19.06	913,200
	2006 EIP	4/21/06	4/14/06			15,000				279,000
	Annual			1,472,800	5,000,000
	Semiannual			57,900
Robert J. Baker	2006 EIP	4/21/06	4/14/06				140,000	19.51	19.06	710,300
	2006 EIP	4/21/06	4/14/06			12,000				223,200
	Annual			1,022,000	5,000,000
	Semiannual			44,800

(1)	The exercise price of option awards differs from the market price on the date of grant. The exercise price was determined based on the average of the high and low price of Intel’s common stock on the date of grant, while the market price on the date of grant is the closing price of Intel’s common stock on that date.

(2)	The grant date fair value is generally the amount the company would expense in its financial statements over the award’s service period, but does not include a reduction for forfeitures.

(3)	Annual awards are made under the Executive Officer Incentive Plan. Maximum amounts are set forth in the Executive Officer Incentive Plan. Because benefits are determined under a formula and the Compensation Committee does not set a target amount under the plan, under SEC rules the target amounts reported are the annual incentive cash payments earned under the plan in 2005.

(4)	Semiannual awards are made under a broad-based plan based on Intel’s profitability. The maximum amount of a payment is not capped, as one measure used to calculate the payment is based on 4% of Intel’s net income. Because benefits are determined under a formula and the Compensation Committee does not set a target amount under the plan, under SEC rules the target amounts reported are the amounts earned in 2005.

Grants of stock options and RSUs awarded under the 2006 Equity Incentive Plan generally vest in 25% annual installments beginning one year from the date of grant. An exception to this vesting schedule is long-term retention grants that vest in full five years from the date the grant is awarded. The vesting of stock options and RSUs accelerates based on the employee’s age and years of service. For employees over 60 years of age, upon retirement the employee would receive an additional year of vesting for every five years of service to Intel, or if an employee meets the Rule of 75 the employee would receive an additional year of vesting. We award long-term retention grants in 25% annual increments beginning on the grant date. We have not paid dividends on stock options or RSUs for listed officers. The Compensation Committee sets the incentive baseline amount under the Executive Officer Incentive Plan annually as part of the annual performance review and compensation adjustment cycle. This incentive baseline amount is then multiplied by a performance factor (also set annually by the Committee) and Intel’s Plan EPS calculated under the plan, and the resulting number is subject to reduction at the discretion of the Committee. Semiannual cash awards are based on Intel’s profitability. Listed officers and other eligible employees receive 0.55 day of pay for every two percentage points of corporate pretax margin, or a payment expressed as days of pay based on 4% of net income divided by the current value of a worldwide day of pay, whichever is greater. We will pay an additional day of pay for each six-month period if Intel achieves customer satisfaction goals. We discuss the Executive Officer Incentive Plan and 2006 Equity Incentive Plan in more detail in the “Compensation Discussion and Analysis” section of this proxy statement and in Proposals 3 and 4.

Outstanding Equity Awards at Fiscal Year-End 2006

The following table provides information with respect to outstanding stock options and RSUs held by the listed officers as of December 30, 2006.

	Option Awards					Stock Awards
	Number of	Number of
	Securities	Securities						Market Value
	Underlying	Underlying				Number of Shares		of Shares
	Unexercised	Unexercised		Option	Option	or Units of Stock		or Units of Stock
	Options	Options		Exercise	Expiration	That Have Not		That Have Not
Name	(#) Exercisable	(#) Unexercisable		Price ($)	Date	Vested (#)		Vested ($)
Craig R. Barrett	240,000			17.42	4/22/07	2,562	(13)	51,900
	1,200,000	—		18.90	1/20/08
	288,000	—		19.00	4/14/08
	216,000	—		30.70	4/13/09
	200,000	—		61.19	4/25/10
	84,696	—		25.69	3/21/11
	200,000	—		24.23	4/10/11
	—	200,000	(1)	24.37	10/31/11
	434,000	150,000	(2)	29.33	4/09/12
	62,500	187,500	(3)	23.16	4/21/12
	—	1,000,000	(4)	16.42	1/22/13
	—	200,000	(5)	19.51	4/21/13
	262,500	87,500	(6)	18.63	4/22/13
	175,000	175,000	(7)	27.00	4/15/14
Total	3,362,696	2,000,000				2,562		51,900

	Option Awards					Stock Awards
	Number of	Number of
	Securities	Securities						Market Value
	Underlying	Underlying				Number of Shares		of Shares
	Unexercised	Unexercised		Option	Option	or Units of Stock		or Units of Stock
	Options	Options		Exercise	Expiration	That Have Not		That Have Not
Name	(#) Exercisable	(#) Unexercisable		Price ($)	Date	Vested (#)		Vested ($)
Paul S. Otellini	128,000	—		17.42	4/22/07	45,000	(13)	911,250
	800,000	—		19.09	11/12/07
	128,000	—		19.00	4/14/08
	108,000	—		30.70	4/13/09
	120,000	—		61.19	4/25/10
	49,586	—		25.69	3/21/11
	108,000			24.23	4/10/11
	—	200,000	(1)	24.37	10/31/11
	564,000	100,000	(2)	29.33	4/09/12
	125,000	375,000	(3)	23.16	4/21/12
	—	600,000	(4)	16.42	1/22/13
	—	520,000	(5)	19.51	4/21/13
	225,000	75,000	(6)	18.63	4/22/13
	150,000	150,000	(7)	27.00	4/15/14
	—	400,000	(8)	22.63	2/02/15
Total	2,505,586	2,420,000				45,000		911,250
Andy D. Bryant	90,000	—		30.70	4/13/09	15,000	(13)	303,800
	90,000	—		61.19	4/25/10
	37,704	—		25.69	3/21/11
	108,000	—		24.23	4/10/11
	—	108,000	(1)	24.37	10/31/11
	—	400,000	(9)	30.50	3/26/12
	312,000	92,000	(2)	29.33	4/09/12
	50,000	150,000	(3)	23.16	4/21/12
	—	200,000	(10)	20.23	11/25/12
	328,852	—		20.23	11/25/12
	—	180,000	(5)	19.51	4/21/13
	150,000	50,000	(6)	18.63	4/22/13
	100,000	100,000	(7)	27.00	4/15/14
Total	1,266,556	1,280,000				15,000		303,800
Sean M. Maloney	16,000	—		17.42	4/22/07	15,000	(13)	303,800
	48,854	—		19.00	4/14/08
	88,963	—		30.70	4/13/09
	79,354	—		61.19	4/25/10
	35,284	—		25.69	3/21/11
	105,575	—		24.23	4/10/11
	—	108,000	(1)	24.37	10/31/11
	—	400,000	(11)	30.50	3/26/12
	312,000	92,000	(2)	29.33	4/09/12
	50,000	150,000	(3)	23.16	4/21/12
	—	200,000	(12)	20.23	11/25/12
	329,707	—		20.23	11/25/12
	—	180,000	(5)	19.51	4/21/13
	150,000	50,000	(6)	18.63	4/22/13
	100,000	100,000	(7)	27.00	4/15/14
Total	1,315,737	1,280,000				15,000		303,800

	Option Awards					Stock Awards
	Number of	Number of
	Securities	Securities						Market Value
	Underlying	Underlying				Number of Shares		of Shares
	Unexercised	Unexercised		Option	Option	or Units of Stock		or Units of Stock
	Options	Options		Exercise	Expiration	That Have Not		That Have Not
Name	(#) Exercisable	(#) Unexercisable		Price ($)	Date	Vested (#)		Vested ($)
Robert J. Baker	32,000	—		17.42	4/22/07	12,000	(13)	243,000
	40,000	—		19.00	4/14/08
	33,000	—		30.70	4/13/09
	54,000	—		61.19	4/25/10
	21,426	—		25.69	3/21/11
	72,000	—		24.23	4/10/11
	—	72,000	(1)	24.37	10/31/11
	—	200,000	(11)	30.50	3/26/12
	57,000	—		29.33	4/09/12
	31,250	93,750	(3)	23.16	4/21/12
	—	100,000	(10)	20.23	11/25/12
	111,213	—		20.23	11/25/12
	—	140,000	(5)	19.51	4/21/13
	159,000	53,000	(6)	18.63	4/22/13
	50,000	50,000	(7)	27.00	4/15/14
Total	660,889	708,750				12,000		243,000

(1)	Options granted on October 31, 2001 are fully exercisable beginning April 13, 2007.

(2)	The remaining options granted on April 9, 2002 are exercisable beginning April 9, 2007.

(3)	Options granted on April 21, 2005 are exercisable in 25% annual increments beginning April 21, 2006.

(4)	Options granted on January 22, 2003 are exercisable in 25% annual increments beginning January 22, 2009.

(5)	Options granted on April 21, 2006 are exercisable in 25% annual increments beginning April 21, 2007.

(6)	Options granted on April 22, 2003 are exercisable in 25% annual increments beginning April 22, 2004.

(7)	Options granted on April 15, 2004 are exercisable in 25% annual increments beginning April 15, 2005.

(8)	Options granted on February 2, 2005 are exercisable in 25% annual increments beginning February 2, 2009.

(9)	Options granted on March 26, 2002 are exercisable in 25% annual increments beginning March 26, 2007.

(10)	Options granted on November 25, 2002 are exercisable in 25% annual increments beginning November 25, 2007.

(11)	Options granted on March 26, 2002 are exercisable in 25% annual increments beginning March 26, 2008.

(12)	Options granted on November 25, 2002 are exercisable in 25% annual increments beginning November 25, 2008.

(13)	RSUs granted on April 21, 2006 vest in 25% annual increments beginning April 21, 2007.

Option Exercises in Fiscal Year 2006

The following table provides information on stock option exercises by the listed officers during fiscal year 2006.

	Option Awards
	Number of Shares	Value Realized on
	Acquired on Exercise	Exercise
Name	(#)	($)
Craig R. Barrett	384,000	5,410,000
Paul S. Otellini	192,000	2,326,400
Andy D. Bryant	—	—
Sean M. Maloney	326,639	1,808,000
Robert J. Baker	864,000	5,099,000

Pension Benefits for Fiscal Year 2006

The following table sets forth the estimated present value of accumulated pension benefits for the listed officers.

		Number of Years	Present Value of
		Credited Service	Accumulated Benefit
Name	Plan Name	(#)	($)(1)
Craig R. Barrett	Pension Plan	n/a	1,934,000
Paul S. Otellini	Pension Plan	n/a	1,217,000
Andy D. Bryant	Pension Plan	n/a	1,284,000
Sean M. Maloney	Pension Plan	n/a	217,000
Robert J. Baker	Pension Plan	n/a	931,000

(1)	Until distribution, these benefits are also reflected in the listed officer’s balance reported in the Non-Qualified Deferred Compensation table. The amounts of these tax-qualified pension plan arrangements are not tied to years of credited service. Upon termination, the amount that the listed officer receives under the non-qualified deferred compensation plan will be reduced by the amount that he receives under the tax-qualified pension plan arrangement.

The pension plan is a defined benefit plan with two components. The first component is designed to provide participants with retirement income that is determined by a pension formula based on final average pay, Social Security covered compensation, and length of service upon separation not to exceed 35 years. It provides pension benefits only if a participant’s account balance in Intel’s tax-qualified profit sharing retirement plan does not provide a minimum specified level of retirement income, in which case the pension plan funds a benefit that makes up the difference. Because the profit sharing retirement plan balance for each of Intel’s listed officers is and historically has been above this minimum, none of those individuals had an accumulated benefit as of December 30, 2006 under this component of the pension plan. Accordingly, no amounts associated with the floor-offset component are included in the table above.

The second component is a tax-qualified pension plan arrangement that provides pension benefits that offset amounts that would otherwise be paid under the non-qualified deferred compensation plan described above. Employees who were participants in the non-qualified deferred compensation plan as of December 31, 2003 were able to consent to a change to that plan’s benefit formula which has the effect of reducing the employee’s distribution amount from the non-qualified deferred compensation plan by the lump sum value of their tax-qualified pension plan arrangement at the time of distribution. Each participant’s pension plan arrangement was established as a fixed amount, designed to provide an annuity at age 65. The annual amount of this annuity is $165,000 for Mr. Baker, Mr. Bryant, and Mr. Otellini; $150,500 for Dr. Barrett; and $40,500 for Mr. Maloney. Each participant’s benefit was set based on a number of elements, including the participant’s non-qualified deferred compensation plan balance as of December 31, 2003, IRS pension rules that take into consideration age and other factors, and limits set by Intel for equitable administration. The benefit under this portion of the plan is frozen, and accordingly, year-to-year differences in the present value of the accumulated benefit arise solely from changes in the interest rate used to calculate present value and the participant’s age becoming closer to age 65. We calculated the present value assuming that the listed officers will remain in service until age 65 using the discount rate and other assumptions used by Intel for financial statement accounting as reflected in Note 13 to the financial statements in Intel’s Annual Report on Form 10-K for the year ended December 30, 2006.

The pension plan has five distribution options:

•	lump sum

•	individual life annuity

•	50% joint and survivor annuity

•	100% joint and survivor annuity

•	10- or 15-year certain and continuous annuity

A participant may elect to receive his or her benefit at any time following termination of employment. However, distributions before age 55 may be subject to a 10% federal penalty tax.

Non-Qualified Deferred Compensation for Fiscal Year 2006

The following table shows the non-qualified deferred compensation activity for each listed officer during fiscal year 2006.

	Executive	Intel	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Balance
	in Last	in Last	in Last	at Last Fiscal
	Fiscal Year	Fiscal Year	Fiscal Year	Year-End
Name	($)(1)	($)(2)	($)(3)	($)
Craig R. Barrett	2,000	179,700	1,721,900	14,062,200
Paul S. Otellini	65,900	141,700	596,600	5,143,800
Andy D. Bryant	34,800	83,500	690,700	5,953,800
Sean M. Maloney	51,700	62,800	55,200	428,800
Robert J. Baker	25,500	39,600	195,800	1,720,600

(1)	These amounts are included in the Summary Compensation table in the “Salary” and “Non-Equity Incentive Plan Compensation” columns.

(2)	These amounts are included in the Summary Compensation table in the “All Other Compensation” column.

(3)	None of the earnings in this column is included in the Summary Compensation table because they were not preferential or above market.

We will distribute the balances reported in the Non-Qualified Deferred Compensation table (plus any future contributions or earnings) to the listed officers in the manner that the officers have chosen under the plan’s terms. This balance includes the offset amount that the employee would receive under the tax-qualified pension plan arrangement. See the Pension Benefits table for these amounts. The following table summarizes the total contributions made by the participant and Intel, including gains and losses attributable to such contributions that were previously reported (or that would have been reported had the participant been a listed officer for all years) in the Summary Compensation table over the life of the plan.

	Aggregate Executive	Aggregate Intel
	Deferrals over Life	Contributions over
Name	of Plan ($)	Life of Plan ($)	Total ($)
Craig R. Barrett	8,768,100	5,294,100	14,062,200
Paul S. Otellini	2,861,900	2,281,900	5,143,800
Andy D. Bryant	4,338,000	1,615,800	5,953,800
Sean M. Maloney	57,600	371,200	428,800
Robert J. Baker	1,002,100	718,500	1,720,600

Our non-qualified deferred compensation plan allows highly compensated employees, including executive officers, to defer up to 50% of their salary and 100% of their annual incentive cash payment. Intel’s contributions to the employee’s account represent the non-tax-qualified portion of Intel’s profit sharing contribution. Intel’s contributions to the participant’s account (representing the profit sharing component in excess of the tax code limit of $15,400 in 2006) are subject to the same vesting provisions as the profit sharing retirement plan. After three years of service, Intel’s contributions vest in 20% annual increments, until the participant is 100% vested after seven years of service. Intel’s contributions also vest in full upon death, disability, or reaching the age of 60, regardless of years of service. All listed officers are fully vested in the value of Intel’s contributions, as they each have more than seven years of service.

As of the end of fiscal 2006, 62% of the listed officers’ account balances was attributable to the officers’ deferrals and 38% was attributable to Intel’s contributions. Gains on equity compensation are not eligible for deferral. Intel does not provide a guaranteed rate of return on these funds. The amount of earnings that a participant receives depends on the participant’s investment elections for their deferrals and on the performance of the company-directed diversified portfolio for Intel’s contributions. The non-qualified deferred compensation plan offers the same investment choices as the 401(k) savings plan and uses the same company-directed diversified portfolio as the profit sharing retirement plan. Upon enrollment, participants must make a one-time, irrevocable distribution election: a lump sum in the year of employment termination, a lump sum in March of the year following the year of termination, or annual installments over five or 10 years. Participants may make a hardship withdrawal under certain circumstances.

Employment Contracts and Change in Control Arrangements

All of our employees, including our executive officers, are employed at will and do not have employment agreements (subject only to the effect of local labor laws). From time to time, we have implemented voluntary separation programs to encourage headcount reduction in particular parts of the company, and these programs have offered separation payments to departing employees. However, executive officers historically have not been eligible for any of these programs, nor do we generally retain executive officers following retirement on a part-time or consultancy basis. In accordance with a stockholder request, we have agreed to seek stockholder approval if in the future we decide that we want to enter into severance agreements with senior executives that provide benefits in an amount exceeding three times the executive’s base compensation. For this purpose, “future severance agreements” means any such agreements that we may enter into after adoption of this policy by the Board in February 2003, including employment agreements containing severance provisions, retirement agreements, and agreements renewing, modifying, or extending such agreements, but excluding retirement plans, deferred compensation plans, early retirement programs, or similar plans or programs available to more than 50 employees on reasonably similar terms. “Senior executive” means any of our listed officers for any of the five years preceding termination of employment. “Benefits” include lump-sum cash payments (such as payments in lieu of medical and other benefits) and the estimated present value of periodic retirement payments, fringe benefits, and consulting fees (including reimbursable expenses) to be paid to the executive. “Benefits” do not include settlement of a legal obligation, such as a cash payment in exchange for the surrender of vested stock options, or payments to settle pending or threatened litigation. “Base compensation” is determined consistent with federal regulations under Section 280G of the tax code, and generally means the executive’s average W-2 compensation over the five full calendar years preceding termination of employment. The Board may in its discretion revise or terminate this policy in the future, but will publicly disclose any such action on its part.

Other Potential Post-Employment Payments

Equity Incentive Plans

Under our equity incentive plans, the option holder has 90 days to exercise vested options on or before the date employment ends (other than for death, disability, retirement, or discharge for misconduct). The option holder’s estate may exercise the option upon the holder’s death (including amounts that had not vested) for a period of 365 days. Similarly, the option holder may exercise the option upon termination due to disability (including unvested amounts) for a period of 365 days. The option holder has 365 days to exercise vested options upon retirement (other than for long-term retention grants).

An employee receives an additional year of vesting of their stock options and RSUs for every five years of service to Intel if the employee is 60 or older. Alternatively, if the employee’s age plus years of service to Intel equal or exceed 75 upon retirement, the employee would receive an additional year of vesting of stock options and RSUs.

Long-term retention grants do not receive accelerated vesting. Option holders may only exercise the vested portion of the option for a period of 90 days from the date of termination. The amounts in the following table assume that the listed officer left Intel effective December 30, 2006 and that the price per share of Intel common stock on that date was $20.25.

Acceleration of Equity Awards

		Additional	Death or
	Retirement	Vesting	Disability	Additional
Name	($)	(Years)	($)	Vesting
Craig R. Barrett	341,600	6	4,171,600	All awards fully vest
Paul S. Otellini	445,500	1	3,715,600	All awards fully vest
Andy D. Bryant	190,200	1	522,000	All awards fully vest
Sean M. Maloney	—	—	522,000	All awards fully vest
Robert J. Baker	172,500	1	434,500	All awards fully vest

Non-Qualified Deferred Compensation Plan and Pension Plan

Each of the listed officers is fully vested in the non-qualified deferred compensation plan discussed above. If a listed officer ended employment with Intel on December 30, 2006 for any reason, the account balances set forth in the Non-Qualified Deferred Compensation table would continue to be adjusted for earnings and losses in the investment choices selected by the officer until paid, pursuant to the distribution election made by the officer. As discussed above, the amount payable under the non-qualified deferred compensation plan would be reduced and offset by the benefits payable under the tax-qualified pension plan arrangement at the time of termination. The benefit amounts set forth in the Pension Benefits table would continue to be adjusted based on actuarial assumptions until paid to the officer.

Profit Sharing Retirement Plan

After three years of service, Intel’s contributions vest in 20% annual increments until the participant is 100% vested after seven years of service. Intel’s contributions also vest in full upon death, disability, or reaching the age of 60, regardless of years of service. All listed officers are fully vested in the value of Intel’s contributions, as they each have more than seven years of service to Intel.

401(k) Savings Plan

Intel does not match the participant’s contributions to his or her 401(k) savings plan. Each participant is always fully vested in the value of his or her contributions under the plan.

Employee Stock Purchase Plan

Upon termination of employment, all amounts in the participant’s account are paid to the participant.

Medical Benefits

The Intel Retiree Medical Program, which consists of the Intel Retiree Medical Plan and the Sheltered Employee Retirement Medical Account, is designed to provide access to medical coverage for eligible U.S. Intel retirees (including executives) and their eligible spouses or domestic partners. Intel establishes an interest-earning medical account upon retirement, and provides a one-time credit of $1,500 for each year of service to eligible retirees that may be used to offset the cost of coverage under the medical plan. The goal of the medical plan is to provide access to coverage for eligible retirees age 65 and older (Medicare eligible) and eligible early retirees unable to purchase health insurance coverage elsewhere. All of the medical plan’s costs are passed on to the enrolled members. The medical plan includes medical coverage, mental health benefits, chiropractic benefits, a prescription drug program, and vision benefits. It excludes dental coverage. Medical plan benefits vary depending on Medicare eligibility. Non-retirement post-employment coverage is made available as required by law, with the premiums paid by the participant.

REPORT OF THE AUDIT COMMITTEE

The ultimate responsibility for good corporate governance rests with our Board, whose primary role is providing oversight, counseling, and direction to Intel’s management in the best long-term interests of the company and its stockholders. The Audit Committee oversees Intel’s accounting and financial reporting processes, and audits of Intel’s annual financial statements and internal control over financial reporting.

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board in its general oversight of Intel’s financial reporting, internal controls, and audit functions. Management is responsible for the preparation, presentation, and integrity of Intel’s financial statements; accounting and financial reporting principles; internal controls; and procedures designed to reasonably assure compliance with accounting standards, applicable laws, and regulations. Intel has a full-time Internal Audit department that reports to the Audit Committee and to management. This department is responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of Intel’s system of internal controls related, for example, to the reliability and integrity of Intel’s financial information and the safeguarding of Intel’s assets. Ernst & Young LLP, Intel’s independent registered public accounting firm, is responsible for performing an independent audit of Intel’s consolidated financial statements in accordance with generally accepted auditing standards, expressing opinions on management’s assessment of the effectiveness of Intel’s internal control over financial reporting, and making their own assessment of the effectiveness of Intel’s internal control over financial reporting. In accordance with law, the Audit Committee has ultimate authority and responsibility for selecting, compensating, evaluating, and, when appropriate, replacing Intel’s independent audit firm. The Audit Committee has the authority to engage its own outside advisers, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisers hired by management.

Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent audit firm; nor can the Audit Committee certify that the independent audit firm is “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel, and direction to management and to the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial, and accounting matters.

The Audit Committee has an agenda for the year that includes reviewing Intel’s financial statements, internal control over financial reporting, and audit matters. The Audit Committee meets each quarter with Ernst & Young, Intel’s Chief Audit Executive, and management to review Intel’s interim financial results before the publication of Intel’s quarterly earnings press releases. Management’s and the independent audit firm’s presentations to, and discussions with, the Audit Committee cover various topics and events that may have significant financial impact and/or are the subject of discussions between management and the independent audit firm. In addition, the Audit Committee generally oversees Intel’s internal compliance programs. In accordance with law, the Audit Committee is responsible for establishing procedures for the receipt, retention, and treatment of complaints received by Intel regarding accounting, internal accounting controls, or auditing matters, including the confidential, anonymous submission by Intel’s employees, received through established procedures, of any concerns regarding questionable accounting or auditing matters.

Among other matters, the Audit Committee monitors the activities and performance of Intel’s internal auditors and independent registered public accounting firm, including the audit scope, external audit fees, auditor independence matters, and the extent to which the independent audit firm may be retained to perform non-audit services. Intel’s independent audit firm has provided the Audit Committee with the written disclosures and the letter required by the Public Company Accounting Oversight Board (PCAOB) in Rule 3600T regarding “Independence Discussions with Audit Committees,” and the Audit Committee has discussed with the independent audit firm and management that firm’s independence.

The Audit Committee has reviewed and discussed with management its assessment and report on the effectiveness of Intel’s internal control over financial reporting as of December 30, 2006, which it made using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control—Integrated Framework. The Audit Committee has also reviewed and discussed with Ernst & Young its attestation report on management’s assessment of internal control over financial reporting, and its review and report on Intel’s internal control over financial reporting. Intel published these reports in its Annual Report on Form 10-K for the year ended December 30, 2006, which Intel filed with the SEC on February 26, 2007.

In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all services to be provided by Ernst & Young. Pre-approval includes audit services, audit-related services, tax services, and other services. In some cases, the full Audit Committee provides pre-approval for up to a year related to a particular defined task or scope of work and subject to a specific budget. In other cases, the chairman of the Audit Committee has the delegated authority from the Audit Committee to pre-approve additional services, and the chairman then communicates such pre-approvals to the full Audit Committee. To avoid potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its independent audit firm. Intel obtains these services from other service providers as needed. The Audit Committee has reduced the scope and amount of permissible non-audit services obtained from Ernst & Young, and has obtained other providers for these services. For more information about fees paid to Ernst & Young for services in fiscal years 2006 and 2005, see “Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm.”

The Audit Committee has reviewed and discussed the consolidated financial statements for fiscal year 2006 with management and Ernst & Young; management represented to the Audit Committee that Intel’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles; and Ernst & Young represented that their presentations included the matters required to be discussed with the independent registered public accounting firm by PCAOB Rule 3200T regarding “Communication with Audit Committees.” This review included a discussion with management of the quality, not merely the acceptability, of Intel’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in Intel’s financial statements, including the disclosures related to critical accounting estimates. In reliance on these reviews and discussions, and the reports of Ernst & Young, the Audit Committee has recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in Intel’s Annual Report on Form 10-K for the year ended December 30, 2006, which Intel filed with the SEC on February 26, 2007.

Audit Committee
Jane E. Shaw, Chairman
D. James Guzy
David S. Pottruck
James D. Plummer

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Ernst & Young LLP has been our independent audit firm since our incorporation in 1968, and the Audit Committee has selected Ernst & Young as our independent audit firm for the fiscal year ending December 29, 2007. Among other matters, the Audit Committee concluded that current requirements for audit partner rotation, auditor independence through limitation of services, and other regulations affecting the audit engagement process substantially assist in supporting auditor independence despite the long-term nature of Ernst & Young’s services to Intel. In accordance with applicable regulations on partner rotation, Ernst & Young’s primary engagement partner for our audit was changed for 2005, and the concurring/reviewing partner for our audit was changed in 2004.

As a matter of good corporate governance, the Audit Committee has decided to submit its selection of the independent audit firm to our stockholders for ratification. If the selection of Ernst & Young is not ratified by the majority of the shares of common stock present or represented at the annual meeting and entitled to vote on the matter, the Audit Committee will review its future selection of an independent registered public accounting firm in the light of that vote result.

Representatives of Ernst & Young attended all meetings of the Audit Committee in 2006. The Audit Committee pre-approves and reviews audit and non-audit services performed by Ernst & Young as well as the fees charged by Ernst & Young for such services. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditors’ independence. To avoid potential conflicts of interest in maintaining auditor independence, the law prohibits a publicly traded company from obtaining certain non-audit services from its independent registered public accounting firm. In 2006 and 2005, we did not obtain any of these prohibited services from Ernst & Young. Intel uses other accounting firms for these types of non-audit services. For additional information concerning the Audit Committee and its activities with Ernst & Young, see “Corporate Governance” and “Report of the Audit Committee.” We expect that a representative of Ernst & Young will attend the annual meeting, and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to questions from stockholders.

Fees Paid to Ernst & Young LLP

The following table shows the fees for audit and other services provided by Ernst & Young LLP for fiscal years 2006 and 2005. All figures are net of Value Added Tax and other similar taxes assessed by non-U.S. jurisdictions on the amount billed by Ernst & Young. All of the services described in the following fee table were approved in conformity with the Audit Committee’s pre-approval process.

	2006 Fees	2005 Fees
	($)	($)
Audit	12,896,000	12,459,000
Audit-related	2,442,000	663,000
Tax	2,000	127,000
All other	188,000	123,000
Total	15,528,000	13,372,000

Audit Fees ($12,896,000; $12,459,000). This category includes the audit of our annual financial statements, the audit of management’s assessment of our internal control over financial reporting and Ernst & Young’s own audit of our internal control over financial reporting, review of financial statements included in our Form 10-Q quarterly reports, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, statutory audits required by non-U.S. jurisdictions, and the preparation of an annual “management letter” on internal control matters.

Audit-Related Fees ($2,442,000; $663,000). This category consists of assurance and related services provided by Ernst & Young that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under audit fees. The services for the fees disclosed under this category include audits related to the divestiture of Intel businesses, benefit plan audits, and consents issued in connection with SEC filings.

Tax Fees ($2,000; $127,000). This category consists of tax services generally for tax compliance and tax preparation.

All Other Fees ($188,000; $123,000). This category consists of fees for the following: an audit of an investment fund owned by Intel and a group of corporations that manufacture and/or use 64-bit Itanium®-based systems (as the coordinating member of the fund, we are responsible for coordinating the fund’s financial audit); agreed-upon procedures for a research and development grant program audit in Ireland; agreed-upon procedures as required by the State of California for companies handling hazardous waste materials; translation services for statutory financial filings outside the U.S.; agreed-upon procedures for a tax certification report as required by authorities in India and Italy; a required certification of Intel’s accounting system in Vietnam; and an annual subscription fee to Ernst & Young for accounting literature.

The Board of Directors recommends that you vote “FOR” the ratification of the selection of Ernst & Young as our independent registered public accounting firm for 2007.

PROPOSAL 3: APPROVAL OF AMENDMENT AND EXTENSION OF THE 2006 EQUITY INCENTIVE PLAN

The Board of Directors is requesting that our stockholders vote in favor of extending the 2006 Equity Incentive Plan, which was adopted by the Board on February 23, 2006 and reconfirmed January 17, 2007. The 2006 Equity Incentive Plan was approved by stockholders in 2006 with a two-year term and is currently scheduled to terminate in 2008. If this extension is approved, the term of the 2006 Equity Incentive Plan will extend to 2010, and 119 million shares will be added to the authorized grant amount to increase the plan total to 294 million shares. We believe that this amount of shares will suffice for the 2006 Equity Incentive Plan through the termination date in 2010, and we presently expect to seek another extension of the plan and additional authorized shares in 2009. The 2006 Equity Incentive Plan is the sole active plan for providing equity incentive compensation to eligible employees and non-employee directors. The Board believes that our 2006 Equity Incentive Plan is in the best interest of stockholders and Intel, as equity awards granted under the plan help to attract, motivate, and retain talented employees and non-employee directors, align employee and stockholder interests, link employee compensation with company performance, and maintain a culture based on employee stock ownership. The following summary of major features of the 2006 Equity Incentive Plan is qualified in its entirety by reference to the actual text of the 2006 Equity Incentive Plan, set forth as Exhibit A.

We are seeking approval of the following amendments to the 2006 Equity Incentive Plan:

Extension of the 2006 Equity Incentive Plan to an expiration date of June 30, 2010. The 2006 Equity Incentive Plan is currently scheduled to expire on June 30, 2008, and we are requesting an extension of the plan to an expiration date of June 30, 2010. With this extension, we will move from an annual to a biennial renewal cycle. We believe that this will continue to provide our stockholders with the ability to evaluate and vote on the continuation of our plan on a frequent basis while maintaining the required flexibility for Intel to update our equity program and ensure a market-competitive design. As of December 31, 2006, Intel had issued approximately 13 million shares under the 2006 Equity Incentive Plan. We estimate that between January 1, 2007 and May 16, 2007, we will grant an additional 59 million shares, primarily as part of our annual employee performance review process and grants to newly hired employees. We estimate that as of May 16, 2007 we will have 103 million shares available to be granted under the 2006 Equity Incentive Plan.

Addition of 119 million shares to fund the 2006 Equity Incentive Plan for three years. The Board is recommending the approval of an additional 119 million shares for a total authorization of 294 million shares for the 2006 Equity Incentive Plan of which a maximum of 168 million shares can be awarded as restricted stock or RSUs. Within these 168 million shares of restricted stock or RSUs, we request the ability to use up to 100,000 shares for employee recognition stock awards having no minimum vesting period. The majority of Intel’s stock option grants will have a maximum life of seven years, but we request a maximum of 7 million options having a maximum life of 10 years for long-term retention grants.

Addition of a claw-back provision for executive officers. The Board is recommending the addition of a claw-back provision. If the Compensation Committee determines that an executive officer has engaged in an act of embezzlement, fraud, or breach of fiduciary duty that contributed to an obligation to restate Intel’s financial statements, the officer will be required to repay proceeds from the sale of equity awards within the 12-month period following the first public issuance or filing with the SEC of the financial statements required to be restated.

Equity Plan Share Reservation

Initial shares authorized under the 2006 Equity Incentive Plan	175 million
Shares awarded from May 2006 through December 31, 2006	(13 million	)
Estimated shares awarded from January 1, 2007 through May 2007	(59 million	)
Estimated shares available to be granted as of May 2007	103 million
Additional shares requested under this amendment	119 million
Estimated total shares available for issuance from May 2007 through June 30, 2010	222 million

Background on Equity Compensation at Intel

We have been granting stock options to our officers and other key employees for more than 25 years to align employees’ economic interests with the interests of stockholders. In 1997, we expanded the eligibility of our stock option program to cover nearly all full-time and part-time employees, which is what Intel refers to as a broad-based program. Intel grants equity awards to more than 90% of our employees annually. While we grant equity awards on a pre-established quarterly schedule, we make most of our grants in the second quarter of each year as part of our company-wide employee performance evaluation and compensation adjustment process. In 2006, Intel granted 82.3 million shares under both the

2004 Equity Incentive Plan (which was canceled in 2006 when the 2006 Equity Incentive Plan was approved) and the 2006 Equity Incentive Plan, of which 1.3 million shares, or 1.6%, were awarded to Intel’s listed officers; 77,980 RSUs, or less than 0.1%, were awarded to Intel’s non-employee directors; and the remaining 81.0 million shares, or 98.4%, were awarded to Intel’s broad-based employee population. We believe that share-based compensation should not be limited to executive officers and that all employees should be aligned with our stockholders. To aid in this practice, the Compensation Committee instituted a policy that limits grants to our listed officers to no more than 5% of the total equity awards granted in any one year. Over the last five years, on average we awarded 1.6% of all equity grants to our listed officers.

Intel’s long-term goal is to limit the average annual dilution from our equity programs to less than 2%. Dilution is total equity awards granted less cancellations, divided by shares outstanding at the beginning of the year. Over the last five years, the average annual dilution was 1.2% (0.2% in 2006). Intel manages our long-term dilution goal by limiting the number of equity awards that we grant annually, commonly referred to as burn rate. Burn rate differs from dilution because it excludes equity awards that have been canceled. Over the last five years, Intel’s annual burn rate has averaged 1.9% (1.4% in 2006). Notably, Intel’s 2006 dilution and burn rates both declined from 2005 levels, primarily due to the introduction of RSUs. Decreased hiring and headcount also contributed to the reduction in dilution and burn rates in 2006. Dilution and burn rates were higher from 2003 to 2005, primarily because of increasing headcount. An additional metric that Intel uses to measure the cumulative impact of our equity program is overhang (equity awards outstanding but not exercised, plus equity awards available to be granted, divided by total equity awards outstanding at the end of the year). Over the last five years, Intel’s overhang has averaged 20.6% (17.8% in 2006). Intel’s 2006 overhang was less than our five-year average, primarily due to having reduced the term of our equity plan to two years in 2004. A shorter term allows for a smaller pool of shares available for grant, which reduces overhang. Our proposal to extend the term of the 2006 Equity Incentive Plan to June 30, 2010 is expected to increase slightly our 2007 overhang above 2006 levels but below our five-year average.

Equity Compensation Plan Key Metrics

	2006	2005	2004	2003	2002	Average
	(%)	(%)	(%)	(%)	(%)	(%)
Percentage of equity-based awards granted to listed officers	1.6	1.4	1.1	2.4	1.7	1.6
Dilution	0.2	1.3	1.3	1.1	1.9	1.2
Burn rate	1.4	1.9	1.8	1.7	2.6	1.9
Overhang	17.8	19.2	17.7	21.2	26.9	20.6

In this proposal, we are requesting that an additional 119 million shares be made available so that the total number of shares estimated to be available for issuance over the next three years is 222 million shares. This represents a 27% increase in the amount of shares requested for the 2006 Equity Incentive Plan compared to our last request. The reason for this increase is to accommodate an additional year of plan term.

RSUs allow for employee and stockholder alignment with both increases and decreases in Intel’s stock price. RSUs also provide for more stable value than stock options. Intel’s non-exempt employees through our mid-level exempt employees will receive RSUs exclusively. This allows Intel to maintain a broad-based equity program with fewer shares, provide more stable value from these grants, and maintain employee and stockholder alignment. For employees with higher levels of responsibility, Intel uses a combination of RSUs and options. As an employee’s level of responsibility increases, the percentage of stock options is a greater portion of the equity grant, equating to more at-risk compensation. This at-risk compensation provides management with a strong incentive to improve Intel’s performance.

We are requesting the ability to use up to 100,000 shares for employee recognition stock awards having no minimum vesting period; these awards are typically granted in small amounts of 100 to 150 shares per recipient and vest immediately. We are also requesting the ability to use up to 7 million shares for long-term retention grants; these awards have a longer vesting schedule and a maximum life of 10 years. Stockholders approved these amounts in May 2006.

We strongly believe that our stock programs and emphasis on employee stock ownership have been integral to our success. We believe that our broad-based equity program has enhanced our ability to attract, motivate, and retain the employee talent critical to attaining long-term improved company performance and stockholder returns. Therefore, we consider approval of the amendment and extension of the 2006 Equity Incentive Plan vital to our future success, as it will enable Intel to continue offering equity awards to our employees.

Equity Compensation Plan Information

If stockholders approve this proposal, we will add 119 million shares to the 2006 Equity Incentive Plan for a total of 294 million shares and extend the plan term to June 30, 2010. In the future, we expect to request renewal of our equity plans every other year. Information as of December 30, 2006 regarding equity compensation plans approved and not approved by stockholders is summarized in the following table (shares in millions).

			(C)
			Number of Shares
			Remaining Available
	(A)		for Future Issuance
	Number of Shares to	(B)	Under Equity
	Be Issued Upon	Weighted Average	Incentive Plans
	Exercise of	Exercise Price of	(Excluding Shares
	Outstanding Options	Outstanding	Reflected in
Plan Category	and Rights (#)(1)	Options ($)(2)	Column A)
Equity incentive plans approved by stockholders	254.2	23.51	402.1 (3)
Equity incentive plans not approved by stockholders(4)	609.4	28.32	—
Total	863.6 (5)	26.90	402.1

(1)	Includes 27.4 million shares issuable upon vesting of RSUs granted under the 2006 Equity Incentive Plan. The remaining balance consists of outstanding stock option grants.

(2)	The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding RSUs, which have no exercise price.

(3)	Includes 240 million shares available under our 2006 Stock Purchase Plan. A maximum of 80 million shares currently can be awarded as restricted stock or RSUs under the 2006 Equity Incentive Plan.

(4)	Consists of shares available upon exercise of options granted under our 1997 Stock Option Plan, which was not required to be approved by stockholders. The 1997 Stock Option Plan was terminated as to future grants in May 2004.

(5)	Total excludes 3.3 million shares issuable under outstanding options, with a weighted average exercise price of $17.94, originally granted under plans that we assumed in connection with acquisitions.

The 1997 Stock Option Plan (1997 Plan) provided for the grant of stock options to employees other than officers and directors. The 1997 Plan, which was not approved by stockholders, was terminated as to future grants when the 2004 Equity Incentive Plan was approved by stockholders in May 2004. The 1997 Plan is administered by the Committee, which has the power to determine matters related to outstanding option awards under the 1997 Plan, including conditions of vesting and exercisability. Options granted under the 1997 Plan expire no later than 10 years from the grant date. Options granted before 2003 under the 1997 Plan generally vest in five years, and options granted under the 1997 Plan in 2003 and 2004 generally vest in increments over four or five years from the date of grant. Grants to key employees may have delayed vesting, generally beginning six years from the date of grant.

Purpose of the 2006 Equity Incentive Plan

As set forth herein, the 2006 Equity Incentive Plan will allow us to make broad-based grants of stock options, restricted stock, RSUs, and SARs, any of which may or may not require the satisfaction of performance objectives, to employees and non-employee directors through June 30, 2010. The purpose of these equity awards is to attract, motivate, and retain talented employees and non-employee directors, align employee and stockholder interests, link employee compensation with company performance, and maintain a culture based on employee stock ownership.

Key Terms

The following is a summary of the key provisions of the 2006 Equity Incentive Plan, as set forth and stated herein.

Plan Term:	May 16, 2006 to June 30, 2010.

Eligible Participants:	All of our full-time and part-time employees, where legally eligible to participate, and our non-employee directors.

Shares Authorized:	294 million shares over the term of the plan, subject to adjustment only to reflect stock splits and similar events.

Award Types (available to all eligible participants, including non-employee directors):	(1) Stock options (2) Restricted stock (3) RSUs (4) SARs

Award Terms:	Stock options and SARs will have a term of no longer than seven years, except that up to 7 million shares may be used for long-term retention stock option grants having a term of no longer than 10 years.

162(m) Share Limits:	Section 162(m) of the tax code requires among other things that the maximum number of shares awarded to an individual must be approved by stockholders in order for the awards granted under the plan to be eligible for treatment as performance-based compensation that will not be subject to the $1 million limitation on tax deductibility for compensation paid to specified senior executives. Accordingly, the 2006 Equity Incentive Plan limits awards granted to an individual participant in any calendar year to:

(1) No more than 3 million shares subject to stock options or SARs to an individual participant annually.

(2) No more than 2 million shares subject to restricted stock or RSU awards to an individual participant annually.

These limits are greater than the number of options or RSUs that we have granted to any individual in the past.

Other Share Limitations:	(1) No more than 168 million shares may be issued under restricted stock and RSUs.

(2) No more than 30,000 shares may be granted to a non-employee director in any calendar year.

Vesting:	Determined by the Committee or the Board within the following limits (subject to exceptions for death, disability, or retirement):

(1) Restricted stock or RSUs cannot vest in less than pro rata installments over three years, unless vesting is based on the achievement of performance criteria, in which case vesting is based on performance over a period of not less than one year. A total of 100,000 shares may be used for employee recognition stock awards having no minimum vesting period.

(2) Stock options or SARs may not become exercisable in less than one year.

(3) Performance vesting criteria, if any, will be established at the grant date.

Not Permitted:	(1) Granting stock options or SARs at a price below the market value of Intel stock on the date of grant.

(2) Repricing or reducing the exercise price of a stock option or SAR without stockholder approval.

(3) Reload grants, or the granting of options conditional upon delivery of shares to satisfy the exercise price and/or tax withholding obligation under another employee stock option.

(4) Adding shares back to the number available for issuance when a SAR is net settled, when shares are retained or delivered to us to pay the exercise price and/or tax obligations associated with an award, or when we repurchase shares on the open market using the proceeds from payment of the exercise price in connection with the exercise of an outstanding stock option.

Eligibility

Only employees of Intel and its subsidiaries and our non-employee directors are eligible to receive awards under the 2006 Equity Incentive Plan. The Committee determines which employees will participate in the 2006 Equity Incentive Plan, and the Board determines the terms of grants to non-employee directors. As of December 30, 2006, there were approximately 94,100 employees and nine non-employee directors eligible to participate in the 2006 Equity Incentive Plan.

Awards

The 2006 Equity Incentive Plan allows the granting of stock options, SARs, restricted stock, or RSUs, any or all of which may be made contingent upon the achievement of performance criteria. Subject to plan limits, the Committee has the discretionary authority to determine the amount of awards to employees. The use of performance-based requirements will be considered in the context of our total compensation program and the significant level of pay-for-performance requirements already incorporated into our compensation practices.

Non-Employee Director Awards

Each year, non-employee directors may receive award(s) for a number of shares established by the Board, but a non-employee director may receive no more than 30,000 shares annually. Subject to limits in the plan terms, the Board has the discretion to determine the form and terms of awards to non-employee directors. Our current practice is to grant non-employee directors RSUs with a market value of $145,000 annually. The Board granted each non-employee director 8,470 RSUs in 2006 and granted an additional 1,750 RSUs to David B. Yoffie for his service as Lead Independent Director.

Vesting and Exercise of Stock Options and SARs

The exercise price of stock options granted under the 2006 Equity Incentive Plan may not be less than the market value (the average of the high and low market price) of our common stock on the date of grant. The option term may not be longer than seven years in the case of stock options vesting in full in less than five years, and may not be longer than 10 years in the case of stock options vesting in full in five or more years (referred to as long-term executive retention grants). The Committee (or, for non-employee director awards, the Board) will determine when each stock option becomes exercisable, including the establishment of performance vesting criteria, if any, provided that no stock option may be exercised less than one year from the date of grant (except upon the death, disability, or retirement of the participant). We may require the participant to satisfy tax-withholding requirements before issuing common stock under the 2006 Equity Incentive Plan. Similar terms and limitations apply to SARs under the 2006 Equity Incentive Plan.

Vesting of Restricted Stock and RSUs

The Committee (or, for non-employee director awards, the Board) may make the grant, issuance, retention, and/or vesting of restricted stock and RSUs contingent upon continued employment with Intel, the passage of time, or such performance criteria and the level of achievement against such criteria as it deems appropriate. Except in the case of death, disability, or retirement of the participant, vesting of restricted stock and RSUs that is contingent upon the achievement of performance objectives must be based on performance over a period of not less than one year, and awards that are contingent upon continued employment or the passage of time cannot vest in less than pro rata installments over three years from the date of grant. Up to 100,000 shares may be available for use as employee recognition stock awards having no minimum vesting period.

Dividends

Unless otherwise provided by the Committee, no adjustment may be made in shares issuable under awards due to cash dividends that may be paid or other rights that may be issued to the holders of shares before their issuance under any award. The Committee will specify whether dividends or dividend equivalent amounts are to be paid to any participant with respect to the shares subject to any award that have not vested or been issued, or that are subject to any restrictions or conditions on the record date for dividends. As of December 30, 2006, no dividend equivalents had ever been issued.

Eligibility under Section 162(m) of the Tax Code

Awards may, but need not, include performance criteria that satisfy Section 162(m) of the tax code. To the extent that awards are intended to qualify as “performance-based compensation” under Section 162(m) of the tax code, the performance criteria will be based on stock price appreciation (in the case of options or SARs) or on one or more of the other factors set forth in the 2006 Equity Incentive Plan (which may be adjusted as provided in the plan), applied either individually, alternatively, or in any combination, to either the company as a whole or to a business unit or subsidiary, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis, or relative to a pre-established target, to previous years’ results, or to a designated comparison group, in each case as specified by the Committee in the award.

To the extent that an award under the 2006 Equity Incentive Plan is designated as a “performance award,” but is not intended to qualify as performance-based compensation under Section 162(m) of the tax code, the performance criteria can include the achievement of strategic objectives as determined by the Board.

The number of shares of common stock, stock options, or other benefits granted, issued, retainable, and/or vested under an award due to satisfaction of performance criteria may be reduced by the Committee based on any further considerations that the Committee may determine in its sole discretion.

Transferability

Awards granted under the 2006 Equity Incentive Plan are transferable only by will or the laws of descent and distribution, or to the extent otherwise determined by the Committee. The Committee has sole discretion to permit the transfer of an award.

Administration

The Committee, which is made up entirely of independent directors, administers the 2006 Equity Incentive Plan. The Committee will select the employees who receive awards, determine the number of shares covered thereby, and, subject to the terms and limitations expressly set forth in the 2006 Equity Incentive Plan, establish the terms, conditions, and other provisions of the grants. The Committee may interpret the 2006 Equity Incentive Plan and establish, amend, and rescind any rules related to the 2006 Equity Incentive Plan. The Committee may delegate to a committee of one or more directors the ability to grant awards and take other actions with respect to participants who are not executive officers, and may delegate administrative or ministerial functions under the 2006 Equity Incentive Plan to an officer or officers. The Committee has delegated authority to a committee consisting of the CEO (who is also a director) to grant awards to non-executive employees within limits and a budget pre-approved by the Committee.

Claw-Back Provision for Executive Officers

For any participant who is determined by the Board to be an “executive officer,” if the Committee determines that the participant engaged in an act of embezzlement, fraud, or breach of fiduciary duty during the participant’s employment that contributed to an obligation to restate Intel’s financial statements, the participant may be required to repay the option proceeds and/or restricted stock proceeds resulting from any sale or other disposition of shares issued or issuable upon exercise of a stock option or SAR, or upon vesting of restricted stock or an RSU, if the sale or disposition was effected during the 12-month period following the first public issuance or filing with the SEC of the financial statements required to be restated. The term “option proceeds” means, with respect to any sale or other disposition of shares issued or issuable upon exercise of a stock option or SAR, an amount determined appropriate by the Committee to reflect the effect of the restatement on Intel’s financial statements, up to the amount equal to the number of shares sold or disposed of multiplied by the difference between the market value per share of Intel’s common stock at the time of such sale or disposition and the exercise price. The term “restricted stock proceeds” means, with respect to any sale or other disposition of shares issued or issuable upon vesting of restricted stock or an RSU, an amount determined appropriate by the Committee to reflect the effect of the restatement on Intel’s financial statements, up to the amount equal to the market value per share of Intel’s common stock at the time of such sale or other disposition multiplied by the number of shares or units sold or disposed of.

Amendments Requiring Stockholder Approval

The Board may terminate, amend, or suspend the 2006 Equity Incentive Plan, provided that no action is taken by the Board (except those described in “Adjustments”) without stockholder approval to:

•	increase the number of shares that may be issued under the 2006 Equity Incentive Plan

•	permit granting of stock options at less than the market value

•	permit the repricing of outstanding stock options

•	amend the maximum shares set forth that may be granted as stock options, SARs, restricted stock, or RSUs to any participant or in total

•	extend the term of the 2006 Equity Incentive Plan

•	change the class of persons eligible to participate in the 2006 Equity Incentive Plan

•	otherwise implement any amendment required to be approved by stockholders under NASDAQ rules

Adjustments

In the event of a stock dividend, recapitalization, stock split, combination of shares, extraordinary dividend of cash or assets, reorganization, or exchange of our common stock, or any similar equity restructuring transaction (as that term is used in SFAS No. 123(R)) affecting our common stock, the Committee will equitably adjust the number and kind of shares available for grant under the 2006 Equity Incentive Plan, and subject to the various limitations set forth in the 2006 Equity Incentive Plan, the number and kind of shares subject to outstanding awards under the 2006 Equity Incentive Plan, and the exercise or settlement price of outstanding stock options and of other awards.

The impact of a merger or other reorganization of Intel on outstanding stock options, SARs, restricted stock, and RSUs granted under the 2006 Equity Incentive Plan will be specified in the agreement related to the merger or reorganization, subject to the limitations and restrictions set forth in the 2006 Equity Incentive Plan. Such agreement may provide for, among other things, assumption of outstanding awards, accelerated vesting, or accelerated expiration of outstanding awards, or settlement of outstanding awards in cash.

U.S. Tax Consequences

The federal tax rules applicable to the 2006 Equity Incentive Plan under the tax code are summarized below. This summary omits the tax laws of any municipality, state, or foreign country in which a participant resides. Stock option grants under the 2006 Equity Incentive Plan may be intended to qualify as incentive stock options under Section 422 of the tax code or may be non-qualified stock options governed by Section 83 of the tax code. Generally, no federal income tax is payable by a participant upon the grant of a stock option, and a deduction is not taken by the company. Under current tax laws, if a participant exercises a non-qualified stock option, he or she will have taxable income equal to the difference between the market price of the common stock on the exercise date and the stock option grant price. We will be entitled to a corresponding deduction on our income tax return. A participant will not have any taxable income upon exercising an incentive stock option after the applicable holding periods have been satisfied (except that the alternative minimum tax may apply), and we will not receive a deduction when an incentive stock option is exercised. The treatment for a participant of a disposition of shares acquired through the exercise of an option depends on how long the shares were held and on whether the shares were acquired by exercising an incentive stock option or a non-qualified stock option. We may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable holding periods have been satisfied.

Restricted stock is also governed by Section 83 of the tax code. Generally, no taxes are due when the award is initially made, but the award becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (it becomes vested or transferable). Income tax is paid on the value of the stock or units at ordinary rates when the restrictions lapse, and then at capital gain rates when the shares are sold.

The American Jobs Creation Act of 2004 added Section 409A to the tax code, generally effective January 1, 2005. The IRS has issued proposed regulations that, in part, give employers until the end of 2007 to effect Section 409A implementation in almost all circumstances. Section 409A covers most programs that defer the receipt of compensation to a succeeding year. It provides rules for elections to defer (if any) and for timing of payouts. There are significant penalties placed on the individual employee for failure to comply with Section 409A. However, it does not affect our ability to deduct deferred compensation.

Section 409A applies to RSUs, performance units, and performance shares. Grants under such plans will continue to be taxed at vesting but will be subject to new limits on plan terms governing when vesting may occur. If grants under such plans do not allow employees to elect further deferral on vesting or on distribution, under the proposed regulations no negative impact should attach to the grants. However, further guidance from the IRS is expected and could change the way such plans must be governed.

Section 409A does not apply to incentive stock options, non-qualified stock options (that are not discounted), and restricted stock, provided that there is no deferral of income beyond the vesting date. Section 409A also does not cover

SARs if the SARs are issued by a public company on its traded stock, the exercise price is not less than the fair market value of the underlying stock on the date of grant, the rights are settled in such stock, and there are not any features that defer the recognition of income beyond the exercise date.

As described above, awards granted under the 2006 Equity Incentive Plan may qualify as “performance-based compensation” under Section 162(m) of the tax code. To qualify, options and other awards must be granted under the 2006 Equity Incentive Plan by a committee consisting solely of two or more “outside directors” (as defined under Section 162 regulations) and satisfy the 2006 Equity Incentive Plan’s limit on the total number of shares that may be awarded to any one participant during any calendar year. In addition, for awards other than options and stock-settled SARs to qualify, the grant, issuance, vesting, or retention of the award must be contingent upon satisfying one or more of the performance criteria set forth in the 2006 Equity Incentive Plan, as established and certified by a committee consisting solely of two or more “outside directors.”

For a discussion of our executive compensation philosophy, see the “Compensation Discussion and Analysis” section of the proxy statement.

Recommendation of the Board

The Board of Directors recommends that you vote “FOR” the amendment and extension of the 2006 Equity Incentive Plan.

PROPOSAL 4: APPROVAL OF THE 2007 EXECUTIVE OFFICER INCENTIVE PLAN

The 2007 Executive Officer Incentive Plan is a cash-based, pay-for-performance incentive program intended to motivate and reward our executive officers for their contributions to Intel’s performance.

Our current Executive Officer Incentive Plan was established in 1994 and last amended and approved by stockholders in 2005. The current plan has a formula that resulted in higher maximum incentive payments than were actually paid in recent years. The current plan allows the Board’s Compensation Committee to reduce payments from the amounts calculated by the plan formula, and this has been the Committee’s practice. Due to Intel’s egalitarian philosophy with regard to compensation, the Committee has been reducing the incentive payments to executive officers by using the multiplier that would have been calculated under the formula used with Intel’s broad-based cash incentive plan.

For the past year, the Committee and management have been reviewing both the executive officer and broad-based annual cash incentive plans with the goal of creating a new and more useful formula that could be used in both plans. The result of this work is the 2007 Executive Officer Incentive Plan, with a new formula that has been significantly revised to make it more directly supportive of Intel’s goals for growth in profitability and operational performance. This formula has also been adopted for use in our broad-based cash incentive plan, effective this year. The new Executive Officer Incentive Plan formula is designed to reward performance in three main areas:

•	absolute financial performance relative to recent Intel results;

•	relative financial performance compared to that of Intel’s peer groups; and

•	operational performance based on achievement of goals central to Intel’s success.

The Board and the Committee, which consists solely of independent directors, believe that it is appropriate to submit the Executive Officer Incentive Plan for review and approval of the stockholders. The Board and the Committee recommend that our stockholders approve this plan. The principal features are outlined below and should be reviewed along with the full text of the Executive Officer Incentive Plan document in Exhibit B.

2007 Executive Officer Incentive Plan Formula

If the 2007 Executive Officer Incentive Plan is approved by stockholders, the formula for determining plan payments will be based on three equally weighted components:

•	Intel’s current-year net income relative to the previous three years’ net income, plus

•	the ratio of Intel’s annual net income growth (plus 1) to the annual net income growth of two comparator groups (the S&P 100 and a group of technology peer companies, hereafter referred to as the “market”) (plus 1), plus

•	performance against operational goals as approved each year by the Committee.

The sum of the three components will determine the Executive Officer Incentive Plan multiplier. The annual incentive cash payment for each individual will be based on multiplying the plan multiplier by each executive officer’s incentive baseline amount and his or her individual performance adjustment.

Each component is anchored around a score of 1x or 100%. For example, with respect to the absolute financial component, if Intel’s most recent net income is higher than the average of the previous three years, the absolute financial component will be greater than 1x. Conversely, if Intel’s most recent net income is lower than the average of the last three years, the absolute financial component will be less than 1x. Similarly, for the relative financial component, if Intel’s net income grows at a faster rate than that of the market, the relative financial component will be greater than 1x. Conversely, if Intel’s net income grows at a slower rate than that of the market, the relative financial component will be less than 1x. By definition, each of the three components has a minimum score of zero.

Absolute Financial Component

To determine absolute financial performance, Intel’s current-year net income will be divided by Intel’s average net income over the previous three years. Due to historical volatility in earnings, the Committee decided to use a rolling three-year average in the denominator so that Intel does not over- or under-compensate executive officers based on volatility in earnings.

Intel’s net income may be adjusted based on qualifying criteria selected by the Committee in its sole discretion. Such criteria may include asset write-downs; acquisition-related charges; litigation, claim judgments, settlements, or tax settlements; the effects of changes in tax law, changes in accounting principles, or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; unrealized gains or losses on investments; gains or losses from discontinued operations; consolidated operating results attributable to acquisitions; and any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in our annual report to stockholders for the applicable year.

Relative Financial Component

To determine relative financial performance, the Committee will compare Intel’s annual net income growth relative to the market. The methodology used to calculate Intel’s net income for both absolute and relative financial performance will be the same. Intel’s net income and the market’s net income may be adjusted using the same criteria noted above in the paragraph regarding the absolute financial component.

To determine Intel’s performance relative to the market, Intel’s growth (plus 1) will be divided by the simple average of the annual net income growth for the S&P 100 and the technology peer companies (plus 1). While there is some overlap in the S&P 100 and several of the technology peer companies we have identified, this is done intentionally to provide slightly more weighting to our relative performance compared to other technology companies.

Operational Component

Each year, the Committee will approve operational goals and their respective success criteria for measuring operational performance. The operational goals will include any one or more of the following performance criteria, measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee:

Financial/Stock Performance:
     • revenue
     • operating income or net operating income
     • operating profit or net operating profit
     • operating margin or profit margin
     • earnings before interest, taxes, and
       amortization
     • income or net income
     • earnings per share
     • cash flow
     • return on equity
     • return on capital
     • return on assets or net assets
     • return on operating revenue
     • return on invested capital
     • total stockholder return
• stock price performance	Product Design/Development Roadmap:
     • new product innovation
     • product release schedules
     • product ship targets
     • product cost reduction through advanced technology
Cost/Productivity Improvements:
     • performance against cost and productivity goals
     • inventory/supply chain management initiatives
     • initiatives/projects related to improvements in
       infrastructure/support systems, including Human
       Resources, Information Technology, and Finance
     • effectiveness of investment strategies toward stated
       goals
Market Acceptance/Customer Satisfaction:
     • customer satisfaction
     • brand recognition/acceptance
     • market segment share

In addition to the goals above, the Committee may use other criteria that it determines are appropriate to measure the performance of a covered individual in carrying out his or her assigned duties and responsibilities, as defined within the first 90 days of the performance period.

Incentive Baseline

Each executive officer has an incentive baseline amount determined annually by the Committee, and that incentive baseline amount is multiplied at year-end under the plan formula.

Individual Performance Adjustment

The Committee reserves the right to apply subjective, discretionary criteria to determine the individual performance adjustment percentage. The Committee expects that the individual performance adjustment will range between 90% and 110%, with most individuals receiving 100%.

Payouts

Upon determining the result of multiplying the executive officer’s incentive baseline amount, plan multiplier, and individual performance adjustment, the Committee may reduce, but not increase, the result by applying additional discretionary criteria. The annual incentive cash payment under the Executive Officer Incentive Plan will be in lieu of any incentive payable under Intel’s broad-based variable cash incentive program. No executive officer will receive a payment under the plan in excess of $10 million for a performance period.

Over the past several years, the multiplier employed by the Committee for determining actual payments under the Executive Officer Incentive Plan has been in the 2x to 4x range, and the current expectation of the Committee is that the range will be similar under the 2007 Executive Officer Incentive Plan formula.

Eligibility

Payments under the plan may be made to executive officers and other officers of the company as the Committee determines in its sole discretion.

Claw-Back Provision

The 2007 Executive Officer Incentive Plan has a claw-back provision that is intended to make clear that Intel can recoup any excess amounts that were paid as a result of Intel’s net income having been overstated. If Intel’s financial statements are the subject of a restatement due to error or misconduct, Intel may seek reimbursement of excess incentive cash compensation paid under the 2007 Executive Officer Incentive Plan to all executive officers for the relevant performance periods.

U.S. Income Tax Consequences

In determining executive compensation, the Committee considers, among other factors, the possible tax consequences to Intel and to its executive officers. Section 162(m) of the tax code places a limit of $1 million on the amount of compensation that Intel may deduct in any one year with respect to its CEO and each of the next four most highly compensated executive officers. Certain compensation arrangements approved by stockholders are not subject to this deduction limit. Tax consequences, including tax deductibility by Intel, are subject to many factors (such as changes in the tax laws and regulations or interpretations thereof) that are beyond the control of either the Committee or the company. As a result, the Committee has not adopted a policy that all compensation paid must be tax-deductible and qualified under Section 162(m) of the tax code. The 2007 Executive Officer Incentive Plan as proposed does not meet the requirements for a performance-based plan, which would permit full deductibility under Section 162(m) of the tax code, and accordingly amounts payable under it may not be fully deductible by Intel.

Additional Features of the 2007 Executive Officer Incentive Plan

The principal features of the 2007 Executive Officer Incentive Plan are described above. Additional features are outlined below and should be reviewed along with the full text of the plan in Exhibit B.

•	Section 5. Payment of Incentive. Plan payments will be made in cash, and no payment will be paid to an executive officer unless he or she is an employee of Intel as of the last day of the performance period.

•	Section 6. Amendment and Termination. Intel reserves the right to amend or terminate this plan at any time by action of the Board or the Committee with respect to future services of covered individuals.

•	Section 10. Non-exclusivity of Plan. The adoption of the plan by the Board and submission of the plan to stockholders for approval do not create any limitation on the power of the Committee or the Board to adopt other cash or equity-based compensation programs.

•	Section 11. Employment at Will. The Executive Officer Incentive Plan, the selection of a person as being eligible, the payment of any plan payment to any individual, or any action by the company or the Committee will not give any person a right to continued employment.

•	Section 12. No Vested Interest or Right. At no time before the actual payment of a plan payment to any individual or other person will any individual or other person accrue any vested interest or right whatsoever under the plan, and Intel has no obligation to treat individuals identically under the Executive Officer Incentive Plan.

As a matter of good corporate governance, we are asking our stockholders to approve the 2007 Executive Officer Incentive Plan for payments to be made for calendar years 2007 through 2011. We believe that this is in the best interests of the company and our stockholders.

If our stockholders do not approve the 2007 Executive Officer Incentive Plan, we will not make any payments under this plan for the 2007 performance year, but will instead use our broad-based incentive plan to determine incentive bonus payments to executive officers.

Recommendation of the Board

The Board of Directors recommends that you vote “FOR” approval of the Intel Corporation 2007 Executive Officer Incentive Plan.

PROPOSAL 5: STOCKHOLDER PROPOSAL REQUESTING LIMITATION ON EXECUTIVE COMPENSATION

Robert D. Morse, of 212 Highland Avenue, Moorestown, NJ 08057-2717, owner of $2,000 or more of Intel common stock, proposes the following resolution:

The remuneration to any of the top five persons named in Management be limited to $500,000 per year, plus any nominal perks. This program is to be applied after any existing programs now in force for options, bonuses, SARs, etc., have been completed, and severance contracts should be discontinued, as they are also a part of remuneration programs.

This proposal does not affect any other personnel in the company and their remuneration programs.

Supporting Statement

The limit of one half million dollars in remuneration is far above that needed to enjoy an elegant life-style.

Throughout Corporate history, only a few persons whom have created a corporation now remain in Management. Some descendents have inherited top positions, while most have attained them through recommendations, ability, or influence, not necessarily providing increased earnings for a company. Earnings come from the product or services, its public acceptance, advertising and a dedicated workforce.

Management provides most nominates for Directors, and in turn, Directors re-elect management and reward them, in some cases many times in excess value of services provided. These funds might better be applied to the shareowners.

Thank you, and please vote “YES” for this Proposal. It is for YOUR benefit!

Board of Directors’ Response

After careful consideration, we believe that the proposal is not in the best interests of Intel or its stockholders, and therefore recommend a vote against it. The Board is against limiting executive remuneration to $500,000 because this limit is arbitrarily low in relation to the jobs to be filled and would severely restrict Intel’s ability to attract, motivate, and retain senior executives.

The Board understands that investors have concerns over excessive executive compensation, perquisites, and severance packages. However, we believe that our current compensation programs are fair and reasonable for all employees, including executive officers. The Compensation Committee, which is composed solely of independent directors, determines the compensation paid to Intel’s executive officers and the equity and employee benefit plans and programs in which they participate. Intel’s pay packages are tied to individual performance, vary with Intel’s performance in achieving financial and non-financial objectives, and reward executives for improving the financial and stock performance of the company. It is also important to note that:

•	Intel does not provide perquisites, and

•	Intel has not entered into employment contracts or severance agreements with its executives.

The Compensation Committee reviews the performance of our executive officers in achieving our goals and objectives to ensure that they are reasonably and effectively compensated in a manner consistent with our strategy and performance. For more information on Intel’s compensation programs and how executive compensation is determined at Intel, see the following sections of this proxy statement: “Compensation Discussion and Analysis,” “Executive Compensation,” “Proposal 3: Approval of Amendment and Extension of the 2006 Equity Incentive Plan,” and “Proposal 4: Approval of the 2007 Executive Officer Incentive Plan.”

Recommendation of the Board

The Board of Directors recommends that you vote “AGAINST” this proposal requesting a limitation on executive compensation.

ADDITIONAL MEETING INFORMATION

Meeting Proposals. There are no other matters that the Board intends to present, or has reason to believe others will present, at the annual meeting. If other matters are properly presented for voting at the annual meeting, the persons named as proxies will vote in accordance with their best judgment on such matters.

Proxy Solicitation. We will bear the expense of soliciting proxies, and we have retained D. F. King & Co., Inc. to solicit proxies for a fee of $16,000 plus a reasonable amount to cover expenses. Our directors, officers, and other employees, without additional compensation, may also solicit proxies personally or in writing, by telephone, e-mail, or otherwise. We are required to request that brokers and nominees who hold stock in their names furnish our proxy material to the beneficial owners of the stock, and we must reimburse these brokers and nominees for the expenses of doing so in accordance with statutory fee schedules. We currently estimate that this reimbursement will cost us more than $4 million. The actual amount will depend on variables such as the number of proxy materials, the number of stockholders receiving electronic delivery, and postage cost. See “Electronic Delivery of Our Stockholder Communications” for information on how you can help us reduce printing and processing costs.

Inspector of Elections. Computershare Investor Services, LLC has been engaged as our independent inspector of elections to tabulate stockholder votes for the 2007 annual meeting.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, among others, to file with the SEC and NASDAQ an initial report of ownership of our stock on Form 3 and reports of changes in ownership on Form 4 or Form 5. Persons subject to Section 16 are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. Under SEC rules, some forms of indirect ownership and ownership of company stock by family members are covered by these reporting requirements. As a matter of practice, our administrative staff assists our executive officers and directors in preparing initial ownership reports and reporting ownership changes, and typically files these reports on their behalf. Based solely on a review of the copies of such forms in our possession, and on written representations from reporting persons, we believe that during fiscal 2006 all of our executive officers and directors filed the required reports on a timely basis under Section 16(a) with the exception of Ambassador Barshefsky, who filed one late Form 4 related to a contribution to the Deferral Plan for Outside Directors, and Patrick P. Gelsinger, our Senior Vice President and General Manager, Digital Enterprise Group, who filed two late Form 5s related to several gifts of shares in 2006 and 2005.

2008 Stockholder Proposals or Nominations. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, some stockholder proposals may be eligible for inclusion in our 2008 proxy statement. These stockholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), to our principal executive offices, in care of our Corporate Secretary. Failure to deliver a proposal by one of these means may result in it not being deemed timely received. We must receive all submissions no later than November 27, 2007. We strongly encourage any stockholder interested in submitting a proposal to contact our Corporate Secretary in advance of this deadline to discuss the proposal, and stockholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement. The Corporate Governance and Nominating Committee reviews all stockholder proposals and makes recommendations to the Board for action on such proposals. For information on recommending individuals for consideration as nominees, see the “Corporate Governance” section of this proxy statement.

Alternatively, under our Bylaws, if a stockholder does not want to submit a proposal for the 2008 annual meeting for inclusion in our proxy statement under Rule 14a-8, or intends to nominate a person as a candidate for election to the Board directly (rather than through our Corporate Governance and Nominating Committee), the stockholder may submit the proposal or nomination between November 28, 2007 and February 12, 2008. If the date of the 2008 annual meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 30 days from the anniversary of the 2007 annual meeting (a situation that we do not anticipate), the stockholder must submit any such proposal or nomination no later than the close of business on the later of the 60th day before the 2008 annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The stockholder’s submission must be made by a registered stockholder on his or her behalf or on behalf of the beneficial owner of the shares, and must include information specified in our Bylaws concerning the proposal or nominee, as the case may be, and information as to the stockholder’s ownership of our stock. We will not entertain any proposals or nominations at the annual meeting that do not meet these requirements. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination. The Bylaws are posted on our Web site at www.intc.com/docs/bylaws.pdf. To make a submission or to request a copy of our Bylaws, stockholders should contact our Corporate Secretary. We strongly encourage stockholders to seek advice from knowledgeable counsel before submitting a proposal or a nomination.

Financial Statements. Our financial statements for the year ended December 30, 2006 are included in our 2006 Annual Report to Stockholders, which we are sending to our stockholders at the same time as this proxy statement. Our annual report and this proxy statement are also posted on the Internet at www.intel.com/intel/annualreports. If you have not received or had access to the annual report, please call our Investor Relations department at (408) 765-1480, and we will send a copy to you.

COMMUNICATING WITH US

From time to time, we receive inquiries from stockholders asking how they can communicate with us. If you would like to receive information about us, you can visit our main Internet site at www.intel.com, which contains product and marketing information and job listings. Our Investor Relations site at www.intc.com contains press releases, earnings releases, financial information, stock quotes, corporate governance information, and links to our SEC filings. To have information such as our latest Form 10-Q or annual report mailed to you, contact our transfer agent, Computershare Investor Services, LLC, by e-mail through their Web site at www.computershare.com/contactus or call (800) 298-0146 (within the U.S. and Canada) or (312) 360-5123 (outside the U.S. and Canada).

If you would like to contact us, call our Investor Relations department at (408) 765-1480, or send correspondence to Intel Corporation, Attn: Investor Relations, M/S RN5-24, 2200 Mission College Blvd., Santa Clara, California 95054-1549. If you would like to communicate with our Board of Directors, see the procedures described in “Communications from Stockholders to the Board” under the heading “Corporate Governance.”

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

We are sending only one copy of our annual report and proxy statement to stockholders who share the same last name and address unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and processing costs as well as natural resources.

If you received a householded mailing this year and you would like to have additional copies of our annual report and/or proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to our Corporate Secretary, or call our Investor Relations department at (408) 765-1480. We will promptly send additional copies of the annual report and/or proxy statement upon receipt of such request. You may also contact us if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future.

Unfortunately, householding for bank and brokerage accounts is limited to accounts within the same bank or brokerage firm. For example, if you and your spouse share the same last name and address, and you and your spouse each have two accounts containing Intel stock at two different brokerage firms, your household will receive two copies of our annual meeting materials—one from each brokerage firm. To reduce the number of duplicate sets of annual meeting materials that your household receives, you may want to enroll some or all of your accounts in our electronic delivery program. See “Electronic Delivery of Our Stockholder Communications.”

By Order of the Board of Directors

Cary I. Klafter
Corporate Secretary

Santa Clara, California
March 27, 2007

Intel, Intel logo, Intel Viiv, and Itanium are trademarks or registered trademarks of Intel Corporation or its subsidiaries in the United States and other countries.
*Other names and brands may be claimed as the property of others.

EXHIBIT A
INTEL CORPORATION

2006 EQUITY INCENTIVE PLAN

AS AMENDED AND RESTATED EFFECTIVE MAY 16, 2007

1.	PURPOSE

The purpose of this Intel Corporation 2006 Equity Incentive Plan (the “Plan”) is to advance the interests of Intel Corporation, a Delaware corporation, and its Subsidiaries (hereinafter collectively “Intel” or the “Corporation”), by stimulating the efforts of employees who are selected to be participants on behalf of Intel, aligning the long-term interests of participants with those of stockholders, heightening the desire of participants to continue in working toward and contributing to the success of Intel, assisting Intel in competing effectively with other enterprises for the services of new employees necessary for the continued improvement of operations, and to attract, motivate and retain the best available individuals for service to the Corporation. This Plan permits the grant of stock options, stock appreciation rights, restricted stock and restricted stock units, each of which shall be subject to such conditions based upon continued employment, passage of time or satisfaction of performance criteria as shall be specified pursuant to the Plan.

2.	DEFINITIONS

(a) “Award” means a stock option, stock appreciation right, restricted stock or restricted stock unit granted to a Participant pursuant to the Plan.

(b) “Board of Directors” means the Board of Directors of the Corporation.

(c) “Code” shall mean the Internal Revenue Code of 1986, as such is amended from time to time, and any reference to a section of the Code shall include any successor provision of the Code.

(d) “Committee” shall mean the committee appointed by the Board of Directors from among its members to administer the Plan pursuant to Section 3.

(e) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and any reference to a section of the Exchange Act shall include any successor provision of the Exchange Act.

(f) “Outside Director” shall mean a member of the Board of Directors who is not otherwise an employee of the Corporation.

(g) “Participants” shall mean those individuals to whom Awards have been granted from time to time and any authorized transferee of such individuals.

(h) “Performance Award” means an Award the grant, issuance, retention, vesting and/or settlement of which is subject to satisfaction of one or more of the Qualifying Performance Criteria specified in Section 10(b).

(i) “Plan” means this Intel Corporation 2006 Equity Incentive Plan.

(j) “Share” shall mean a share of common stock, $.001 par value, of the Corporation or the number and kind of shares of stock or other securities which shall be substituted or adjusted for such shares as provided in Section 11.

(k) “Subsidiary” means any corporation or entity in which Intel Corporation owns or controls, directly or indirectly, fifty percent (50%) or more of the voting power or economic interests of such corporation or entity.

3.	ADMINISTRATION

(a) Composition of Committee. This Plan shall be administered by the Committee. The Committee shall consist of two or more Outside Directors who shall be appointed by the Board of Directors. The Board of Directors shall fill vacancies on the Committee and may from time to time remove or add members of the Committee. The Board of Directors, in its sole discretion, may exercise any authority of the Committee under this Plan in lieu of the Committee’s exercise thereof, and in such instances references herein to the Committee shall refer to the Board of Directors.

(b) Delegation and Administration. The Committee may delegate to one or more separate committees (any such committee a “Subcommittee”) composed of one or more directors of the Corporation (who may but need not be members of the Committee) the ability to grant Awards and take the other actions described in Section 3(c) with respect to Participants who are not executive officers, and such actions shall be treated for all purposes as if taken by the Committee. The Committee may delegate to a Subcommittee of one or more officers of the Corporation the ability to grant Awards and take the other actions described in Section 3(c) with respect to Participants (other than any such officers themselves) who are not directors or executive officers, provided however that the resolution so authorizing such officer(s) shall specify the total number of rights or options such Subcommittee may so award, and such actions shall be treated for all purposes as if taken by the Committee. Any action by any such Subcommittee within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee, and references in this Plan to the Committee shall include any such Subcommittee. The Committee may delegate the administration of the Plan to an officer or officers of the Corporation, and such administrator(s) may have the authority to execute and distribute agreements or other documents evidencing or relating to Awards granted by the Committee under this Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Awards, to process or oversee the issuance of Shares upon the exercise, vesting and/or settlement of an Award, to interpret the terms of Awards and to take such other actions as the Committee may specify. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and references in this Plan to the Committee shall include any such administrator, provided that the actions and interpretations of any such administrator shall be subject to review and approval, disapproval or modification by the Committee.

(c) Powers of the Committee. Subject to the express provisions and limitations set forth in this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

(i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein;

(ii) to determine which persons are eligible to be Participants, to which of such persons, if any, Awards shall be granted hereunder and the timing of any such Awards, and to grant Awards;

(iii) to grant Awards to Participants and determine the terms and conditions thereof, including the number of Shares subject to Awards and the exercise or purchase price of such Shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events, or other factors;

(iv) to establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award;

(v) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical);

(vi) to determine whether, and the extent to which, adjustments are required pursuant to Section 11;

(vii) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Corporation; and

(viii) to make all other determinations deemed necessary or advisable for the administration of this Plan.

(d) Effect of Change in Status. The Committee shall have the discretion to determine the effect upon an Award and upon an individual’s status as an employee under the Plan (including whether a Participant shall be deemed to have experienced a termination of employment or other change in status) and upon the vesting, expiration or forfeiture of an Award in the case of (i) any individual who is employed by an entity that ceases to be a Subsidiary of the Corporation, (ii) any leave of absence approved by the Corporation or a Subsidiary, (iii) any transfer between locations of employment with the Corporation or a Subsidiary or between the Corporation and any Subsidiary or between any Subsidiaries, (iv) any change in the Participant’s status from an employee to a consultant or member of the Board of Directors, or vice versa, and (v) at the request of the Corporation or a Subsidiary, any employee who becomes employed by any partnership, joint venture, corporation or other entity not meeting the requirements of a Subsidiary.

(e) Determinations of the Committee. All decisions, determinations and interpretations by the Committee regarding this Plan shall be final and binding on all Participants or other persons claiming rights under the Plan or any Award. The Committee shall consider such factors as it deems relevant to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any director, officer or employee of the Corporation and such attorneys, consultants and accountants as it may select. A Participant or other holder of an Award may contest a decision or action by the Committee with respect to such person or Award only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Committee’s decision or action was arbitrary or capricious or was unlawful.

4.	PARTICIPANTS

Awards under the Plan may be granted to any person who is an employee or Outside Director of the Corporation. Outside Directors may be granted Awards only pursuant to Section 9 of the Plan. The status of the Chairman of the Board of Directors as an employee or Outside Director shall be determined by the Committee. Any person designated by the Corporation as an independent contractor shall not be treated as an employee and shall not be eligible for Awards under the Plan.

5.	EFFECTIVE DATE AND EXPIRATION OF PLAN

(a) Effective Date. This Plan was approved by the Board of Directors on February 23, 2006 and became effective on May 17, 2006.

(b) Expiration Date. The Plan shall remain available for the grant of Awards until June 30, 2010 2008 or such earlier date as the Board of Directors may determine. The expiration of the Committee’s authority to grant Awards under the Plan will not affect the operation of the terms of the Plan or the Corporation’s and Participants’ rights and obligations with respect to Awards granted on or prior to the expiration date of the Plan.

6.	SHARES SUBJECT TO THE PLAN

(a) Aggregate Limits. Subject to adjustment as provided in Section 11, the aggregate number of Shares authorized for issuance as Awards under the Plan is 294,000,000 ~~175,000,000~~, of which no more than an aggregate of 168,000,000 ~~80,000,000~~ Shares may be issued as restricted stock or restricted stock units and no more than an aggregate of 7,000,000 Shares shall be available for issuance as stock options under any program providing for stock option grants that vest in full in five or more years and that have a maximum term of ten years. The Shares subject to the Plan may be either Shares reacquired by the Corporation, including Shares purchased in the open market, or authorized but unissued Shares. Any Shares subject to an Award which for any reason expires or terminates unexercised or is not earned in full may again be made subject to an Award under the Plan. The following Shares may not again be made available for issuance as Awards under the Plan: (i) Shares not issued or delivered as a result of the net settlement of an outstanding Stock Appreciation Right, (ii) Shares used to pay the exercise price or withholding taxes related to an outstanding Award, or (iii) Shares repurchased on the open market with the proceeds of the option exercise price.

(b) Tax Code Limits. The aggregate number of Shares subject to stock options or stock appreciation rights granted under this Plan during any calendar year to any one Participant shall not exceed 3,000,000. The aggregate number of Shares subject to restricted stock or restricted stock unit Awards granted under this Plan during any calendar year to any one Participant shall not exceed 2,000,000. Notwithstanding anything to the contrary in this Plan, the foregoing limitations shall be subject to adjustment under Section 11, but only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. The aggregate number of Shares issued pursuant to incentive stock options granted under the Plan shall not exceed 294,000,000~~175,000,000~~, which limitation shall be subject to adjustment under Section 11 only to the extent that such adjustment is consistent with adjustments permitted of a plan authorizing incentive stock options under Section 422 of the Code.

7.	PLAN AWARDS

(a) Award Types. The Committee, on behalf of the Corporation, is authorized under this Plan to grant, award and enter into the following arrangements or benefits under the Plan provided that their terms and conditions are not inconsistent with the provisions of the Plan: stock options, stock appreciation rights, restricted stock and restricted stock units. Such arrangements and benefits are sometimes referred to herein as “Awards.” The Committee, in its discretion, may determine that any Award granted hereunder shall be a Performance Award.

(i) Stock Options. A “Stock Option” is a right to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in or determined pursuant to the document(s) evidencing the Award (the “Option Agreement”). The Committee may grant Stock Options intended to be eligible to qualify as incentive stock options (“ISOs”) pursuant to Section 422 of the Code and Stock Options that are not intended to qualify as ISOs (“Non-qualified Stock Options”), as it, in its sole discretion, shall determine.

(ii) Stock Appreciation Rights. A “Stock Appreciation Right” or “SAR” is a right to receive, in cash or stock (as determined by the Committee), value with respect to a specific number of Shares equal to or otherwise based on the excess of (i) the market value of a Share at the time of exercise over (ii) the exercise price of the right, subject to such terms and conditions as are expressed in the document(s) evidencing the Award (the “SAR Agreement”).

(iii) Restricted Stock. A “Restricted Stock” Award is an award of Shares, the grant, issuance, retention and/or vesting of which is subject to such conditions as are expressed in the document(s) evidencing the Award (the “Restricted Stock Agreement”).

(iv) Restricted Stock Unit. A “Restricted Stock Unit” Award is an award of a right to receive, in cash or stock (as determined by the Committee) the market value of one Share, the grant, issuance, retention and/or vesting of which is subject to such conditions as are expressed in the document(s) evidencing the Award (the “Restricted Stock Unit Agreement”).

(b) Grants of Awards. An Award may consist of one of the foregoing arrangements or benefits or two or more of them in tandem or in the alternative.

8.	EMPLOYEE PARTICIPANT AWARDS

(a) Grant, Terms and Conditions of Stock Options and SARs

The Committee may grant Stock Options or SARs at any time and from time to time prior to the expiration of the Plan to eligible employee Participants selected by the Committee. No Participant shall have any rights as a stockholder with respect to any Shares subject to Stock Options or SARs hereunder until said Shares have been issued. Each Stock Option or SAR shall be evidenced only by such agreements, notices and/or terms or conditions documented in such form (including by electronic communications) as may be approved by the Committee. Each Stock Option grant will expressly identify the Stock Option as an ISO or as a Non-qualified Stock Option. Stock Options or SARs granted pursuant to the Plan need not be identical but each must contain or be subject to the following terms and conditions:

(i) Price. The purchase price (also referred to as the exercise price) under each Stock Option or SAR granted hereunder shall be established by the Committee. The purchase price per Share shall not be less than 100% of the market value of a Share on the date of grant. For purposes of the Plan, “market value” shall mean the average of the high and low sales prices of the Corporation’s common stock. The exercise price of a Stock Option shall be paid in cash or in such other form if and to the extent permitted by the Committee, including without limitation by delivery of already owned Shares, withholding (either actually or by attestation) of Shares otherwise issuable under such Stock Option and/or by payment under a broker-assisted sale and remittance program acceptable to the Committee.

(ii) No Repricing. Other than in connection with a change in the Corporation’s capitalization (as described in Section 11 of the Plan), the exercise price of a Stock Option or SAR may not be reduced without stockholder approval.

(iii) No Reload Grants. Stock Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of Shares to the Corporation in payment of the exercise price and/or tax withholding obligation under any other employee stock option.

(iv) Duration, Exercise and Termination of Stock Options and SARs. Each Stock Option or SAR shall be exercisable at such time and in such installments during the period prior to the expiration of the Stock Option or SAR as determined by the Committee. The Committee shall have the right to make the timing of the ability to exercise any Stock Option or SAR subject to continued employment, the passage of time and/or such performance requirements as deemed appropriate by the Committee. At any time after the grant of a Stock Option, the Committee may reduce or eliminate any restrictions on the Participant’s right to exercise all or part of the Stock Option, except that no Stock Option shall first become exercisable within one (1) year from its date of grant, other than upon the death, disability or retirement of the person to whom the Stock Option was granted, in each case as specified in the Option Agreement.

Each Stock Option or SAR that vests in full in less than five (5) years (standard grants) must expire within a period of not more than seven (7) years from the grant date and each Stock Option or SAR that vests in full in five (5) or more years (long-term retention grants) must expire within a period of not more than ten (10) years from the grant date. In each case, the Option Agreement or SAR Agreement may provide for expiration prior to the end of the stated term of the Award in the event of the termination of employment or service of the Participant to whom it was granted.

(v) Suspension or Termination of Stock Options and SARs. If at any time (including after a notice of exercise has been delivered) the Committee, including any Subcommittee or administrator authorized pursuant to Section 3(b) (any such person, an “Authorized Officer”), reasonably believes that a Participant, other than an Outside Director, has committed an act of misconduct as described in this Section, the Authorized Officer may suspend the Participant’s right to exercise any Stock Option or SAR pending a determination of whether an act of misconduct has been committed. If the Committee or an Authorized Officer determines a Participant, other than an Outside

Director, has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to Intel, breach of fiduciary duty or deliberate disregard of Corporation rules resulting in loss, damage or injury to the Corporation, or if a Participant makes an unauthorized disclosure of any Corporation trade secret or confidential information, engages in any conduct constituting unfair competition, induces any customer to breach a contract with the Corporation or induces any principal for whom Intel acts as agent to terminate such agency relationship, neither the Participant nor his or her estate shall be entitled to exercise any Stock Option or SAR whatsoever. In addition, for any Participant who is designated an “executive officer” by the Board of Directors, if the Committee determines that the Participant engaged in an act of embezzlement, fraud or breach of fiduciary duty during the Participant’s employment that contributed to an obligation to restate the Corporation’s financial statements (“Contributing Misconduct”), the Participant shall be required to repay to the Corporation, in cash and upon demand, the Option Proceeds (as defined below) resulting from the sale or other disposition (including to the Corporation) of Shares issued or issuable upon exercise of a Stock Option or SAR if the sale or disposition was effected during the twelve-month period following the first public issuance or filing with the SEC of the financial statements required to be restated. The term “Option Proceeds” means, with respect to any sale or other disposition (including to the Corporation) of Shares issued or issuable upon exercise of a Stock Option or SAR, an amount determined appropriate by the Committee to reflect the effect of the restatement on the Corporation’s stock price, up to the amount equal to the number of Shares sold or disposed of multiplied by the difference between the market value per Share at the time of such sale or disposition and the exercise price. The return of Option Proceeds is in addition to and separate from any other relief available to the Corporation due to the executive officer’s Contributing Misconduct. Any determination by the Committee or an Authorized Officer with respect to the foregoing shall be final, conclusive and binding on all interested parties. For any Participant who is an ~~“~~executive officer ~~for purposes of Section 16 of the Exchange Act”,~~ the determination of the Committee or of the Authorized Officer shall be subject to the approval of the Board of Directors.

(vi) Conditions and Restrictions Upon Securities Subject to Stock Options or SARs. Subject to the express provisions of the Plan, the Committee may provide that the Shares issued upon exercise of a Stock Option or SAR shall be subject to such further conditions or agreements as the Committee in its discretion may specify prior to the exercise of such Stock Option or SAR, including, without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions. The obligation to make payments with respect to SARs may be satisfied through cash payments or the delivery of Shares, or a combination thereof as the Committee shall determine. The Committee may establish rules for the deferred delivery of Common Stock upon exercise of a Stock Option or SAR with the deferral evidenced by use of Restricted Stock Units equal in number to the number of Shares whose delivery is so deferred.

(vii) Other Terms and Conditions. Stock Options and SARs may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Committee shall deem appropriate.

(viii) ISOs. Stock Options intending to qualify as ISOs may only be granted to employees of the Corporation within the meaning of the Code, as determined by the Committee. No ISO shall be granted to any person if immediately after the grant of such Award, such person would own stock, including stock subject to outstanding Awards held by him or her under the Plan or any other plan established by the Corporation, amounting to more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Corporation. To the extent that the Option Agreement specifies that a Stock Option is intended to be treated as an ISO, the Stock Option is intended to qualify to the greatest extent possible as an “incentive stock option” within the meaning of Section 422 of the Code, and shall be so construed; provided, however, that any such designation shall not be interpreted as a representation, guarantee or other undertaking on the part of the Corporation that the Stock Option is or will be determined to qualify as an ISO. If and to the extent that any Shares are issued under a portion of any Stock Option that exceeds the $100,000 limitation of Section 422 of the Code, such Shares shall not be treated as issued under an ISO notwithstanding any designation otherwise. Certain decisions, amendments, interpretations and actions by the Committee and certain actions by a Participant may cause a Stock Option to cease to qualify as an ISO pursuant to the Code and by accepting a Stock Option the Participant agrees in advance to such disqualifying action.

(b) Grant, Terms and Conditions of Restricted Stock and Restricted Stock Units

The Committee may grant Restricted Stock or Restricted Stock Units at any time and from time to time prior to the expiration of the Plan to eligible employee Participants selected by the Committee. A Participant shall have rights as a stockholder with respect to any Shares subject to a Restricted Stock Award hereunder only to the extent specified in this Plan or the Restricted Stock Agreement evidencing such Award. Awards of Restricted Stock or Restricted Stock Units shall be evidenced only by such agreements, notices and/or terms or conditions documented in such form (including by electronic communications) as may be approved by the Committee. Awards of Restricted Stock or Restricted Stock Units

granted pursuant to the Plan need not be identical but each must contain or be subject to the following terms and conditions:

(i) Terms and Conditions. Each Restricted Stock Agreement and each Restricted Stock Unit Agreement shall contain provisions regarding (a) the number of Shares subject to such Award or a formula for determining such, (b) the purchase price of the Shares, if any, and the means of payment for the Shares, (c) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (d) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares as may be determined from time to time by the Committee, (e) restrictions on the transferability of the Shares and (f) such further terms and conditions as may be determined from time to time by the Committee, in each case not inconsistent with this Plan.

(ii) Sale Price. Subject to the requirements of applicable law, the Committee shall determine the price, if any, at which Shares of Restricted Stock or Restricted Stock Units shall be sold or awarded to a Participant, which may vary from time to time and among Participants and which may be below the market value of such Shares at the date of grant or issuance.

(iii) Share Vesting. The grant, issuance, retention and/or vesting of Shares under Restricted Stock or Restricted Stock Unit Awards shall be at such time and in such installments as determined by the Committee or under criteria established by the Committee. The Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain and/or vesting of Shares under Restricted Stock or Restricted Stock Unit Awards subject to continued employment, passage of time and/or such performance criteria and level of achievement versus these criteria as deemed appropriate by the Committee, which criteria may be based on financial performance and/or personal performance evaluations. Up to 100,000 Shares shall be available for issuance to employee Participants as Awards having no minimum vesting period. No condition that is based on performance criteria and level of achievement versus such criteria shall be based on performance over a period of less than one year, and no condition that is based upon continued employment or the passage of time shall provide for vesting in full of a Restricted Stock or Restricted Stock Unit Award in less than pro rata installments over three years from the date the Award is made, other than with respect to such Awards that are issued upon exercise or settlement of Stock Options or SARs or upon the death, disability or retirement of the Participant, in each case as specified in the agreement evidencing such Award. Notwithstanding anything to the contrary herein, the performance criteria for any Restricted Stock or Restricted Stock Unit that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Restricted Stock Award is granted.

(iv) Termination of Employment. The Restricted Stock or Restricted Stock Unit Agreement may provide for the forfeiture or cancellation of the Restricted Stock or Restricted Stock Unit Award, in whole or in part, in the event of the termination of employment or service of the Participant to whom it was granted.

(v) Restricted Stock Units. Except to the extent this Plan or the Committee specifies otherwise, Restricted Stock Units represent an unfunded and unsecured obligation of the Corporation and do not confer any of the rights of a stockholder until Shares are issued thereunder. Settlement of Restricted Stock Units upon expiration of the deferral or vesting period shall be made in Shares or otherwise as determined by the Committee. Dividends or dividend equivalent rights shall be payable in cash or in additional shares with respect to Restricted Stock Units only to the extent specifically provided for by the Committee. Until a Restricted Stock Unit is settled, the number of Shares represented by a Restricted Stock Unit shall be subject to adjustment pursuant to Section 11. Any Restricted Stock Units that are settled after the Participant’s death shall be distributed to the Participant’s designated beneficiary(ies) or, if none was designated, the Participant’s estate.

(vi) Suspension or Termination of Restricted Stock Options and Restricted Stock Units. If at any time the Committee, including any Subcommittee or administrator authorized pursuant to Section 3(b) (any such person, an “Authorized Officer”), reasonably believes that a Participant, other than an Outside Director, has committed an act of misconduct as described in this Section, the Authorized Officer may suspend the vesting of Shares under the Participant’s Restricted Stock or Restricted Stock Unit Awards pending a determination of whether an act of misconduct has been committed. If the Committee or an Authorized Officer determines a Participant, other than an Outside Director, has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to Intel, breach of fiduciary duty or deliberate disregard of Corporation rules resulting in loss, damage or injury to the Corporation, or if a Participant makes an unauthorized disclosure of any Corporation trade secret or confidential information, engages in any conduct constituting unfair competition, induces any customer to breach a contract with the Corporation or induces any principal for whom Intel acts as agent to terminate such agency relationship, the Participant’s Restricted Stock or Restricted Stock Unit Agreement shall be forfeited and cancelled. In addition, for any Participant who is designated as an “executive officer” by the Board of Directors, if the Committee determines that the Participant engaged in an act of embezzlement, fraud or breach of fiduciary duty during the Participant’s employment that contributed to an obligation to restate the Corporation’s financial statements (“Contributing Misconduct”), the Participant shall be required to repay to the Corporation, in cash and upon demand, the Restricted Stock Proceeds (as defined below) resulting from any sale or other disposition (including to the Corporation) of Shares issuable or issued upon vesting of Restricted Stock or a Restricted Stock Unit if the sale or disposition was effected during the twelve-month period following the first public issuance or filing with the SEC of the financial statements required to be restated. The term “Restricted Stock Proceeds” means, with respect to any sale or other disposition (including to the Corporation) of Restricted Stock or a Restricted Stock Unit, an amount determined appropriate by the Committee to reflect the effect of the restatement on the Corporation’s stock price, up to the amount equal to the market value per Share at the time of such sale or other disposition multiplied by the number of shares or units sold or disposed of. The return of Restricted Stock Proceeds is in addition to and separate from any other relief available to the Corporation due to the executive officer’s Contributing Misconduct. Any determination by the Committee or an Authorized Officer with respect to the foregoing shall be final, conclusive and binding on all interested parties. For any Participant who is an ~~“~~executive officer ~~for purposes of Section 16 of the Exchange Act,~~ the determination of the Committee or of the Authorized Officer shall be subject to the approval of the Board of Directors.

9.	OUTSIDE DIRECTOR AWARDS

Each Outside Director may be granted Awards (each an “Outside Director Award”) each fiscal year for up to 30,000 Shares, as determined by the Board of Directors. Notwithstanding anything to the contrary in this Plan, the foregoing limitation shall be subject to adjustment under Section 11. The number of Shares subject to each Outside Director Award, or the formula pursuant to which such number shall be determined, the type or types of Awards included in the Outside Director Awards, the date of grant and the vesting, expiration and other terms applicable to such Outside Director Awards shall be specified from time to time by the Board of Directors, subject to the terms of this Plan, including the terms specified in Section 8. If the Board of Directors reasonably believes that an Outside Director has committed an act of misconduct as specified in Section 8(a)(v) or 8(b)(vi), the Board of Directors may suspend the Outside Director’s right to exercise any Stock Option or SAR and/or the vesting of any Restricted Stock or Restricted Stock Unit Award pending a determination of whether an act of misconduct has been committed. If the Board of Directors determines that an Outside Director has committed an act of misconduct, neither the Outside Director nor his or her estate shall be entitled to exercise any Stock Option or SAR whatsoever and shall forfeit any unvested Restricted Stock or Restricted Stock Unit Award.

10.	OTHER PROVISIONS APPLICABLE TO AWARDS

(a) Transferability. Unless the agreement or other document evidencing an Award (or an amendment thereto authorized by the Committee) expressly states that the Award is transferable as provided hereunder, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner, other than by will or the laws of descent and distribution. The Committee may grant an Award or amend an outstanding Award to provide that the Award is transferable or assignable (a) in the case of a transfer without the payment of any consideration, to any “family member” as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act of 1933, as such may be amended from time to time, and (b) in any transfer described in clause (ii) of Section 1(a)(5) of the General Instructions to Form S-8 under the 1933 Act as amended from time to time, provided that following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Participant to whom it was granted, as modified as the Committee shall determine appropriate, and as a condition to such transfer the transferee shall execute an agreement agreeing to be bound by such terms; provided further, that an ISO may be transferred or assigned only to the extent consistent with Section 422 of the Code. Any purported assignment, transfer or encumbrance that does not qualify under this Section 10(a) shall be void and unenforceable against the Corporation.

(b) Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Corporation as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (a) cash flow, (b) earnings per share, (c) earnings before interest, taxes and amortization, (d) return on equity, (e) total stockholder return, (f) share price performance, (g) return on capital, (h) return on assets or net assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin, (n) return on operating revenue, (o) return on invested capital, (p) market segment share, (q) product release schedules, (r) new product innovation, (s) product cost reduction through advanced technology, (t) brand recognition/acceptance, (u) product ship targets, or (v) customer satisfaction. The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Corporation’s annual report to stockholders for the applicable year. Notwithstanding satisfaction of any completion of any Qualifying Performance Criteria, to the extent specified at the time of grant of an Award, the number of Shares, Stock Options, SARs, Restricted Stock Units or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

(c) Dividends. Unless otherwise provided by the Committee, no adjustment shall be made in Shares issuable under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of Shares prior to their issuance under any Award. The Committee shall specify whether dividends or dividend equivalent amounts shall be paid to any Participant with respect to the Shares subject to any Award that have not vested or been issued or that are subject to any restrictions or conditions on the record date for dividends.

(d) Documents Evidencing Awards. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.

(e) Additional Restrictions on Awards. Either at the time an Award is granted or by subsequent action, the Committee may, but need not, impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any Shares issued under an Award, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant or Participants, and (c) restrictions as to the use of a specified brokerage firm for receipt, resales or other transfers of such Shares.

(f) Subsidiary Awards. In the case of a grant of an Award to any Participant employed by a Subsidiary, such grant may, if the Committee so directs, be implemented by Intel issuing any subject Shares to the Subsidiary, for such lawful consideration as the Committee may determine, upon the condition or understanding that the Subsidiary will transfer the Shares to the Participant in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Committee shall determine.

11.	ADJUSTMENT OF AND CHANGES IN THE COMMON STOCK

(a) The existence of outstanding Awards shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Corporation’s capital structure or its business, or any merger or consolidation of the Corporation or any issuance of Shares or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares or other securities of the Corporation or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Further, except as expressly provided herein or by the Committee, (i) the issuance by the Corporation of shares of stock or any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, (ii) the payment of a dividend in property other than Shares, or (iii) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to Stock Options or other Awards theretofore granted or the purchase price per Share, unless the Committee shall determine, in its sole discretion, that an adjustment is necessary or appropriate.

(b) If the outstanding Shares or other securities of the Corporation, or both, for which the Award is then exercisable or as to which the Award is to be settled shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, extraordinary dividend of cash and/or assets, recapitalization, reorganization or any similar equity restructuring transaction (as that term is used in Statement of Financial Accounting Standards No. 123 (revised) affecting the Shares or other securities of the Corporation, the Committee shall equitably adjust the number and kind of Shares or other securities that are subject to this Plan and to the limits under Section 6 and that are subject to any Awards theretofore granted, and the exercise or settlement prices of such Awards, so as to maintain the proportionate number of Shares or other securities subject to such Awards without changing the aggregate exercise or settlement price, if any.

(c) No right to purchase fractional Shares shall result from any adjustment in Stock Options or SARs pursuant to this Section 11. In case of any such adjustment, the Shares subject to the Stock Option or SAR shall be rounded down to the nearest whole share.

(d) Any other provision hereof to the contrary notwithstanding (except Section 11(a)), in the event Intel is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by Intel (if Intel is a surviving corporation), for accelerated vesting and accelerated expiration, or for settlement in cash.

12.	LISTING OR QUALIFICATION OF COMMON STOCK

In the event that the Committee determines in its discretion that the listing or qualification of the Shares available for issuance under the Plan on any securities exchange or quotation or trading system or under any applicable law or governmental regulation is necessary as a condition to the issuance of such Shares, a Stock Option or SAR may not be exercised in whole or in part and a Restricted Stock or Restricted Stock Unit Award shall not vest or be settled unless such listing, qualification, consent or approval has been unconditionally obtained.

13.	TERMINATION OR AMENDMENT OF THE PLAN

The Board of Directors may amend, alter or discontinue the Plan and the Board or the Committee may to the extent permitted by the Plan amend any agreement or other document evidencing an Award made under this Plan, provided, however, that the Corporation shall submit for stockholder approval any amendment (other than an amendment pursuant to the adjustment provisions of Section 11) required to be submitted for stockholder approval by NASDAQ or that otherwise would:

(a) Increase the maximum number of Shares for which Awards may be granted under this Plan;

(b) Reduce the price at which Stock Options may be granted below the price provided for in Section 8(a);

(c) Reduce the option price of outstanding Stock Options;

(d) Extend the term of this Plan;

(e) Change the class of persons eligible to be Participants; or

(f) Increase the limits in Section 6.

In addition, no such amendment or alteration shall be made which would impair the rights of any Participant, without such Participant’s consent, under any Award theretofore granted, provided that no such consent shall be required with respect to any amendment or alteration if the Committee determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Corporation, the Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated.

14.	WITHHOLDING

To the extent required by applicable federal, state, local or foreign law, the Committee may and/or a Participant shall make arrangements satisfactory to the Corporation for the satisfaction of any withholding tax obligations that arise with respect to any Stock Option, SAR, Restricted Stock or Restricted Stock Unit Award, or any sale of Shares. The

Corporation shall not be required to issue Shares or to recognize the disposition of such Shares until such obligations are satisfied. To the extent permitted or required by the Committee, these obligations may or shall be satisfied by having the Corporation withhold a portion of the Shares of stock that otherwise would be issued to a Participant under such Award or by tendering Shares previously acquired by the Participant.

15.	GENERAL PROVISIONS

(a) Employment At Will. Neither the Plan nor the grant of any Award nor any action by the Corporation, any Subsidiary or the Committee shall be held or construed to confer upon any person any right to be continued in the employ of the Corporation or a Subsidiary. The Corporation and each Subsidiary expressly reserve the right to discharge, without liability but subject to his or her rights under this Plan, any Participant whenever in the sole discretion of the Corporation or a Subsidiary, as the case may be, it may determine to do so.

(b) Governing Law. This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Any reference in this Plan or in the agreement or other document evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

(c) Unfunded Plan. Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Corporation shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Corporation or the Committee be deemed to be a trustee of stock or cash to be awarded under the Plan.

16.	NON-EXCLUSIVITY OF PLAN

Neither the adoption of this Plan by the Board of Directors nor the submission of this Plan to the shareholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board of Directors or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of stock options, stock appreciation rights, restricted stock or restricted stock units otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

17.	COMPLIANCE WITH OTHER LAWS AND REGULATIONS

This Plan, the grant and exercise of Awards thereunder, and the obligation of the Corporation to sell, issue or deliver Shares under such Awards, shall be subject to all applicable federal, state and local laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Corporation shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any federal, state or local law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. To the extent the Corporation is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Corporation’s counsel to be necessary or advisable for the lawful issuance and sale of any Shares hereunder, the Corporation shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. No Stock Option shall be exercisable and no Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Shares underlying such Stock Option is effective and current or the Corporation has determined that such registration is unnecessary.

18.	LIABILITY OF CORPORATION

The Corporation shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Corporation has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Corporation’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (b) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Stock Option or other Award granted hereunder.

EXHIBIT B

INTEL CORPORATION

2007 EXECUTIVE OFFICER INCENTIVE PLAN

EFFECTIVE AS OF JANUARY 1, 2007

1.	PURPOSE

The purpose of this 2007 Executive Officer Incentive Plan (the “Incentive Plan”) is to motivate and reward eligible employees by making a portion of their cash compensation (the “Incentive Plan Payments”) dependent on Intel Corporation (the “Company”) performance, and individual performance, as defined herein and determined by the Compensation Committee of the Board of Directors (the “Committee”).

2.	COVERED INDIVIDUALS

The individuals to whom Incentive Plan Payments may be made hereunder shall be the executive officers of the Company, and such other officers of the Company as the Committee shall determine in its sole discretion (the “Covered Individuals”).

3.	THE COMMITTEE

(a) The Committee shall have the sole discretion and authority to administer and interpret the Incentive Plan.

(b) Subject to the express provisions and limitations of this Incentive Plan, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of the Incentive Plan, including, without limitation, the following:

(i) To prescribe, amend and rescind rules and regulations relating to the Incentive Plan and to define terms not otherwise defined herein;

(ii) To designate Covered Individuals and to determine the Incentive Plan Payments, if any, to be made to such Covered Individuals;

(iii) To prescribe and amend the terms of any agreements or other documents under the Incentive Plan;

(iv) To determine whether, and the extent to which, adjustments are required pursuant to Section 4;

(v) To interpret and construe the Incentive Plan, any rules and regulations under the Incentive Plan, and the terms and conditions of any Incentive Plan Payment provided hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and

(vi) To make all other determinations deemed necessary or advisable for the administration of the Incentive Plan.

(c) All decisions, determinations and interpretations by the Committee regarding the Incentive Plan and Incentive Plan Payments shall be final and binding on all Covered Individuals. The Committee shall consider such factors as it deems relevant to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any director, officer or employee of the Company and such attorneys, consultants and accountants as it may select.

4.	AMOUNT OF INCENTIVE

(a) A Covered Individual’s Incentive Plan Payment shall be the product of (i) the Executive Officer Incentive Plan Multiplier, as described in paragraph (b) below, multiplied by (ii) the Covered Individual’s Incentive Baseline, as described in paragraph (e) below, multiplied by (iii) the Covered Individual’s Performance Adjustment, as described in paragraph (f) below, and subject to a Discretionary Reduction and Maximum Incentive Plan Payment as described in paragraph (g) below.

(b) Executive Officer Incentive Plan Multiplier. The Executive Officer Incentive Plan Multiplier shall be determined by adding the sum of (i), (ii) and (iii), where:

(i) is the Company’s net income for the performance period divided by the average of the Company’s net income from the previous three fiscal years;

(ii) is the Company’s net income growth for the performance period (plus 1), divided by the average of the net income growth of the Market (plus 1) (the “Market” is the S&P 100 and a group of technology peer companies, as determined by the Committee in its sole discretion with respect to each performance period); and

(iii) is the percentage of performance against operational goals, not to exceed 125%, (as determined by the Committee in its sole discretion with respect to each performance period).

(c) The Company’s net income and the Market’s net income may be adjusted based upon qualifying criteria selected by the Committee in its sole discretion. Such criteria may include, but are not limited to asset write-downs; acquisition-related charges; litigation, claim judgments, settlements or tax settlements; the effects of changes in tax law, changes in accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; unrealized gains or losses on investments; gains or losses from discontinued operations; consolidated operating results attributable to acquisitions; and any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the annual report to stockholders for the applicable year.

(d) The operational goals shall include any one or more of the following performance criteria, measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee: (i) product release schedules, (ii) new product innovation, (iii) product cost reduction through advanced technology, (iv) brand recognition/acceptance, (v) product ship targets, (vi) customer satisfaction, (vii) initiatives/projects related to improvements in infrastructure/ support systems, including Human Resources, Information Technology and Finance, (viii) performance against cost and productivity goals, (ix) effectiveness of investment strategies towards stated goals, (x) inventory/supply chain management initiatives, (xi) cash flow, (xii) earnings per share, (xiii) earnings before interest, taxes and amortization, (xiv) return on equity, (xv) total stockholder return, (xvi) share price performance, (xvii) return on capital, (xviii) return on assets or net assets, (xix) revenue, (xx) income or net income, (xxi) operating income or net operating income, (xxii) operating profit or net operating profit, (xxiii) operating margin or profit margin, (xxiv) return on operating revenue, (xxv) return on invested capital, (xxvi) market segment share, or (xxvii) such other criteria as the Committee may determine are appropriate to measure the performance of a Covered Individual in carrying out his or her assigned duties and responsibilities, as defined within the first 90 days of the performance period.

(e) Incentive Baseline. The incentive baseline amount for each covered individual shall be determined by the Committee in its sole discretion with respect to each performance period. A performance period shall be a single fiscal year of the Company unless otherwise determined by the Committee.

(f) Individual Performance Adjustment: The individual performance adjustment percentage can be between 90% and 110%. The Committee reserves the right to apply subjective, discretionary criteria to determine the individual performance adjustment percentage.

(g) Discretionary Reduction and Maximum Incentive Plan Payment. Upon determining the result of multiplying the Covered Individual’s Incentive Baseline, Executive Officer Incentive Plan Multiplier and Individual Performance Adjustment, the Committee may reduce, but not to increase, the result by applying additional discretionary criteria. The Incentive Plan Payment payable hereunder shall be paid in lieu of any incentive payable under the Company’s broad-based variable cash incentive program. No Covered Individual shall receive an Incentive Plan Payment for a performance period in excess of $10,000,000.

5.	PAYMENT OF INCENTIVE

(a) Incentive Plan Payments shall be made in cash, and no Incentive Plan Payment shall be paid to a Covered Individual unless he or she is an employee of the Company as of the last day of the performance period. The Committee may establish rules in its sole discretion regarding the Incentive Plan Payment which shall be made in the case of the retirement, death or disability of a Covered Individual prior to the end of a performance period, and the persons to whom such payments shall be made.

(b) If the Company’s financial statements are the subject of a restatement due to error or misconduct, to the extent permitted by governing law, in all appropriate cases, the Company will seek reimbursement of excess incentive cash compensation paid under the Incentive Plan to Covered Individuals for the relevant performance periods. For purposes of this Incentive Plan, excess incentive cash compensation means the positive difference, if any, between (i) the Incentive Plan Payment paid to the Covered Individual and (ii) the Incentive Plan Payment that would have been made to the Covered Individual, not including the effect of any adjustments under Sections 4 (f) and (g), had the multiplier been calculated based on the Company’s financial statements as restated. The Company will not be required to award Covered

Individuals an additional Incentive Plan Payment should the restated financial statements result in a higher Incentive Plan Payment.

6.	AMENDMENT AND TERMINATION

The Company reserves the right to amend or terminate this Incentive Plan at any time by action of the Board of Directors or the Committee with respect to future services of Covered Individuals.

7.	TAX WITHHOLDING

The Company shall have the right to make all payments or distributions pursuant to the Incentive Plan to any person, net of any applicable federal, state and local payroll or withholding taxes, or the applicable taxes of any foreign jurisdiction (collectively, “Taxes”), required to be paid or withheld. The Company shall have the right to withhold from wages or other amounts otherwise payable to such covered individual such Taxes as may be required by law, or if permitted by law, to otherwise require the covered individual to pay such Taxes. If such person shall fail to make such Tax payments as are required, the Company shall, to the extent permitted by law, have the right to deduct any such Taxes from any payment of any kind otherwise due to such covered individual or to take such other action as may be necessary to satisfy such Tax obligations.

8.	SEVERABILITY

If any provision of this Incentive Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Incentive Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit provided for under the Incentive Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Incentive Plan, and if the making of any payment in full or the provision of any other benefit provided for under the Incentive Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Incentive Plan.

9.	NON-ASSIGNABILITY

Unless the Committee expressly provides otherwise in writing, no Covered Individual nor any other person may sell, assign, convey, gift, pledge or otherwise hypothecate or alienate any Incentive Plan Payment.

10.	NON-EXCLUSIVITY OF THE INCENTIVE PLAN

The adoption of the Incentive Plan by the Board of Directors and submission of the Incentive Plan to stockholders for approval do not create any limitation on the power of the Committee or the Board of Directors to adopt other cash or equity-based compensation programs. Neither the adoption of the Incentive Plan by the Board of Directors nor the submission of the Incentive Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, cash or equity-based compensation arrangements, either tied to performance or otherwise, and any such other arrangements as may be either generally applicable or applicable only in specific cases.

11.	EMPLOYMENT AT WILL

Neither the Incentive Plan, the selection of a person as a Covered Individual, the payment of any Incentive Plan Payment to any Covered Individual, nor any action by the Company or the Committee shall be held or construed to confer upon any person any right to be continued in the employ of the Company. The Company expressly reserves the right to discharge any Covered Individual whenever in the sole discretion of the Company its interest may so require.

12.	NO VESTED INTEREST OR RIGHT

At no time before the actual payment of an Incentive Plan Payment to any Covered Individual or other person shall any Covered Individual or other person accrue any vested interest or right whatsoever under the Incentive Plan, and the Company has no obligation to treat Covered Individuals identically under the Incentive Plan.

13.	GOVERNING LAW

The Incentive Plan and any agreements and documents hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. The Committee may provide that any dispute concerning the Incentive Plan shall be presented and determined in such forum as the Committee may specify, including through binding arbitration.

14.	EFFECTIVE DATE

This Incentive Plan shall be effective as of January 1, 2007 subject to approval by vote of stockholders at the Company’s 2007 annual meeting.

. 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy — Intel Corporation Notice of 2007 Annual Meeting of Stockholders May 16, 2007, 8:30 a.m. Pacific Time Santa Clara Convention Center 5001 Great America Parkway, Santa Clara, California Proxy Solicited by Board of Directors for Annual Meeting — May 16, 2007 Craig R. Barrett, Paul S. Otellini, Cary I. Klafter, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Intel Corporation to be held on May 16, 2007 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR item 1 (Election of Directors), FOR item 2 (Ratification of Selection of Independent Registered Public Accounting Firm), FOR item 3 (Amendment and Extension of the 2006 Equity Incentive Plan), FOR item 4 (Approval of the 2007 Executive Officer Incentive Plan), and AGAINST item 5 (Stockholder Proposal Requesting Limitation on Executive Compensation). In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.)

. NNNNNNNNNNNN 000004 000000000.000000 ext 000000000.000000 ext MR A SAMPLE 000000000.000000 ext 000000000.000000 ext DESIGNATION (IF ANY) 000000000.000000 ext 000000000.000000 ext ADD 1 Electronic Voting Instructions ADD 2 ADD 3 You can vote by Internet or telephone! ADD 4 Available 24 hours a day, 7 days a week! ADD 5 Instead of mailing your proxy, you may choose one of the two voting ADD 6 methods outlined below to vote your proxy. NNNNNNNNN VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 16, 2007. Vote by Internet • Log on to the Internet and go to www.investorvote.com/intel • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. Using a black ink pen, mark your votes with an X as shown in X • Follow the instructions provided by the recorded message. this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 123456 C0123456789 12345 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2 — 4 and AGAINST Proposal 5. 1. Election of Directors For Against Abstain For Against Abstain For Against Abstain + 01 — Craig R. Barrett 05 — Reed E. Hundt 09 — Jane E. Shaw 02 — Charlene Barshefsky 06 - Paul S. Otellini 10- John L. Thornton 03 — Susan L. Decker 07 — James D. Plummer 11 — David B. Yoffie 04 — D. James Guzy 08 — David S. Pottruck For Against Abstain For Against Abstain 2. Ratification of selection of Ernst & Young LLP as our 4. Approval of the 2007 Executive Officer Incentive Plan independent registered public accounting firm for the current year 3. Amendment and Extension of the 2006 Equity Incentive Plan 5. Stockholder proposal requesting limitation on B executive compensation Non-Voting Items Change of Address — Please print your new address below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNN1 U P X 0 1 2 8 5 5 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + <STOCK#> 00P0MB